Exhibit 10.15

AMENDMENT NO. 2 TO

LOAN AND SERVICING AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SERVICING AGREEMENT (this “Amendment”) is made as of May 31, 2019, by and among:

(1) SSLP 2016-1, LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”);

(2) SOLAR CAPITAL LTD., a Maryland corporation, as servicer (together with its successors and assigns in such capacity, the “Servicer”);

(3) SOLAR CAPITAL LTD., a Maryland corporation, as transferor (in such capacity, the “Transferor”);

(4) EACH OF THE CONDUIT LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Conduit Lender” and collectively, the “Conduit Lenders”);

(5) EACH OF THE INSTITUTIONAL LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each an “Institutional Lender”, collectively, the “Institutional Lenders” and, together with the Conduit Lenders, the “Lenders”);

(6) EACH OF THE LENDER AGENTS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender Agent” and collectively, the “Lender Agents”);

(7) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lender Agents hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”), and as the Lender Agent for Wells Fargo Bank, National Association as an Institutional Lender (together with its successors and assigns in such capacity, the “WFBNA Agent”); and

(8) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “WFBNA”), as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”), as the account bank (together with its successors and assigns in such capacity, the “Account Bank”) and as the securities intermediary (together with its successors and assigns in such capacity, the “Securities Intermediary”).

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

R E C I T A L S

WHEREAS, the Borrower, the Servicer, the Transferor, the Administrative Agent, each of the Conduit Lenders from time to time party thereto, each of the Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Collateral Agent and the Collateral Custodian are parties to that certain Loan and Servicing Agreement dated as of June 30, 2016 (such agreement as amended, modified, supplemented, waived or restated from time to time, the “Agreement”); and

WHEREAS, Section 11.01 of the Agreement provides that the parties to the Agreement may amend, waive, supplement or otherwise modify any of the provisions of the Agreement under the circumstances and subject to the satisfaction of the conditions set forth therein.

NOW, THEREFORE, based upon the above Recitals, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Amendments to Agreement. As of the date of this Amendment, the Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Appendix A hereto.

SECTION 2. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. All references to the Agreement in the Transaction Documents shall be deemed to mean the Agreement as modified hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 3. Representations. Each of the Borrower and the Servicer hereby represents and warrants as of the date of this Amendment as follows:

(a) the representations and warranties contained in Section 4.01, 4.02 and 4.03 of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Agreement, or as otherwise specifically permitted by the Administrative Agent and Lender Agents;

(b) the execution, delivery and performance by it of this Amendment and the Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its limited liability company agreement, charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(c) this Amendment has been duly executed and delivered by it;

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(d) each of this Amendment and the Agreement as amended hereby constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity;

(e) it is not in default under the Agreement as amended hereby; and

(f) no Unmatured Event of Default or Event of Default has occurred and is continuing.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions:

(a) the delivery of executed signature pages by all parties hereto to the Administrative Agent;

(b) the Lender shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(c) the Lender shall have received the executed legal opinion of Latham & Watkins LLP, counsel to the Borrower, in form and substance acceptable to the Lender in its reasonable discretion;

(d) each of the Administrative Agent and the Lender shall have received all fees due and payable to such Person;

(e) the Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Servicer and the Borrower; and

(f) the Administrative Agent shall have received from the Borrower a copy of the resolutions of the Board of Directors (or other authorizing instruments, if applicable), in form and substance satisfactory to the Administrative Agent.

SECTION 5. Miscellaneous.

(a) Without in any way limiting any other obligation hereunder or under the Transaction Documents, the Borrower agrees to provide, from time to time, any additional documentation and to execute additional acknowledgements, amendments, instruments or other agreements as may be reasonably requested and required by the Administrative Agent to effectuate the foregoing.

(b) This Amendment may be executed in any number of counterparts (including by facsimile or in portable document format), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

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(c) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(d) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(e) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Agreement.

(f) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(g) This Amendment and the Agreement represent the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(h) The provisions of Sections 11.08 and 11.09 of the Agreement are each incorporated by reference herein mutatis mutandis.

(i) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE AGREEMENT.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SSLP 2016-1, LLC, as the Borrower

By:	/s/ Richard Peteka
Name: Richard Peteka
Title: Chief Financial Officer and Secretary

SOLAR CAPITAL LTD., as the Servicer

By:	/s/ Richard Peteka
Name: Richard Peteka
Title: Chief Financial Officer and Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Second Amendment to Agreement]

SOLAR CAPITAL LTD., as the Transferor

By:	/s/ Richard Peteka
Name: Richard Peteka
Title: Chief Financial Officer and Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Second Amendment to Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and the WFBNA Agent

By:	/s/ Steve Sebo
Name: Steve Sebo
Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Second Amendment to Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Institutional Lender

By:	/s/ Ben Love
Name: Ben Love
Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Second Amendment to Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent, Collateral Custodian, Securities Intermediary and Account Bank

By:	/s/ Alison Roth
Name: Alison Roth
Title: Vice President

[Signature Page to Second Amendment to Agreement]

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APPENDIX A

Loan and Servicing Agreement Amendments

Appendix A

EXECUTION VERSION

Conformed through the Second Amendment

Up to $200,000,000

LOAN AND SERVICING AGREEMENT

Dated as of June 30, 2016

among

SSLP 2016-1, LLC,

as the Borrower

SOLAR CAPITAL LTD.,

as the Transferor

SOLAR CAPITAL LTD.,

as the Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent

EACH OF THE CONDUIT LENDERS AND INSTITUTIONAL LENDERS FROM TIME TO

TIME PARTY HERETO,

as the Lenders

EACH OF THE LENDER AGENTS FROM TIME TO TIME PARTY HERETO,

as the Lender Agents

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Collateral Agent, Collateral Custodian and Account Bank

-i-

-ii-

-iii-

-iv-

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE III	Agreed-Upon Procedures For Independent Public Accountants or Other Third Parties
SCHEDULE IV	Loan Tape

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Joinder Supplement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	[Reserved]
EXHIBIT H	Form of Certificate of Closing Attorneys
EXHIBIT I	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT J	Form of Release of Required Loan Documents
EXHIBIT K	[Reserved]
EXHIBIT L	Form of Power of Attorney for Servicer
EXHIBIT M	Form of Power of Attorney for Borrower
EXHIBIT N	Form of Loan Asset Checklist
EXHIBIT O	Form of Notice of Lien Release Dividend
EXHIBIT P-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT P-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT P-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT P-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

ANNEXES

ANNEX A	Commitments

This LOAN AND SERVICING AGREEMENT is made as of June 30, 2016, among:

(1) SSLP 2016-1, LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2) SOLAR CAPITAL LTD., a Maryland corporation, as the Transferor (as defined herein);

(3) SOLAR CAPITAL LTD., a Maryland corporation, as the Servicer (as defined herein);

(4) EACH OF THE CONDUIT LENDERS FROM TIME TO TIME PARTY HERETO, as a Conduit Lender;

(5) EACH OF THE INSTITUTIONAL LENDERS FROM TIME TO TIME PARTY HERETO, as an Institutional Lender;

(6) EACH OF THE LENDER AGENTS FROM TIME TO TIME PARTY HERETO, as a Lender Agent;

(7) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”); and

(8) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“WFBNA”), not in its individual capacity but solely as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), not in its individual capacity but solely as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”) and not in its individual capacity but solely as the Account Bank (as defined herein).

PRELIMINARY STATEMENT

The Lenders have agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base. The proceeds of the Advances will be used to finance the Borrower’s origination of Eligible Loan Assets or purchase, on a “true sale” basis, of Eligible Loan Assets from (i) the Transferor, pursuant to the Purchase and Sale Agreement between the Borrower and the Transferor or (ii) other third parties, in each case, with the prior written approval of the Administrative Agent. Accordingly, the parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b) As used in this Agreement and the exhibits, schedules and annexes thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account Bank” means Wells Fargo Bank, National Association, in its capacity as the “Account Bank” pursuant to the Control Agreement.

“Account Bank Expenses” means the expenses set forth in the WFBNA Fee Letter that are payable to the Account Bank and any other accrued and unpaid expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts in each case payable by the Borrower to the Account Bank under the Transaction Documents.

“Account Bank Fees” means the fees set forth in the WFBNA Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.

“Accreted Interest” means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as interest as it accrues.

“Action” has the meaning assigned to that term in Section 8.03.

“Adjusted Borrowing Value” means for any Eligible Loan Asset, for any date of determination, an amount equal to the Assigned Value of such Eligible Loan Asset at such time multiplied by the Outstanding Balance of such Eligible Loan Asset at such time; provided that (A) the parties hereby agree that the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset shall be zero and (B) the aggregate Adjusted Borrowing Value with respect to all Eligible Loan Assets that are loans to a single Obligor and its Affiliates shall not exceed the greater of (i) 5% of the aggregate Outstanding Balance of all Eligible Loan Assets or (ii) $15,000,000; provided, however, solely with respect to any three Obligors, the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are loans to a single Obligor and its Affiliates may exceed $15,000,000 so long as (x) such Adjusted Borrowing Value does not exceed the greater of (i) 6.5% of the aggregate Outstanding Balance of all Eligible Loan Assets or (ii) $17,500,000. For the avoidance of doubt, companies owned by the same Financial Sponsor shall not be considered “Affiliates” for purposes of this definition of “Adjusted Borrowing Value”.

“Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lender Agents, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Advance” means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means, with respect to any Advance, the date on which such Advance is made.

“Advances Outstanding” means, at any time, the sum of the principal amounts of Advances loaned to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time, reduced by the aggregate Available Collections received and distributed as repayment of principal amounts of Advances outstanding pursuant to Section 2.04 at or prior to such time and any other amounts received by the Lenders to repay the principal amounts of Advances outstanding pursuant to Section 2.18 or otherwise at or prior to such time; provided that the principal amounts of Advances outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason.

“Affected Party” has the meaning assigned to that term in Section 2.10.

“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote 20% or more of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of determining whether any Loan Asset is an Eligible Loan Asset, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor; provided, further, that for purposes of Section 2.07(e), Section 5.01(n) and Section 5.03(i) of this Agreement, as well as Section 4.1(aa) and Section 5.2(h)(iv) of the Purchase and Sale Agreement, the term “Affiliate” shall not include any portfolio company of the Servicer or the Transferor, as applicable, that is not consolidated on the financial statements of the Servicer or the Transferor, as applicable.

“Agented Loan” means any Loan Asset originated as a part of a syndicated loan transaction that has one or more administrative, paying and/or collateral agents who receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility.

“Aggregate Unfunded Exposure Amount” means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Draw Loan Assets held by the Borrower on such date.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Servicer, the Transferor or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means the Applicable Laws in any jurisdiction in which the Borrower, the Servicer, the Transferor or any of their respective Subsidiaries is located or doing business that relates to money laundering or terrorism financing.

“Applicable Law” means for any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System and the Investment Advisers Act of 1940, as amended) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable LIBOR Rate” means, with respect to any Loan Asset, the definition of “LIBOR” or any comparable definition in the Loan Agreement for such Loan Asset.

“Applicable Percentage” means, (i) with respect to any First Lien Loan Asset, 67.5% and (ii) with respect to any First Lien Last-Out Loan Asset, 45.0%.

“Applicable Prime Rate” means with respect to any Loan Asset, the prime or base rate (or any comparable definition) applicable to such Loan Asset pursuant to the Loan Agreement for such Loan Asset.

“Applicable Spread” shall be 2.25% per annum; provided that, at any time after the occurrence and during the continuance of an Event of Default, the Applicable Spread shall be 4.25% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication and in accordance with GAAP of (a) the fair market value of the total assets of the BDC and its consolidated Subsidiaries as required by, and in accordance with, GAAP and Applicable Law and any orders of the Securities and Exchange Commission issued to the BDC, to be determined by the board of directors of the BDC and reviewed by its auditors, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of the BDC and its consolidated Subsidiaries, to (b) the aggregate amount of Indebtedness of the BDC and its consolidated Subsidiaries, in each case determined pursuant to Section 18 under the 1940 Act, as modified by Section 61 thereunder, and any orders of the Securities and Exchange Commission issued thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the Indebtedness of any Person.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Value” means, with respect to each Eligible Loan Asset, as of any date of determination, the lower of (i) the Purchase Price of such Eligible Loan Asset or (ii) the value (expressed as a percentage of the Outstanding Balance of such Eligible Loan Asset) of such Eligible Loan Asset as determined by the Administrative Agent in its sole discretion as of the Cut-Off Date of such Eligible Loan Asset, subject to the following terms:

(a) If a Value Adjustment Event of the type described in clauses (ii), (iii), (iv) or (vii) of the definition thereof with respect to such Eligible Loan Asset occurs, the Assigned Value of such Eligible Loan Asset will be zero.

(b) If a Value Adjustment Event of the type described in clauses (i), (v) or (vi) of the definition thereof with respect to such Eligible Loan Asset occurs, the “Assigned Value” may be amended by the Administrative Agent at any time upon each such occurrence of a Value Adjustment Event, in its sole discretion; provided that, solely with respect to the occurrence of a Value Adjustment Event of the type described in clause (i)(y) of the definition thereof, immediately after giving effect to any such Assigned Value decrease, the Assigned Value shall, to the extent applicable, be increased to the lower of (x) the original Assigned Value and (y) such value that would result in the Facility Attachment Ratio for such Loan Asset being lower than the “Minimum Facility Attachment Ratio” specified therefor in accordance with the grid below:

First Lien Loan Assets
Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 4.25x	2.90x
Greater than or equal to 4.25 and less than 5.00x	2.80x
Greater than or equal to 5.00 and less than 6.00x	2.70x
Greater than or equal to 6.00 and less than 7.00x	2.60x
Greater than or equal to 7.00 and less than 8.00x	2.40x
Greater than or equal to 8.00x	0.00x

First Lien Last-Out Loan Assets
Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 5.00x	Facility Attachment Ratio as of Cut-Off Date
Greater than or equal to 5.00 and less than 6.00x	Facility Attachment Ratio as of Cut-Off Date less 0.25x
Greater than or equal to 6.00 and less than 7.00x	Facility Attachment Ratio as of Cut-Off Date less 0.50x
Greater than or equal to 7.00x	0.00x

Designated Loan Assets
Total Net Leverage Ratio	Minimum Facility Attachment Ratio
Less than 6.00x	The lesser of (i) Facility Attachment Ratio as of Cut-Off Date and (ii) 2.00x
Greater than or equal to 6.00x	0.00x

(c) If the Net Senior Leverage Ratio or the Interest Coverage Ratio, as the case may be, of any Eligible Loan Asset for which the Assigned Value has been decreased due to a Value Adjustment Event, as described in clause (i) of the definition thereof, improves to a level such that no Value Adjustment Event would be required at the time of determination, then the Borrower may request in writing the revaluation from time to time, with respect to any Eligible Loan Asset subject to this clause (c), and upon such request the Administrative Agent shall revaluate the Assigned Value of such Loan Asset; provided that such Assigned Value may not increase above the Purchase Price of such Loan Asset as of the applicable Cut-Off Date.

(d) The Administrative Agent shall promptly notify the Servicer of any change effectuated by the Administrative Agent of the Assigned Value of any Loan Asset.

“Available Collections” means, all cash collections and other cash proceeds with respect to any Eligible Loan Asset, including, without limitation, all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, all cash proceeds or other funds received by the Borrower or the Servicer with respect to any Underlying Collateral (including from any guarantors), all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Controlled Accounts; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account which do not represent proceeds of Permitted Investments.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets under any Bankruptcy Laws, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii) such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under any Bankruptcy Laws or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, on any date, a fluctuating per annum interest rate equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.5%.

“BDC” means Solar Capital Ltd., a Maryland corporation that has elected to be regulated as a business development company under the 1940 Act.

“BDC Asset Coverage Event” has the meaning specified in Section 6.08(h).

“BDC Reporting Date” means any date on which the BDC publicly files its financial statements.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of:

(a) (i) the aggregate sum of the products of (A) the Applicable Percentage for each Eligible Loan Asset as of such date and (B) the Adjusted Borrowing Value of such Eligible Loan Asset as of such date, plus (ii) the amount on deposit in the Principal Collection Account as of such date plus (iii) the amount on deposit in the Unfunded Exposure Account minus the Unfunded Exposure Equity Amount; or

(b) (i) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets as of such date minus (ii) the Minimum Equity Amount, plus (iii) the amount on deposit in the Principal Collection Account as of such date plus (iv) the amount on deposit in the Unfunded Exposure Account minus the Unfunded Exposure Equity Amount; or

(c) the Maximum Facility Amount minus the Aggregate Unfunded Exposure Amount plus the lesser of (x) the Aggregate Unfunded Exposure Amount and (y) the amount on deposit in the Unfunded Exposure Account;

provided that, for the avoidance of doubt, any Loan Asset which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit B hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means, as of any date of determination, an amount equal to the positive difference, if any, of (a) Advances Outstanding on such date over (b) the Borrowing Base.

“Breakage Fee” means, for Advances which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs (other than lost profits), if any, related to such repayment, based upon the assumption that the Lender funded its loan commitment in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender Agent’s reasonable discretion and shall be conclusive absent manifest error.

“Business Day” means a day of the year other than (i) Saturday or a Sunday or (ii) any other day on which commercial banks in New York, New York, Charlotte, North Carolina, or the city in which the offices of the Collateral Agent are authorized or required by applicable law, regulation or executive order to close; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close but remain open, such day shall not be a “Business Day”.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” shall be deemed to have occurred if any of the following occur:

(a) the creation or imposition of any Lien (other than Permitted Liens) on any limited liability company membership interest in the Borrower;

(b) the failure by the Solar to own, directly or indirectly, 100% of the limited liability company membership interests in the Borrower;

(c) the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, Solar, other than as permitted pursuant to Section 5.04(a); or

(d) any change of control of the Servicer that takes the form of either a merger or consolidation that does not comply with the provisions of Section 5.04(a).

“Closing Date” means June 30, 2016.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Agent” has the meaning assigned to that term in the preamble hereto.

“Collateral Agent Expenses” means the expenses set forth in the WFBNA Fee Letter and any other accrued and unpaid expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts, in each case payable by the Borrower to the Collateral Agent under the Transaction Documents.

“Collateral Agent Fees” means the fees set forth in the WFBNA Fee Letter that are payable to the Collateral Agent, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.

“Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05.

“Collateral Custodian” means WFBNA, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement.

“Collateral Custodian Expenses” means the expenses set forth in the WFBNA Fee Letter that are payable to the Collateral Custodian and any other accrued and unpaid expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts in each case payable by the Borrower to the Collateral Custodian under the Transaction Documents.

“Collateral Custodian Fees” means the fees set forth in the WFBNA Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.

“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 12.05.

“Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in the property identified below in clauses (i) through (iv) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(ii) the Portfolio Assets with respect to the Loan Assets referred to in clause (i) above;

(iii) the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts; and

(iv) all income and Proceeds of the foregoing.

For the avoidance of doubt, the term “Collateral Portfolio” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Borrower from a third party in a transaction underwritten by the Transferor or any transaction in which the Borrower is the designee of the Transferor under the instruments of conveyance relating to the applicable Loan Asset.

“Collection Account” has the meaning assigned to that term in Section 6.04(f).

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all Yield and Fees and all other Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Commercial Paper Notes” means, any short-term promissory notes of any Conduit Lender issued by such Conduit Lender in the commercial paper market.

“Commitment” means, with respect to each Lender, (i) prior to the end of the Reinvestment Period or for purposes of Advances made pursuant to Section 2.02(f), the dollar amount set forth opposite such Lender’s name on Annex A hereto (as such amount may be revised from time to time in accordance with the terms hereof) or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable and (ii) on or after the Reinvestment Period (other than for purposes of Advances made pursuant to Section 2.02(f)), such Lender’s Pro Rata Share of the aggregate Advances Outstanding.

“Conduit Lender” means each commercial paper conduit as may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 2.21.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Control Agreement” means that certain Account Control Agreement, dated the date of this Agreement, among the Borrower, the Servicer, the Account Bank, the Administrative Agent and the Collateral Agent, which agreement relates to the Collection Account and the Unfunded Exposure Account, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is Pledged hereunder.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Defaulted Loan Asset” means a Loan Asset which has become subject to a Value Adjustment Event of the type described in clauses (ii), (iii), (iv) or (vii) in the definition thereof. If the Value Adjustment Event which gave rise to a Defaulted Loan Asset is cured, waived or no longer in existence, the Borrower may submit such Loan Asset for review by the Administrative Agent (in its sole discretion) for the purpose of re-classifying such Loan Asset as a Loan Asset which is no longer a Defaulted Loan Asset.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates but which, once all such installments have been made, does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that upon the making of each installment, such portion shall no longer be deemed to be a “Delayed Draw Loan Asset” for purposes of this Agreement.

“Designated Loan Asset” means any Loan Asset that the Administrative Agent, in its sole discretion, has designated as a “Designated Loan Asset” on the related Approval Notice.

“Determination Date” means the last day of each calendar month.

“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Account in accordance with Section 2.20, as applicable.

“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States.

“EBITDA” means, with respect to any period and any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Loan Agreement for each such Loan Asset (together with all add-backs and exclusions as designated in such Loan Agreement), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Loan Agreement, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes and unallocated depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), and any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

“Eligibility Criteria” means, collectively, all of the following criteria with respect to any Loan Asset (other than any individual clause listed below that the Administrative Agent in its sole discretion has, prior to the applicable Cut-Off Date, waived in writing with respect to such Loan Asset, which waiver shall solely be for the specific fact or circumstance that existed at the time of such waiver):

(i) As of the related Cut-Off Date, each such Loan Asset is a First Lien Loan Asset or a First Lien Last-Out Loan Asset.

(ii) With respect to each such Loan Asset, the Primary Obligor is organized under the laws of the United States or any state thereof.

(iii) Each such Loan Asset is denominated in Dollars.

(iv) As of the related Cut-Off Date, no such Loan Asset is Margin Stock.

(v) The acquisition of such Loan Asset would not cause the Borrower or the assets constituting the Collateral Portfolio to be required to be registered as an investment company under the 1940 Act, as amended.

(vi) No such Loan Asset is a financing by a debtor-in-possession in any Bankruptcy Proceeding.

(vii) No such Loan Asset is principally secured by real estate.

(viii) Each such Loan Asset constitutes a legal, valid, binding and enforceable obligation of the Obligor thereunder and each guarantor thereof, enforceable against each such Person in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations.

(ix) Each such Loan Asset is in the form of, and is treated as, indebtedness for United States federal income tax purposes.

(x) As of the related Cut-Off Date, each such Loan Asset is not in payment default.

(xi) As of the related Cut-Off Date, the acquisition of each such Loan Asset by the Borrower, and the Pledge of each such Loan Asset, has been approved by the Administrative Agent in its sole discretion.

(xii) The Obligor with respect to each such Loan Asset is not an Affiliate of the Servicer or the Transferor with respect to such Loan Asset.

(xiii) The acquisition of any such Loan Asset by the Borrower or the Pledge thereof will not (a) violate in any material respect any Applicable Law or (b) cause the Administrative Agent, the Lenders or the Lender Agents to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction over the Administrative Agent, the Lenders or the Lender Agents.

(xiv) Pursuant to the Loan Agreement with respect to such Loan Asset, either (a) such Loan Asset is freely assignable to the Borrower and able to be Pledged to the Collateral Agent, on behalf of the Secured Parties, without the consent of the Obligor or (b) all consents necessary for assignment of such Loan Asset to the Borrower and Pledge to the Collateral Agent for the benefit of the Secured Parties have been obtained.

(xv) The funding obligations for each such Loan Asset and the Loan Agreement under which such Loan Asset was created have been fully satisfied and all sums available thereunder have been fully advanced, or if such Loan Asset is a Delayed Draw Loan Asset, either (a) the Borrower shall have or have caused to be, at the time of the acquisition of such Loan Asset by the Borrower, deposited into the Unfunded Exposure Account an amount in Dollars equal to the Unfunded Exposure Equity Amount or (b) the Unfunded Exposure Equity Amount with respect to such Loan Asset shall not create a Borrowing Base Deficiency.

(xvi) (a) As of the related Cut-Off Date, no such Loan Asset is the subject of any assertions in respect of, any litigation on the part of any Person, right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor and (b) the Loan Agreements with respect to such Loan Asset contain provisions substantially to the effect that the payment obligations of the Obligor(s) thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense against the Transferor or other assignor, as applicable, and the assignees thereof and the Loan Agreements with respect to the Loan Asset provide for an affirmative waiver by the related Obligor of all rights of rescission, set-off and counterclaim against the Transferor and its assignees.

(xvii) With respect to each such Loan Asset acquired by the Borrower from the Transferor under the Purchase and Sale Agreement, by the Cut-Off Date on which such Loan Asset is Pledged under the Agreement and on each day thereafter on which the Borrower continues to own such Loan Asset, the Transferor will have caused its master computer records relating to such Loan Asset to be clearly and unambiguously marked to show that such Loan Asset has been sold to the Borrower.

(xviii) As of the related Cut-Off Date, no such Loan Asset has been repaid, prepaid, satisfied, in each case, in full or rescinded in part or in full.

(xix) No such Loan Asset has been sold, transferred, assigned or pledged by the Borrower to any Person other than the Collateral Agent for the benefit of the Secured Parties.

(xx) Such Loan Asset is not subject to withholding tax unless the Obligor thereon is required under the terms of the related Loan Agreement to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis. The transfer, assignment and conveyance of such Loan Asset (and the other Portfolio Assets related thereto) is not subject to and will not result in any tax, fee or governmental charge (other than income taxes) payable by the Borrower or any other Person to any federal, state or local government.

(xxi) To the knowledge of the Borrower and the Servicer, as of the Cut-Off Date, the Obligor with respect to such Loan Asset (and any guarantor of such Obligor’s obligations thereunder) had full legal capacity to execute and deliver the Loan Agreement which creates such Loan Asset and any other documents related thereto.

(xxii) As of the related Cut-Off Date, the Obligor of each such Loan Asset is not a Governmental Authority.

(xxiii) For each such Loan Asset acquired by the Borrower from the Transferor, (a) such Loan Asset was originated or sourced by the Transferor in the ordinary course of the Transferor’s business and, to the extent required by Applicable Law, the Transferor had all necessary licenses and permits to originate such Loan Asset in the State where the Obligor was located and (b) such Loan Asset was sold by the Transferor to the Borrower under the Purchase and Sale Agreement and, to the extent required by Applicable Law, the Borrower has all necessary licenses and permits to purchase and own such Loan Assets and enter into Loan Agreements pursuant to which each such Loan Asset was created, in the State where the Obligor is located.

(xxiv) As of the related Cut-Off Date, there are no proceedings pending or, to the Borrower’s knowledge, threatened (a) asserting insolvency of the Obligor of such Loan Asset or (b) wherein the Obligor of such Loan Asset, any other party or any Governmental Authority has alleged that such Loan Asset or the Loan Agreement which creates such Loan Asset is illegal or unenforceable.

(xxv) Each such Loan Asset requires the related Obligor to maintain the Underlying Collateral with respect to such Loan Asset in good repair and to maintain adequate insurance with respect to such related Underlying Collateral.

(xxvi) To the knowledge of the Borrower and the Servicer, the Underlying Collateral related to each such Loan Asset has not, and will not, be used by the related Obligor in any manner or for any purpose which would result in any material risk of material liability being imposed upon the Transferor, the Borrower or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or order related to or addressing the environment, health or safety.

(xxvii) Each such Loan Asset has an original term to maturity of not greater than seven years.

(xxviii) Each such Loan Asset does not contain confidentiality restrictions that would prohibit the Lenders, the Lender Agents or the Administrative Agent from accessing all necessary information (as required to be provided pursuant to the Transaction Documents) with regards to such Loan Asset.

(xxix) (a) Each Floating Rate Loan Asset has a current cash coupon of at least 3.00% and such coupon is payable at least quarterly. Each Fixed Rate Loan Asset has a current cash coupon of at least 7.00%.

(xxx) Each such Loan Asset (i) was originated or sourced and underwritten, or purchased and re-underwritten, by the Transferor or the Borrower (or the Servicer, on the Borrower’s behalf), including, without limitation, the completion of due diligence and, if applicable, a collateral assessment as the Transferor or the Servicer on the Borrower’s behalf considered necessary and (ii) is being serviced by the Servicer.

(xxxi) In accordance with Section 3.02, all of the Required Loan Documents and the Loan Asset Checklist, acceptable to the Administrative Agent and the Transferor, with respect to such Loan Asset have been, or will be, delivered to the Collateral Custodian within five Business Days of the applicable Cut-Off Date.

(xxxii) Each such Loan Asset is not an extension of credit to the Obligor for the purpose of (a) making any past due principal, interest or other payments due on such Loan Asset, (b) preventing such Loan Asset or any other loan to the related Obligor from becoming past due or (iii) preventing such Loan Asset from becoming a Defaulted Loan Asset.

(xxxiii) To the knowledge of the Borrower and the Servicer, the Obligor with respect to such Loan Asset, on the applicable date of determination, (a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (b) is a legal operating entity or holding company; (c) has not entered into the Loan Asset primarily for personal, family or household purposes; and (d) as of the related Cut-Off Date is not the subject of a Bankruptcy Event, and, as of the related Cut-Off Date, such Obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, in each case, as determined by the Servicer in its reasonable discretion unless approved in writing by the Administrative Agent.

(xxxiv) All information provided by the Borrower or the Servicer to the Administrative Agent in writing with respect to such Loan Asset is true and correct in all material respects as of the date such information is provided.

(xxxv) No Loan Asset is an Equity Security nor does any Loan Asset provide for the conversion into an Equity Security at any time on or after the date it is included as part of the Collateral Portfolio.

(xxxvi) As of the related Cut-Off Date, no selection procedures adverse to the interests of the Secured Parties were utilized by the Borrower in the selection of such Loan Asset.

(xxxvii) As of the related Cut-Off Date and immediately after giving effect to the acquisition of such Loan Asset, the Adjusted Borrowing Value with respect to all Eligible Loan Assets consisting of Fixed Rate Loan Assets will not exceed, in the aggregate, 5.0% of the Maximum Facility Amount.

(xxxviii) As of the related Cut-Off Date and immediately after giving effect to the acquisition of such Loan Asset, the Aggregate Unfunded Exposure Amount will not exceed, in the aggregate, 10.0% of the Maximum Facility Amount.

(xxxix) As of the related Cut-Off Date and immediately after giving effect to the acquisition of such Loan Asset, the Adjusted Borrowing Value with respect to all Eligible Loan Assets consisting of First Lien Last-Out Loan Assets will not exceed, in the aggregate, 10.0% of the Maximum Facility Amount.

(xl) Such Loan Asset is not a participation interest in all or a portion of a loan (for the avoidance of doubt, a syndication or co-lending interest which is not documented as a participation interest shall not be deemed a participation interest).

“Eligible Loan Asset” means, at any time, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 is true and correct in respect of such Loan Asset.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations (with the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equity Security” means (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan Asset, (ii) any security purchased as part of a “unit” with a Loan Asset and that itself is not eligible for purchase by the Borrower as a Loan Asset, and (iii) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as a Loan Asset but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as a Loan Asset, for so long as such obligation fails to satisfy such requirements.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means with respect to a Person (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as that Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Eurodollar Disruption Event” means the occurrence of any of the following: (a) Wells Fargo shall have notified the Administrative Agent of a determination by Wells Fargo, as Lender, or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, (b) Wells Fargo shall have notified the Administrative Agent of the inability, for any reason, of Wells Fargo or any of its respective assignees or participants to determine LIBOR, (c) Wells Fargo, as Lender, shall have notified the Administrative Agent of a determination by Wells Fargo, as Lender, or any of its respective assignees or participants that the rate at which deposits of Dollars are being offered to Wells Fargo or any of its respective assignees or participants in the London interbank market does not accurately reflect the cost to Wells Fargo or its assignee or participant of making, funding or maintaining any Advance or (d) Wells Fargo shall have notified the Administrative Agent of the inability of Wells Fargo or any of its respective assignees or participants to obtain Dollars in the London interbank market to make, fund or maintain any Advance.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.13(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Underlying Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under a Loan Agreement and (iii) any amount received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Obligation or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligation or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.11(i)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g) and (d) any withholding Taxes imposed under FATCA.

“Facility Attachment Ratio” means, with respect to any Eligible Loan Asset, as of any date of determination, an amount equal to (i) if such Eligible Loan Asset is a First Lien Loan Asset, the product of (a) the Net Senior Leverage Ratio, (b) the Applicable Percentage and (c) the Assigned Value, (ii) if such Eligible Loan Asset is a First Lien Last-Out Loan Asset, the sum of (a) the First Out Attachment Ratio and (b) the product of (I)(x) the Last Out Attachment Ratio less (y) the First Out Attachment Ratio, (II) the Applicable Percentage and (III) the Assigned Value, in each case, as of such date and (iii) if such Eligible Loan Asset is a Designated Loan Asset, the product of (I) the Net Senior Leverage Ratio, (II) the Applicable Percentage and (III) the Assigned Value.

“Facility Maturity Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the date of the declaration, or automatic occurrence, of the Facility Maturity Date pursuant to Section 7.01, (iii) the Collection Date and (iv) the occurrence of the termination of this Agreement pursuant to Section 2.18(b) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), the United States Treasury Regulations promulgated thereunder and official published guidance with respect thereto and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Fees” means (i) the Non-Usage Fee and (ii) the fees payable to each Lender or Lender Agent pursuant to the terms of any Lender Fee Letter.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last-Out Loan Asset” means a commercial loan that would constitute a First Lien Loan Asset but that, at any time prior to and/or after an event of default under the related Loan Agreement of such Eligible Loan Asset, will be paid after one or more tranches of First Lien Loan Assets issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments; provided that the Administrative Agent may, in its sole discretion, designate an Eligible Loan Asset that would otherwise constitute a First Lien Last-Out Loan Asset as a First Lien Loan Asset in the related Approval Notice.

“First Lien Loan Asset” means a commercial loan (a) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (b) that is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any State or agency), and (c) the Servicer determines in good faith that the value of the collateral securing the loan on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, for the avoidance of doubt, a First Lien Last-Out Loan Asset shall not constitute a First Lien Loan Asset unless the Administrative Agent, in its sole discretion, designates an Eligible Loan Asset that would otherwise constitute a First Lien Last-Out Loan Asset as a First Lien Loan Asset in the related Approval Notice.

“First Out Attachment Ratio” means, with respect to any Eligible Loan Asset, as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan Asset that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (excluding any First Lien Last-Out Loan Asset or other first lien last out Indebtedness within the capital structure).

“Fixed Rate Loan Asset” means an Eligible Loan Asset other than a Floating Rate Loan Asset.

“Floating Rate Loan Asset” means an Eligible Loan Asset under which the Loan Rate payable by the Obligor thereof is based on the Applicable Prime Rate or the Applicable LIBOR Rate, plus some specified interest percentage in addition thereto, and the Eligible Loan Asset provides that such Loan Rate will reset in accordance with customary terms immediately upon any change in the related Applicable Prime Rate or the Applicable LIBOR Rate.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Governmental Plan Entity” means a “governmental plan” within the meaning of Section 3(32) of ERISA or any other entity the assets of which are subject to state statutes regulating investments of and fiduciary obligations with respect to such governmental plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code.

“Hazardous Materials” means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Indebtedness” means:

(i) with respect to any Obligor under any Loan Asset, for the purposes of the definition of “Interest Coverage Ratio”, “Net Senior Leverage Ratio,” and “Total Net Leverage Ratio” the meaning of “Indebtedness” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Indebtedness” or such comparable definition is not defined in such Loan Agreement, without duplication, (a) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (d) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (f) all guarantees by such entity of indebtedness of others, (g) all Capital Lease Obligations of such entity, (h) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances; and

(ii) for all other purposes, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) of this clause (ii). The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the aggregate unpaid amount of the relevant obligations and (B) the fair market value (as determined by such Person in good faith) of the property subject to the relevant Lien.

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Party” has the meaning assigned to that term in Section 8.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnifying Party” has the meaning assigned to that term in Section 8.03.

“Independent Director” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Director, independent officer or other independent capacity of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Independent Director, independent officer or other independent capacity of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a person described in (i) or (ii), and (B) has, (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“IFRS” means the international financial reporting standards applicable to private enterprises in the applicable jurisdiction, which are applicable to the circumstances as of any day.

“Initial Advance” means the first Advance made pursuant to Article II.

“Institutional Lender” means (i) Wells Fargo and (ii) each financial institution other than a Conduit Lender which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 2.21.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral.

“Insurance Proceeds” means any amounts received by the Borrower on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation which is neither required to be used to restore, improve or repair the related property nor required to be paid to the Obligor under the Loan Agreement.

“Interest” means, with respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (exclusive of any PIK Interest) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Interest Collection Account” has the meaning assigned to that term in Section 6.04(f).

“Interest Collections” means, (i) with respect to any Loan Asset, all payments and collections attributable to interest on such Loan Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Loan Asset and (ii) amendment fees, late fees, waiver fees, prepayment fees or other amounts received in respect of Loan Assets.

“Interest Coverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Interest Coverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) EBITDA to (b) Interest.

“IRS” means the United States Internal Revenue Service.

“Joinder Supplement” means an agreement among the Borrower, a Lender, its Lender Agent and the Administrative Agent in the form of Exhibit D to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Last Out Attachment Ratio” means, with respect to any Eligible Loan Asset, as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan Asset that constitutes first lien senior secured Indebtedness that is (or by its terms could become) subordinate in right of payment to one or more tranches of first lien senior secured Indebtedness.

“Lender” means any Institutional Lender or Conduit Lender, and/or any other Person to whom an Institutional Lender or Conduit Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04.

“Lender Agent” means, with respect to (i) Wells Fargo, Wells Fargo; (ii) each Conduit Lender which may from time to time become party hereto, the Person designated as the “Lender Agent” with respect to such Conduit Lender in the applicable Joinder Supplement and (iii) each Institutional Lender which may from time to time become a party hereto, each shall be deemed to be its own Lender Agent, and, in each case, each of their respective successors and assigns.

“Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer, the applicable Lender and its related Lender Agent in connection with the transactions contemplated by this Agreement, as amended, modified, waived, supplemented, restated or replaced from time to time.

“LIBOR” means, for any day during the Remittance Period, with respect to any Advance (or portion thereof) (a) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, for such day; provided that, if such day is not a Business Day, the immediately preceding Business Day, for a three-month maturity; and (b) if no rate specified in clause (a) of this definition so appears on Reuters Screen LIBOR01 Page (or any successor or substitute page), the interest rate per annum at which dollar deposits of $5,000,000 and for a three-month maturity are offered by the principal London office of Wells Fargo in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day. Notwithstanding any other provision in this Agreement, for purposes of calculating the Yield Rate, “LIBOR” shall not at any time be deemed to be lower than 0%.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the authorized filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Lien Release Dividend” has the meaning assigned to that term in Section 2.07(g).

“Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day; provided that written notice is given in accordance with Section 2.07(g).

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Bank agrees to make purchases from or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity support for such Conduit Lender’s Advances hereunder.

“Liquidity Bank” means the Person or Persons who provide liquidity support to any Conduit Lender pursuant to a Liquidity Agreement in connection with the issuance by such Conduit Lender of Commercial Paper Notes.

“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Loan Asset” means any loan originated, sourced or acquired by the Borrower in the ordinary course of its business, which loan includes, without limitation, (i) the Required Loan Documents and Loan Asset File, and (ii) all right, title and interest of the Transferor and/or the Borrower, as applicable, in and to the loan and any Underlying Collateral, but excluding, as applicable, the Retained Interest and Excluded Amounts.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist in the form of Exhibit N delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all applicable Required Loan Documents.

“Loan Asset File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and electronic copies of any other Records relating to such Loan Assets and Portfolio Assets pertaining thereto.

“Loan Asset Register” has the meaning assigned to that term in Section 5.03(k).

“Loan Assignment” has the meaning set forth in the Purchase and Sale Agreement.

“Loan Rate” means for each Loan Asset in a Remittance Period, the current cash pay interest rate for such Loan Asset in such period, as specified in the related Loan Agreement.

“Loan Tape” means the current schedule of Loan Assets held by the Borrower, which shall set forth the information specified on Schedule IV.

“Make-Whole Premium” means, in the event that the Maximum Facility Amount is voluntarily reduced, in whole or in part, pursuant to Section 2.18(b) prior to the second anniversary of the Closing Date, an amount, payable pro rata to each Lender Agent (for the account of the applicable Lender), equal to, to the extent the Maximum Facility Amount is reduced prior to the first anniversary of the Second Amendment Effective Date, 1.00% of the amount by which the Maximum Facility Amount has been reduced; provided that the Make-Whole Premium shall be calculated without giving effect to the proviso in the definition of “Maximum Facility Amount”. For the avoidance of doubt, a Make-Whole Premium shall only be applicable in connection with a permanent reduction of the Maximum Facility Amount.

“Management Agreement” means the Investment Advisory and Management Agreement, dated as of March 6, 2007, between Solar Capital Ltd. and Solar Capital Partners, LLC.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the

Account Bank, the Administrative Agent, any Lender, any Lender Agent and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing an Eligible Loan Asset executed or effected on or after the Cut-Off Date for such Eligible Loan Asset (or, solely in the case of clause (d), a change to any loan that is senior to an Eligible Loan Asset) which:

(a) reduces or forgives any or all of the principal amount due under such Eligible Loan Asset;

(b) delays or extends the stated maturity date for such Eligible Loan Asset;

(c) waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset (other than any deferral or capitalization already allowed by the terms of the Loan Agreement of any PIK Loan Asset), or reduces amount of interest due with respect to such Eligible Loan Asset when the Interest Coverage Ratio is less than 150% (prior to giving effect to such reduction in interest expense);

(d) contractually or structurally subordinates such Eligible Loan Asset (other than, for the avoidance of doubt, in the case of a First Lien Last-Out Loan Asset, any loan which existed at the Cut-Off Date for such Eligible Loan Asset which is senior to such Eligible Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Collateral securing such Loan Asset or increases the commitment amount of any loan senior to such Loan Asset;

(e) substitutes, alters or releases the Underlying Collateral securing such Eligible Loan Asset and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan Asset; provided that the foregoing clause (e) shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds of such collateral; or

(f) amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Net Senior Leverage Ratio”, “Interest Coverage Ratio”, “Total Net Leverage Ratio” or “Permitted Liens” or any respective comparable definitions in the Loan Agreement for such Eligible Loan Asset or (ii) any term or provision of such Loan Agreement referenced in or utilized in the calculation of the “Net Senior Leverage Ratio”, “Interest Coverage Ratio”, “Total Net Leverage Ratio” or “Permitted Liens” or any respective comparable definitions for such Eligible Loan Asset, in either case in a manner that, in the commercially reasonable judgment of the Administrative Agent, is materially adverse to the Secured Parties.

“Maximum Facility Amount” means the aggregate Commitments as then in effect, which amount shall not exceed $200,000,000; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Minimum Equity Amount” means, as of any date of determination, an amount equal to the greater of (i) (a) if such date is prior to the first date on which the Adjusted Borrowing Value of all Eligible Loan Assets exceeds $175,000,000, $50,000,000 or (b) otherwise, $70,000,000 and (ii) the sum of the Adjusted Borrowing Value of the three largest Loan Assets in the facility.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

“Net Senior Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Net Senior Leverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Net Senior Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) all senior Indebtedness of the Primary Obligor with respect to such Loan Asset minus Unrestricted Cash to (b) EBITDA.

“Non-Usage Fee” has the meaning assigned to that term in Section 2.09.

“Non-Usage Fee Rate” has the meaning assigned to that term in Section 2.09.

“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreements either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan Asset or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan Asset and as to which the Borrower has not requested a promissory note from the related Obligor.

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent and each Lender Agent in the form attached hereto as Exhibit E.

“Notice of Exclusive Control” has the meaning given to such term in the Control Agreement.

“Notice of Lien Release Dividend” means a notice pursuant to Section 2.07(g), in the form attached hereto as Exhibit O.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding pursuant to Section 2.18, in the form attached hereto as Exhibit F.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Lender Agents, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Lender Agents, the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Account Bank under this Agreement and/or any other Transaction Document, including, without limitation, any amounts payable under any Lender Fee Letter, the WFBNA Fee Letter, any Make-Whole Premium and costs and expenses payable by the Borrower to the Lenders, the Lender Agents, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian, including reasonable and documented attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.

“Officer’s Certificate” means a certificate signed by the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer, of any Person.

“Operating Lease Implementation” means the implementation by an Obligor of IFRS 16/ASC 842.

“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion; provided that Latham & Watkins LLP and Sutherland Asbill & Brennan LLP shall be considered acceptable counsel for purposes of this definition.

“Outstanding Balance” means the principal balance of a Loan Asset, expressed exclusive of PIK Interest and accrued interest.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.11(i)).

“Payment Date” means the 15th calendar day of each January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day, commencing in October 2016; provided that the final Payment Date shall occur on the Collection Date.

“Payment Duties” has the meaning assigned to that term in Section 10.02(b)(ii).

“Pension Plan” has the meaning assigned to that term in Section 4.01(w).

“Permitted Assignee” means any lender which has a long-term unsecured debt rating of not less than “A3” from Moody’s and not less than “A” from S&P.

“Permitted Investments” means, at any time:

(i) direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(ii) demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that, the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by S&P’s and “P-1” by Moody’s;

(iii) commercial paper that (i) is payable in Dollars and (ii) is rated at least “A-1” by S&P’s and “P-1” by Moody’s; and

(iv) registered money market funds that have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” or “AAAm-G” by S&P.

No Permitted Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Collateral Custodian or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided that, notwithstanding the foregoing clauses (i)

through (iv), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent and Collateral Custodian shall have no obligation to determine or oversee compliance with the foregoing.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to any Underlying Collateral, Liens permitted under the related Loan Agreements that are customary for similar Loan Assets and consistent with the Servicing Standard, (d) with respect to Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of indebtedness of such Obligor, and (e) Liens granted pursuant to or by the Transaction Documents.

“Person” means an individual, partnership, corporation, company, limited liability company, limited liability partnership, joint stock company, trust (including a statutory or business trust), estate, unincorporated association, sole proprietorship, joint venture, nonprofit corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), territory or other entity or organization.

“PIK Interest” means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as interest as it accrues.

“PIK Loan Asset” means a Loan Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of the time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.

“Pledge” means the pledge of any Eligible Loan Asset or other Portfolio Asset pursuant to Article II.

“Portfolio Assets” means all Loan Assets in which the Borrower has an interest, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(i) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(ii) all rights with respect to the Loan Assets to which the Borrower is entitled as lender under the applicable Loan Agreement;

(iii) the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(iv) any Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;

(v) all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;

(vi) all Insurance Policies with respect to any Loan Asset;

(vii) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(viii) the Purchase and Sale Agreement (including, without limitation, rights of recovery of the Borrower against the Transferor) and the assignment to the Collateral Agent, for the benefit of the Secured Parties, of all UCC financing statements filed by the Borrower against the Transferor under or in connection with the Purchase and Sale Agreement;

(ix) all records (including computer records) with respect to the foregoing; and

(x) all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Primary Obligor” means, with respect to any Loan Asset, any Obligor in principal reliance on which the lenders under such Loan Asset granted their credit approval.

“Prime Rate” means the rate announced by Wells Fargo, as Lender, from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account” has the meaning assigned to that term in Section 6.04(f).

“Principal Collections” means (i) any amounts deposited by the Borrower in accordance with Section 2.06(a)(i) or Section 2.07(c)(i) and (ii) with respect to any Loan Asset, all amounts received which are not Interest Collections, including, without limitation, all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of such Loan Asset. For the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).

“Proceeds” means, with respect to any assets included in the Collateral Portfolio, all property that is receivable or received when such assets are collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.

“Prohibited Transferee” means any hedge fund, any so-called vulture fund or loan-to-own fund, any distressed debt fund or any other fund that is similar to any of the foregoing or any other Person engaged in the business of making loans to, and other investments in, middle-market companies that is in competition with Solar, but excluding (i) banks, (ii) insurance companies and (iii) funds that primarily invest in publicly traded securities.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the date hereof, between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Purchase Price” means with respect to any Eligible Loan Asset, an amount (expressed as a percentage) equal to (i) the purchase price paid by the Borrower for such Eligible Loan Asset (exclusive of any accrued interest, Accreted Interest and original issue discount) divided by (ii) the principal balance of such Eligible Loan Asset outstanding as of the date of such purchase (exclusive of any accrued interest, Accreted Interest and original issue discount); provided that any Eligible Loan Asset acquired by the Borrower with a “Purchase Price” equal to or greater than 97% (including, for the avoidance of doubt, in excess of 100%) shall be deemed to have a “Purchase Price” equal to 100%.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Lender Agent, as applicable.

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to clauses (ii) or (iv) of the definition of “Value Adjustment Event”, as applicable, is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.14.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. §221, or any successor regulation.

“Reinvestment Period” shall mean the period commencing on the Closing Date and ending on the day preceding the earliest of (i) May 31, 2022 (notwithstanding Section 1.04(i)), (ii) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Release Date” has the meaning set forth in Section 2.07(c).

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Total Net Leverage Ratio, Net Senior Leverage Ratio or Interest Coverage Ratio, as applicable, for such Loan Asset in the Loan Agreements or, if no such period is provided for therein, for Obligors delivering monthly financial statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the Loan Agreement, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remittance Period” means, (i) as to the initial Payment Date, the period beginning on the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (ii) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reporting Date” means the date that is two Business Days prior to the 15th day of each calendar month, commencing in August 2016.

“Required Lenders” means (i) Wells Fargo (as a Lender hereunder) and its successors and assigns and (ii) the Lenders representing an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect; provided that the Commitment of, and the portion of any outstanding Advances, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.

“Required Loan Documents” means, for each Loan Asset, the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a) (i) the original executed promissory note or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank or to the Collateral Agent (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), or (ii) if such promissory note is not issued in the name of the Borrower or is a Noteless Loan Asset, an executed copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan Asset evidencing the assignment of such Loan Asset from any prior third party owner thereof to the Borrower and from the Borrower in blank;

(b) to the extent applicable for the related Loan Asset, copies of the executed (i) guaranty, (ii) underlying credit or loan agreement (or similar agreement pursuant to which the related Loan Asset has been issued or created), (iii) acquisition agreement (or similar agreement) and (iv) security agreement, mortgage or other agreement that secures the obligations represented by such Loan Asset, in each case as set forth on the Loan Asset Checklist; and

(c) with respect to any Loan Asset originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Collateral Agent as total assignee or showing the Obligor, as debtor and the Transferor as secured party and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case, as set forth in the Loan Asset Checklist.

“Required Reports” means, collectively, the Servicing Report required pursuant to Section 6.08(b), the Servicer’s Certificate required pursuant to Section 6.08(c), the financial statements of the Servicer required pursuant to Section 6.08(d), the financial statements and valuation reports of each Obligor required pursuant to Section 6.08(e), the annual statements as to compliance required pursuant to Section 6.09, and the annual independent public accountant’s (or other third party’s) report required pursuant to Section 6.10.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person (or, if applicable, a duly authorized officer of the general partner or manager of such Person) with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Agented Loan that is transferred to the Borrower, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Loan and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Loan that relate to such portions of the indebtedness that are owned by another lender (including such portion held in a separate account managed by the Servicer).

“Revenue Recognition Implementation” means the implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Sanction” or “Sanctions” means, individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Transferor, the Servicer or any of their respective Subsidiaries.

“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) a Person organized or resident in a country or territory that is the target of comprehensive sanctions (presently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine); or (c) any Person 50% or more owned or, where relevant under applicable Sanctions laws, controlled by any of the foregoing.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

“Second Amendment Effective Date” means May 31, 2019.

“Secured Party” means each of the Administrative Agent, each Lender (together with its successors and assigns), each Lender Agent, each Affected Party, each Indemnified Party, the Collateral Custodian, the Collateral Agent and the Account Bank.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Servicer” means at any time the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.

“Servicer Pension Plan” has the meaning set forth in Section 4.03(n).

“Servicer Termination Event” means the occurrence of any one or more of the following events:

(a) any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by this Agreement or any Transaction Document which continues unremedied for a period of three Business Days (or if due to administrative error, three Business Days after notice or knowledge thereof);

(b) any failure on the part of the Servicer duly to (i) observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including, without limitation, any delegation of the Servicer’s duties that is not permitted by Section 6.01) or (ii) comply in any material respect with the Servicing Standard regarding the servicing of the Collateral Portfolio and in each case the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent (at the direction of the Administrative Agent) and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(c) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $2,500,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such amount of recourse debt whether or not waived;

(d) a Bankruptcy Event shall occur with respect to the Servicer;

(e) Solar shall assign its rights or obligations as “Servicer” hereunder to any Person other than Solar Senior Capital Ltd.;

(f) any failure by the Servicer to deliver (i) any required Servicing Report on or before the date occurring two Business Days after the date such report is required to be made or given, as the case may be or (ii) any other Required Reports hereunder on or before the date occurring seven Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;

(g) any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which inaccuracy has a Material Adverse Effect on the Administrative Agent, the Collateral Agent or any Secured Party and which continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or the Collateral Agent (at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(h) any financial or other information reasonably requested by the Administrative Agent, a Lender Agent or Collateral Agent is not provided within a reasonable amount of time following such written (which may be delivered via email) request;

(i) the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of $5,000,000, individually or in the aggregate (excluding, in each case, any amounts covered by insurance; provided that this parenthetical shall not be applicable to (a) more than two such final judgments, decrees or orders in any 60 month period and shall not be applicable to more than one such final judgment, decree or order in the event a second judgment, decree or order occurs in a 12 month period following the first final judgment and (b) any such final judgment, decree or order if the Administrative Agent determines that such judgment, decree or order reasonably could cause a Material Adverse Effect on the assets, liabilities, financial condition, business or operations of the Servicer or the ability of the Servicer to meets its obligations under the Transaction Documents to which it is party), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;

(j) the occurrence of an Event of Default;

(k) any other event which has caused a Material Adverse Effect on the assets, liabilities, financial condition, business or operations of the Servicer or the ability of the Servicer to meet its obligations under the Transaction Documents to which it is a party;

(l) the amount of shareholders’ equity or net assets, as applicable, for the Servicer and its Subsidiaries (as defined in the Solar Credit Agreement), determined on a consolidated basis, without duplication, in accordance with GAAP, at the last day of any fiscal quarter of the Servicer is less than the greater of (i) 40% of the total assets of the Servicer and its Subsidiaries (as defined in the Solar Credit Agreement) as at the last day of such fiscal quarter (determined on a consolidated basis, without duplication, in accordance with GAAP) and (ii) $550,000,000 plus 25% of the net proceeds of the sale of Equity Interests (as defined in the Solar Credit Agreement) by the Servicer and its Subsidiaries (as defined in the Solar Credit Agreement) after June 29, 2012; or

(m) the Management Agreement shall fail to be in full force and effect.

“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicer’s Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicing Fees” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (i) 0.50%, (ii) the arithmetic mean of the aggregate Outstanding Balance of all Loan Assets on the first day and on the last day of the related Remittance Period and (iii) the actual number of days in such Remittance Period divided by 360.

“Servicing File” means, for each Loan Asset, (a) copies of each of the Required Loan Documents and (b) any other portion of the Loan Asset File which is not part of the Required Loan Documents.

“Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and to the extent consistent with the foregoing, (a)(i) if the Servicer is the Transferor or an Affiliate thereof, the higher of: (A) the standards, policies and procedures that the Servicer reasonably believes to be customarily followed by institutional managers of national standing relating to assets of the nature and character of the Collateral Portfolio, and (B) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others, and (ii) if the Servicer is not the Transferor or an Affiliate thereof, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others; (b) with a view to maximize the value of the Loan Assets; and (c) without regard to: (i) the Servicer’s obligations to incur servicing and administrative expenses with respect to a Loan Asset, (ii) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, (iii) the ownership by the Servicer or any Affiliate thereof of any Loan Assets, or (iv) the ownership, servicing or management for others by the Servicer of any other loans or property by the Servicer.

“Similar Law” means state statutes regulating investments of and/or fiduciary obligations with respect to “governmental plans” within the meaning of Section 3(32) of ERISA and state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code.

“Solar” means Solar Capital Ltd.

“Solar Credit Agreement” means that certain Senior Secured Credit Agreement, dated as of June 29, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Solar Capital Ltd., as borrower, the lenders from time to time party thereto and Citibank, N.A.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means May 31, 2024.

“Structuring Fee” means the structuring fee set forth in the Lender Fee Letter, as such fee letter may be amended, restated, supplemented and/or otherwise modified from time to time.

“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(a) or Section 2.07(c)(ii).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Net Leverage Ratio” means, with respect to any Loan Asset that is not a First Lien Loan Asset for any Relevant Test Period, the meaning of “Total Net Leverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Total Net Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) Indebtedness minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement.

“Transaction Documents” means this Agreement, any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the WFBNA Fee Letter, each Lender Fee Letter and each document, instrument or agreement related to any of the foregoing.

“Transferor” means Solar Capital Ltd., in its capacity as the Transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.11(g).

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

“Unfunded Exposure Account” has the meaning assigned to that term in Section 6.04(h).

“Unfunded Exposure Amount” means, as of any date of determination, with respect to an Eligible Loan Asset, an amount equal to the aggregate amount of all unfunded commitments associated with such Eligible Loan Asset.

“Unfunded Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(f).

“Unfunded Exposure Equity Amount” means, on any date of determination, an amount equal to:

(i) for all Eligible Loan Assets which have any unfunded commitments, the aggregate sum of the products of (a) the Unfunded Exposure Amount for each such Eligible Loan Asset multiplied by (b) the difference of (x) 100% minus (y) the Applicable Percentage for each such Eligible Loan Asset;

plus

(ii) for all Eligible Loan Assets which have any unfunded commitments, the aggregate sum of the products of (a)(x) 100% minus the Assigned Value for each such Loan Asset multiplied by (y) the Unfunded Exposure Amount of each such Loan Asset multiplied by (b) the Applicable Percentage for each such Eligible Loan Asset.

“United States” or “U.S.” means the United States of America.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” the meaning of “Unrestricted Cash” or any comparable definition in the Loan Agreements for each Loan Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Loan Agreement, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement).

“Unused Portion” has the meaning assigned to that term in Section 2.09.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Value Adjustment Event” means, with respect to any Eligible Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date (any of which, for the avoidance of doubt, may occur more than once):

(i) occurrence of one or more of the following (as tested and reported on a quarterly basis): (x) the Interest Coverage Ratio for any Relevant Test Period with respect to such Loan Asset is both (1) less than 85% of the Interest Coverage Ratio with respect to any such Loan Asset as of the applicable Cut-Off Date and (2) less than 1.50x or (y) the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset is both (1) more than 0.50x higher than such Net Senior Leverage Ratio as calculated on the applicable Cut-Off Date and (2) is greater than 3.50x; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may retroactively adjust the Interest Coverage Ratio or the Net Senior Leverage Ratio for any Loan Asset as determined on the related Cut-Off Date;

(ii) an Obligor payment default as to principal or interest under any Loan Asset (after giving effect to any grace and/or cure period set forth in the Loan Agreement, but not to exceed five Business Days);

(iii) a payment default has occurred in relation to any other Indebtedness of the related Obligor that is pari passu with or senior to the related Loan Asset (after giving effect to any grace and/or cure period set forth in the loan agreement with respect to such other Indebtedness, but not to exceed five Business Days) which such default would trigger a default under the related Loan Agreement;

(iv) a Bankruptcy Event with respect to the related Obligor;

(v) the failure to deliver a “loan level” financial reporting package as required hereunder with respect to such Loan Asset no later than (x) 60 days after the end of the first, second or third quarter of any fiscal year or (y) 120 days after the end of each fiscal year (in each case, unless waived or otherwise agreed to by the Administrative Agent in its sole discretion);

(vi) the occurrence of a Material Modification (in accordance with clauses (b)-(f) of the definition thereof) with respect to such Loan Asset; or

(vii) the occurrence of a Material Modification (in accordance with clause (a) of the definition thereof) with respect to such Loan Asset.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Event” means, as to any Loan Asset, the discovery that as of the related Cut-Off Date for such Loan Asset, (i) there existed a breach of any representation or warranty relating to such Loan Asset and the failure of the Borrower to cure such breach, or cause the same to be cured, within 30 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof (without duplication of the grace period set forth in Section 2.07(c)) or (ii) such Loan Asset fails to satisfy one or more criteria of the definition of “Eligibility Criteria.”

“Warranty Loan Asset” means any Loan Asset with respect to which a Warranty Event has occurred.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, and its successors and assigns.

“WFBNA” has the meaning assigned to that term in the preamble hereto.

“WFBNA Fee Letter” means the fee letter, dated as of the date hereof, among the Collateral Agent, the Collateral Custodian, the Account Bank, and the Borrower, as such letter may be amended, modified, supplemented, restated or replaced from time to time.

“Withholding Agent” means the Borrower, the Administrative Agent, the Collateral Agent, the Servicer, and each Lender Agent, as applicable.

“Yield” means with respect to any Remittance Period, the sum for each day in such Remittance Period determined in accordance with the following formula:

YR x L

      D

where:	YR	=	the Yield Rate applicable on such day;

	L	=	the Advances Outstanding on such day; and

	D	=	360 or, to the extent the Yield Rate is the Base Rate, 365 or 366 days, as applicable;

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by any Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

“Yield Rate” means, as of any date of determination, an interest rate per annum equal to LIBOR for such date plus the Applicable Spread; provided that if Wells Fargo, as Lender, shall have notified the Administrative Agent (and the Administrative Agent shall in turn have notified the Borrower) that a Eurodollar Disruption Event has occurred and is continuing, the Yield Rate shall be equal to the Base Rate plus the Applicable Spread minus 1.00% until Wells Fargo shall have notified the Administrative Agent that such Eurodollar Disruption Event has ceased, at which time the Yield Rate shall again be equal to LIBOR for such date plus the Applicable Spread.

Section 1.02 Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.04 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) reference to any time means New York, New York time;

(f) reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(g) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(h) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(i) if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(j) reference to the “occurrence” of an Unmatured Event of Default, Event of Default or Servicer Termination Event means after any grace period applicable to such Unmatured Event of Default, Event of Default or Servicer Termination Event and shall not include any Unmatured Event of Default, Event of Default or Servicer Termination Event that has been expressly waived in writing in accordance with the terms of this Agreement;

(k) reference to the term “knowledge” or “actual knowledge” shall mean actual knowledge after commercially reasonable inquiry; and

(l) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, Borrower and Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to Administrative Agent a written reconciliation in form and substance reasonably satisfactory to Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

ARTICLE II.

THE FACILITY

Section 2.01 Advances.

(a) Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period, the Lenders shall make Advances, secured by the Collateral Portfolio, (x) to the Borrower for the purpose of purchasing Eligible Loan Assets or (y) to the Unfunded Exposure Account in an amount up to the Aggregate Unfunded Exposure Amount. Other than pursuant to Section 2.02(f), under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred and is continuing or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) the aggregate Advances Outstanding would exceed the Borrowing Base. Notwithstanding anything to the contrary herein (other than pursuant to Section 2.02(f)), no Lender shall be obligated to provide the Borrower (or to the Unfunded Exposure Account, if applicable) with aggregate funds in connection with an Advance that would exceed the lesser of (x) such Lender’s unused Commitment then in effect and (y) the aggregate unused Commitments then in effect.

Section 2.02 Procedure for Advances.

(a) During the Reinvestment Period, the Lenders will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b) Each Advance shall be made on a same-day basis on irrevocable written notice from the Borrower to the Administrative Agent and each Lender Agent, with a copy to the Collateral Agent and the Collateral Custodian, in the form of a Notice of Borrowing; provided that such Notice of Borrowing shall be deemed to have been received by the Administrative Agent and each Lender Agent on a Business Day if delivered no later than 2:00 p.m. on the proposed date of such Advance and, if not delivered by such time, shall be deemed to have been received on the following Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), and shall specify:

(i) the aggregate amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Borrowing Base; provided that, except with respect to an Advance pursuant to Section 2.02(f) or, in the case of an Advance to be applied to fund any Delayed Draw Loan Asset, the amount of such Advance must be at least equal to $500,000;

(ii) the proposed date of such Advance;

(iii) a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied;

(iv) the amount of cash that will be funded by the Transferor into the Unfunded Exposure Account in connection with any Delayed Draw Loan Asset funded by such Advance, if applicable; and

(v) whether such Advance should be remitted to the Borrower or the Unfunded Exposure Account.

On the date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with instructions received by Administrative Agent or the applicable Lender Agent from the Borrower, either (i) make available to the Borrower, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Advance, by payment into the account which the Borrower has designated in writing or (ii) remit in same day funds an amount equal to such Lender’s Pro Rata Share of such Advance into the Unfunded Exposure Account, as applicable; provided that, with respect to an Advance funded pursuant to Section 2.02(f), each Lender may remit the Advance equal to such Lender’s Pro Rata Share of the Unfunded Exposure Amount Shortfall in same day funds to the Unfunded Exposure Account.

(c) The Advances shall bear interest at the Yield Rate.

(d) Subject to Section 2.18 and the other terms, conditions, provisions and limitations set forth herein (including, without limitation, the payment of the Make-Whole Premium, as applicable), the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Reinvestment Period.

(e) A determination by Wells Fargo, as Lender, of the existence of any Eurodollar Disruption Event (any such determination to be communicated to the Borrower by written notice from the Administrative Agent promptly after the Administrative Agent learns of such event), or of the effect of any Eurodollar Disruption Event on its making or maintaining Advances at LIBOR, shall be conclusive absent manifest error.

(f) Notwithstanding anything to the contrary herein (including, without limitation, the occurrence of an Event of Default or the existence of an Unmatured Event of Default or a Borrowing Base Deficiency), if, upon the occurrence of an Event of Default or on the last day of the Reinvestment Period, the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Unfunded Exposure Amount Shortfall”).

Following receipt of a Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), each Lender shall fund such Unfunded Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02); provided that such Advance shall not exceed the Maximum Facility Amount.

(g) The obligation of each Conduit Lender and each Institutional Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Conduit Lender or Institutional Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

Section 2.03 Determination of Yield. Each applicable Lender Agent shall determine the Yield for its portion of the Advances (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Remittance Period and shall advise the Servicer thereof on the third Business Day prior to such Payment Date. The Borrower shall pay all such Yield on such Payment Date.

Section 2.04 Remittance Procedures. On each Payment Date, the Servicer shall instruct the Collateral Agent by delivery of the Servicing Report and, if the Servicer fails to do so, the Administrative Agent may instruct the Collateral Agent, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after delivery of a Notice of Exclusive Control, the Administrative Agent shall instruct the Collateral Agent to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.

(a) Interest Payments prior to an Event of Default. Prior to the occurrence and continuance of an Event of Default or the Facility Maturity Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) pari passu to (a) the payment of taxes and any applicable government fees; provided that amounts payable pursuant to this subclause (a) (and Sections 2.04(b)(i)(a) and 2.04(c)(i)(a), if applicable) shall not, collectively, exceed $50,000 for any 12 month period, (b) the Collateral Agent, in payment in full of all accrued Collateral Agent Fees and Collateral Agent Expenses, (c) the Collateral Custodian, in payment in full of all accrued Collateral Custodian Fees and Collateral Custodian Expenses and (d) the Account Bank, in payment in full of all accrued Account Bank Fees and Account Bank Expenses; provided that amounts payable with respect to Collateral Agent Expenses, Collateral Custodian Expenses and the Account Bank Expenses pursuant to this clause (i) (and Sections 2.04(b)(i) and 2.04(c)(i), if applicable) shall not, collectively, exceed $100,000 for any 12 month period;

(ii) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees;

(iii) pro rata, in accordance with the amounts due under this clause, to each Lender Agent, for the account of the applicable Lender, all Yield and the Non-Usage Fee, that are accrued and unpaid as of the last day of the related Remittance Period;

(iv) pro rata, to each Lender Agent (for the account of the applicable Lender) and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent, any Lender Agent or any Lender under the Transaction Documents;

(v) to pay the Advances Outstanding up to the amount required to eliminate any outstanding Borrowing Base Deficiency;

(vi) to pay the Advances Outstanding, together with any applicable Make-Whole Premium, in connection with any complete refinancing or termination of this Agreement;

(vii) pari passu to (a) the Collateral Agent, in payment in full of all accrued Collateral Agent Expenses to the extent not previously paid, (b) the Collateral Custodian, in payment in full of all accrued Collateral Custodian Expenses to the extent not previously paid, and (c) the Account Bank, in payment in full of all accrued Account Bank Expenses to the extent not previously paid;

(viii) to pay any other amounts due and payable (other than with respect to the repayment of Advances Outstanding) under this Agreement and the other Transaction Documents;

(ix) to the Servicer in respect of all reasonable expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder or paid on behalf of the Borrower; and

(x) (a) during an Unmatured Event of Default, to remain in the Collection Account or (b) otherwise, to the Borrower, any remaining amounts.

(b) Principal Payments prior to an Event of Default. Prior to an Event of Default occurring and continuing or prior to the Facility Maturity Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) to pay amounts due under Section 2.04(a)(i) through (a)(iv), to the extent not paid thereunder;

(ii) (x) prior to the end of the Reinvestment Period (at the discretion of the Servicer), to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate Unfunded Exposure Equity Amount; or (y) after the end of the Reinvestment Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(iii) (x) prior to the end of the Reinvestment Period, to pay the Advances Outstanding up to the amount required to eliminate any outstanding Borrowing Base Deficiency; or (y) after the end of the Reinvestment Period, to pay the Advances Outstanding, and any applicable Make-Whole Premium incurred in connection with any complete refinancing or termination of this Agreement, in each case, until paid in full;

(iv) pari passu to (a) the Collateral Agent, in payment in full of all accrued Collateral Agent Expenses to the extent not previously paid, (b) the Collateral Custodian in payment in full of all accrued Collateral Custodian Expenses to the extent not previously paid, and (c) the Account Bank, in payment in full of all accrued Account Bank Expenses to the extent not previously paid;

(v) to pay any other amounts due and payable under this Agreement and the other Transaction Documents;

(vi) to the Servicer in respect of all reasonable expenses incurred in connection with the performance of its duties hereunder; and

(vii) (a) during an Unmatured Event of Default, to remain in the Collection Account or (b) otherwise, to the Borrower (x) prior to the end of the Reinvestment Period, any remaining amounts (provided that the Borrower will not be permitted to receive an amount greater than 7.0% of the Maximum Facility Amount per annum pursuant to this clause (vii)(b)(x)) and (y) after the end of the Reinvestment Period, any remaining amounts.

(c) Transfers Upon the occurrence of an Event of Default. If an Event of Default has occurred and is continuing or, in any case, after the declaration, or automatic occurrence, of the Facility Maturity Date, on each Payment Date thereafter the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the prior Business Day, and priority:

(i) pari passu to (a) the payment of taxes and any applicable government fees; provided that amounts payable pursuant to this subclause (a) (and Sections 2.04(a)(i)(a) and 2.04(b)(i)(a), if applicable) shall not, collectively, exceed $50,000 for any 12 month period, (b) the Collateral Agent, in payment in full of all accrued Collateral Agent Fees and Collateral Agent Expenses, (b) the Collateral Custodian, in payment in full of all accrued Collateral Custodian Fees and Collateral Custodian Expenses and (c) the Account Bank, in payment in full of all accrued Account Bank Fees and Account Bank Expenses; provided that amounts payable with respect to Collateral Agent Expenses, Collateral Custodian Expenses and the Account Bank Expenses pursuant to this clause (i) (and Sections 2.04(a)(i) and (b)(i), if applicable) shall not, collectively, exceed $100,000 for any 12 month period;

(ii) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees;

(iii) pro rata, in accordance with the amounts due under this clause, to each Lender Agent, for the account of the applicable Lender, all Yield and the Non-Usage Fee that is accrued and unpaid as of the last day of the related Remittance Period;

(iv) pro rata, to each Lender Agent (for the account of the applicable Lender) and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent, any Lender Agent or any Lender under the Transaction Documents;

(v) to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(vi) to pay the Advances Outstanding, and any applicable Make-Whole Premium incurred in connection with any complete refinancing or termination of this Agreement, in each case, until paid in full;

(vii) pari passu to (a) the Collateral Agent, in payment in full of all accrued Collateral Agent Expenses to the extent not previously paid, (b) the Collateral Custodian, in payment in full of all accrued Collateral Custodian Expenses to the extent not previously paid, and (c) the Account Bank, in payment in full of all accrued Account Bank Expenses to the extent not previously paid;

(viii) to pay any other amounts due and payable under this Agreement and the other Transaction Documents;

(ix) to the Servicer in respect of all reasonable expenses (except allocated overhead) incurred in connection with the performance of its duties hereunder; and

(x) to the Borrower, any remaining amounts.

(d) Unfunded Exposure Account. Funds on deposit in the Unfunded Exposure Account may be withdrawn to fund draw requests of the relevant Obligors under any Delayed Draw Loan Asset; provided that, until the earlier to occur of the end of the Reinvestment Period or the Facility Maturity Date, the amount withdrawn to fund such draw request shall not create any Borrowing Base Deficiency. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent and each Lender Agent) in the form of a Disbursement Request, and the Collateral Agent shall instruct the Account Bank to fund such draw request in accordance with the Disbursement Request. As of any date of determination, the Servicer (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account that exceed (i) the aggregate Unfunded Exposure Equity Amount prior to the earlier to occur of the end of the Reinvestment Period or the Facility Maturity Date and (ii) the aggregate of all Unfunded Exposure Amounts following the earlier to occur of the end of the Reinvestment Period or the Facility Maturity Date to be deposited into the Principal Collection Account as Principal Collections.

(e) Insufficiency of Funds. For the sake of clarity, the parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. Notwithstanding the foregoing, the Servicer, in its capacity as the sole owner of the Borrower, may at any time contribute amounts to the Borrower for deposit into the Collection Account or the Unfunded Exposure Account for application in accordance with the terms of this Agreement.

Section 2.05 Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Servicer, the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by telecopy or e-mail), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04. The Servicer and the Borrower shall promptly transmit to the Administrative Agent by telecopy or e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Administrative Agent shall promptly transmit to the Servicer and the Borrower by telecopy or e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent, pursuant to Section 2.04. If either the Administrative Agent or Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent; provided that the Collateral Agent or Account Bank, as applicable, shall promptly provide notification to the Servicer or the Borrower of such conflicting instructions; provided, further, that any such failure on the part of the Collateral Agent to deliver such notice shall not render such action by the Collateral Agent invalid.

Section 2.06 Borrowing Base Deficiency Payments.

(a) In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall, within three (3) Business Days from the date of such Borrowing Base Deficiency, cure such Borrowing Base Deficiency in its entirety; provided that, notwithstanding the foregoing, if the Borrower shall provide to the Administrative Agent within three (3) Business Days of the occurrence of such Borrowing Base Deficiency a plan, acceptable to the Administrative Agent in its sole discretion, enabling such Borrowing Base Deficiency to be eliminated in its entirety within a time period established in such plan (which period shall in no case extend beyond the immediately succeeding Payment Date), such Borrowing Base Deficiency shall not constitute an Event of Default; provided, further, that during the period of time that such event remains unremedied, (i) no additional Advances will be made under this Agreement, (ii) any payments required to be made by the Borrower on a Payment Date shall be made under Section 2.04(c) and (iii) the Applicable Spread shall be equal to 4.50% per annum for all Advances.

A Borrowing Base Deficiency may be remedied by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Account, (ii) repay Advances Outstanding (together with any Breakage Fees and all accrued and unpaid costs and expenses of the Administrative Agent, the Lender Agents and the Lenders, in each case in respect of the amount so prepaid), and/or (iii) subject to the approval of the Administrative Agent, in its sole discretion, Pledge additional Eligible Loan Assets. The Administrative Agent shall use all commercially reasonable efforts to respond to any approval request in a timely manner.

(b) No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances or Pledge of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian), notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated to the date such repayment or Pledge is being made and giving pro forma effect to such repayment or Pledge, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Pledged and added to the updated Loan Tape. Any notice pertaining to any repayment or any Pledge pursuant to this Section 2.06 shall be irrevocable.

Section 2.07 Substitution and Sale of Loan Assets; Affiliate Transactions.

(a) Substitutions. The Borrower may, with the consent of the Administrative Agent in its sole discretion, replace any Loan Asset with an Eligible Loan Asset so long as (i)(A) no event has occurred and is continuing, or would result from such substitution, which constitutes an Event of Default, (B) no event has occurred and is continuing, or would result from such substitution, which constitutes an Unmatured Event of Default and (C) both before and after giving effect to such substitution, no Borrowing Base Deficiency shall exist (provided that the Borrower may effect a substitution as necessary to facilitate a cure of a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) with the contribution of an Eligible Loan Asset) and (ii) simultaneously therewith, the Borrower Pledges (in accordance with all of the terms and provisions contained herein) a Substitute Eligible Loan Asset.

(b) Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons from time to time; provided that (i) the proceeds of such sale shall be deposited into the Collection Account to be disbursed in accordance with Section 2.04 hereof, (ii)(A) no event has occurred and is continuing, or would result from such sale, which constitutes an Event of Default, (B) no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default and (C) both before and after giving effect to such sale, no Borrowing Base Deficiency shall exist (provided that the Borrower may sell Loan Assets pursuant to this clause (b) as necessary to facilitate a cure of a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) with the contribution of an Eligible Loan Asset); and (iii) the prior written consent of the Administrative Agent shall be required if such Loan Asset is sold for an amount which is less than the Adjusted Borrowing Value.

(c) Repurchase or Substitution of Warranty Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Loan Asset, no later than 30 days following the earlier of knowledge by the Borrower or the Servicer of such Loan Asset becoming a Warranty Loan Asset or receipt by the Borrower from the Administrative Agent or the Servicer of written notice thereof, the Borrower shall either:

(i) make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to (x) the Assigned Value as of the Cut-Off Date with respect to such Loan Asset multiplied by the Outstanding Balance of such Loan Asset and (y) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any predatory or abusive lending law which is an Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower); provided that the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements; or

(ii) with the prior written consent of the Administrative Agent, in its sole discretion, substitute for such Warranty Loan Asset a Substitute Eligible Loan Asset.

Upon confirmation of the deposit of the amounts set forth in Section 2.07(c)(i) into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Loan Asset (the date of such confirmation or delivery, the “Release Date”), such Warranty Loan Asset and related Portfolio Assets shall be removed from the Collateral Portfolio and, as applicable, the Substitute Eligible Loan Asset and related Portfolio Assets shall be included in the Collateral Portfolio. On the Release Date of each Warranty Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Loan Asset and any related Portfolio Assets and all future monies due or to become due with respect thereto.

(d) Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07, (b), or (c) shall be subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower):

(i) the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent in connection with such sale, substitution or repurchase;

(ii) the Borrower shall deliver a list of all Loan Assets to be sold, substituted, or repurchased;

(iii) no selection procedures adverse to the interests of the Administrative Agent, the Lender Agents or the Lenders were utilized by the Borrower in the selection of the Loan Assets to be sold, repurchased or substituted;

(iv) the Borrower shall give one Business Day’s notice of such sale, substitution or repurchase;

(v) the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any sale, substitution or repurchase;

(vi) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be true and correct in all respects, except to the extent relating to an earlier date; and

(vii) the Borrower shall agree to pay the reasonable and documented legal fees and expenses of the Administrative Agent, the Collateral Agent and the Collateral Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties and any other party having an interest in the Loan Asset in connection with such sale, substitution or repurchase), which agreement to pay is set forth in Section 11.07 hereof.

(e) Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Transferor (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and none of the Transferor nor any Affiliates thereof will have a right or ability to purchase, the Loan Assets unless (i) such transfer shall be on an arms’ length basis and for fair market value (except in the case of repurchases of Loan Assets by the Transferor pursuant to Section 6.1 of the Purchase and Sale Agreement or substitutions of Loan Assets pursuant to Section 6.2 of the Purchase and Sale Agreement) and (ii) to the extent any Loan Asset with an Assigned Value of less than or equal to 90% is sold, the prior written consent of the

Administrative Agent has been obtained. For the avoidance of doubt, nothing in this clause (e) shall prohibit the Borrower from transferring or distributing its Loan Assets to the holders of its equity or Affiliates, as applicable, in accordance with Section 2.07(a), (e) or (g) herein and subject to the limitations, if applicable of Section 2.07(f); provided that no selection procedures adverse to the interests of the Administrative Agent, the Lender Agents or the Lenders were utilized by the Borrower in the selection of the Loan Assets to be transferred or distributed.

(f) Limitations on Sales and Substitutions. The Outstanding Balance of the Loan Asset(s) (other than Warranty Loan Assets) which are the subject of a proposed sale or substitution or Lien Release Dividend, together with the Outstanding Balance of all Loan Assets (other than Warranty Loan Assets) sold pursuant to Section 2.07(b) or substituted pursuant to Section 2.07(a) during the 12-month period immediately preceding the proposed date of sale or substitution (or such lesser number of months as shall have elapsed as of such date) does not exceed 25% of the Maximum Facility Amount; provided that the Outstanding Balance of the Loan Assets sold pursuant to that certain Purchase Agreement, dated as of September 14, 2018, by and among Senior Secured Unitranche Loan Program LLC, Solar Capital Ltd., as buyer, Voya Retirement Insurance and Annuity Company and ReliaStar Life Insurance Company, as sellers, and Voya Investment Management, LLC, with the consent of the Administrative Agent shall not be subject to, or be included in the calculation of, the foregoing threshold.

(g) Lien Release Dividend. Notwithstanding any provision contained in this Agreement to the contrary, provided no Event of Default has occurred and is continuing and no Unmatured Event of Default exists, on a Lien Release Dividend Date, the Borrower may dividend to the Transferor Loan Assets, or portions thereof (each, a “Lien Release Dividend”), subject to the following terms and conditions, as certified by the Borrower and the Transferor to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian):

(i) The Borrower and the Transferor shall have given the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, at least five Business Days prior written notice to the Administrative Agent regarding the effectuation of a Lien Release Dividend, in the form of Exhibit O hereto (a “Notice of Lien Release Dividend”);

(ii) On any Lien Release Dividend Date, no more than four Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date;

(iii) After giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (A) no Borrowing Base Deficiency, Event of Default or Unmatured Event of Default shall exist, (B) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all respects, except to the extent relating to an earlier date, (C) the eligibility of any Loan Asset remaining as part of the Collateral Portfolio after the Lien Release Dividend will be redetermined as of the Lien Release Dividend Date, (D) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Required Loan Documents and (E) there shall have been no material adverse change as to the Servicer or the Borrower;

(iv) Such Lien Release Dividend must be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Lien Release Dividend, (x) insolvent, (y) with insufficient funds to pay its obligations as and when they become due or (z) with inadequate capital for its present and anticipated business and transactions;

(v) On or prior to the Lien Release Dividend Date, the Borrower shall have delivered to the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, a list specifying all Loan Assets or portions thereof to be transferred pursuant to such Lien Release Dividend;

(vi) A portion of a Loan Asset may be transferred pursuant to a Lien Release Dividend; provided that (A) such transfer does not have an adverse effect on the portion of such Loan Asset remaining as a part of the Collateral Portfolio, any other aspect of the Collateral Portfolio, the Lenders, the Lender Agents, the Administrative Agent or any other Secured Party and (B) a new promissory note (other than with respect to a Noteless Loan Asset) for the portion of the Loan Asset remaining as a part of the Collateral Portfolio has been executed, and the original thereof has been endorsed to the Collateral Agent and delivered to the Collateral Custodian;

(vii) Each Loan Asset, or portion thereof, as applicable, shall be transferred at a value equal to, or greater than, the Adjusted Borrowing Value thereof;

(viii) The Borrower shall deliver a Borrowing Base Certificate (including a calculation of the Borrowing Base after giving effect to such Lien Release Dividend) to the Administrative Agent;

(ix) The Borrower shall have paid in full an aggregate amount equal to the sum of all amounts due and owing to the Administrative Agent, the Lenders, the Collateral Agent or the Collateral Custodian, as applicable, under this Agreement and the other Transaction Documents, if any, to the extent accrued to such date (including, without limitation, Breakage Fees) with respect to the Loan Assets to be transferred pursuant to such Lien Release Dividend and incurred in connection with the transfer of such Loan Assets pursuant to such Lien Release Dividend; and

(x) The Borrower and the Servicer (on behalf of the Borrower) shall pay the reasonable and documented legal fees and expenses of the Administrative Agent, the Collateral Agent and the Collateral Custodian in connection with any Lien Release Dividend (including, but not limited to, reasonable and documented expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Loan Asset in connection with such Lien Release Dividend).

Section 2.08 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 5:00 p.m. on the day when due in lawful money of the United States in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. The Borrower or the Servicer, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due (taking into account any grace period provided for herein) to any of the Secured Parties hereunder at 2.0% per annum above the Base Rate (other than with respect to any Advances outstanding, which shall accrue at the Yield Rate), payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. All computations of interest and all computations of Yield and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed, other than calculations with respect to the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be.

(c) If any Advance requested by the Borrower and approved by the Lender Agents and the Administrative Agent pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders, the Administrative Agent or an Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lenders, the Administrative Agent or an Affiliate thereof), including, without limitation, any loss (including cost of funds and reasonable out-of-pocket expenses but excluding lost profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

Section 2.09 Non-Usage Fee.

The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender (either directly or through the applicable Lender Agent), a non-usage fee (the “Non-Usage Fee”) payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (i) one divided by 360, (ii) the applicable Non-Usage Fee Rate (as defined below), and (iii) the aggregate Commitments minus the Advances Outstanding on such day (such amount, the “Unused Portion”). The Non-Usage Fee Rate (the “Non-Usage Fee Rate”) shall be equal to:

(a) for the period from (and including) the Second Amendment Effective Date through (and excluding) the six month anniversary thereof, 0.50%;

(b) for the period from (and including) the six month anniversary of the Second Amendment Effective Date and thereafter, (i) 0.50% on any Unused Portion up to or equal to 30.0% of the Maximum Facility Amount and (ii) 1.75% on any Unused Portion in excess of 30.0% of the Maximum Facility Amount.

Section 2.10 Increased Costs; Capital Adequacy.

(a) If, due to either (i) the introduction of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the date hereof of any Applicable Law (including, without limitation, any law or regulation resulting in any interest payments paid to any Lender under this Agreement being subject to any Tax), in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Governmental Authority (whether or not having the force of law): (x) there shall be any increase in the cost to the Administrative Agent, any Lender, any Lender Agent, any Liquidity Bank or any Affiliate, participant (provided that a participant shall not be entitled to receive any greater payment under this Section 2.10 than the Lender would have been entitled to receive with respect to the participation sold to such participant except to the extent provided in Section 11.04(d)), successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be; (y) there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement, under any other Transaction Document or any Liquidity Agreement; or (z) any Affected Party shall be subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrower shall, from time to time, after written demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Party, pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments within 10 days after such demand; provided that the amounts payable under this Section 2.10 shall be without duplication of amounts payable under Section 2.11. If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but, in each case, excluding Taxes, has or would have the effect of reducing the rate of return on the capital of any Affected

Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Administrative Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, any increase in cost and/or reduction in Yield with respect to any Affected Party caused by regulatory capital allocation adjustments due to FAS 166, 167 and subsequent statements and interpretations shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.10; provided that, for the avoidance of doubt, the amounts payable under this clause (a) shall be without duplication of amounts payable under Article XI and shall not include Indemnified Taxes.

(b) If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, but, in each case, excluding Taxes, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Administrative Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, any increase in cost and/or reduction in Yield with respect to any Affected Party caused by regulatory capital allocation adjustments due to FAS 166, 167 and subsequent statements and interpretations shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.10.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.10, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d) In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Party making a claim under this Section 2.10, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(e) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation.

(f) Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been introduced after the Closing Date, thereby constituting a change for which a claim for increased costs or additional amounts may be made hereunder with respect to the Affected Parties, regardless of the date enacted, adopted or issued.

(g) If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.10, then the Borrower shall have the option, at its sole expense and effort, upon notice to the applicable Affected Party and the Administrative Agent, to require such Affected Party to assign and delegate in accordance with Section 11.04, all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations; provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and (ii) such Affected Party shall have received payment of an amount equal to all Obligations due and payable to such Affected Party. An Affected Party shall not be required to make any such assignment and delegation if, prior thereto, it has waived any amounts owed to it under this Section 2.10.

Section 2.11 Taxes.

(a) For purposes of this Section 2.11, the term “applicable law” includes FATCA.

(b) Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.11) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 2.14 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.11, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) (i) For purposes of this Section 2.11(g), the term “Lender” includes any Lender Agent. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(ii)(A), (g)(ii)(B) and (g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit P-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-2 or Exhibit P-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.11, then the Borrower shall have the option, at its sole expense and effort, upon notice to the applicable Affected Party and the Administrative Agent, require such indemnified party to assign and delegate in accordance with Section 11.04, all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations; provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent; (ii) such indemnified party shall have received payment of an amount equal to all Obligations due and payable to such indemnified party. An indemnified party shall not be required to make any such assignment and delegation if, prior thereto, it has waived any amounts owed to it under this Section 2.11; and (iii) such assignment and delegation would not subject such Indemnified Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Indemnified Party.

Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.12 Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale Agreement (and any UCC financing statements filed under or in connection therewith), the Loan Agreements related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under Article IX of the Purchase and Sale Agreement. The Borrower confirms that until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties. The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.

Section 2.13 Grant of a Security Interest. To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby (a) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties, and (b) grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral Portfolio, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral Portfolio shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or grant a security interest in any such Excluded Amounts. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral Portfolio to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio shall not release the Borrower from any of its duties or obligations under the Collateral Portfolio, and (c) none of the Administrative Agent, the Collateral Agent, any Lender (nor its successors and assigns), any Lender Agent, any Liquidity Bank nor any Secured Party shall have any obligations or liability under the Collateral Portfolio by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender (nor its successors and assigns), any Lender Agent, any Liquidity Bank nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.14 Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address referred to in Section 11.02 a copy of each assignment and acceptance agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, each Lender and each Lender Agent shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Agent at any reasonable time and from time to time upon reasonable prior notice.

Section 2.15 Survival of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 are made and are true and correct on the date of this Agreement and on each Cut-Off Date unless such representations and warranties are made as of a specific date.

Section 2.16 Release of Loan Assets.

(a) The Borrower may obtain the release of (i) any Loan Asset (and the related Portfolio Assets pertaining thereto) released pursuant to a Lien Release Dividend or sold or substituted in accordance with the applicable provisions of Section 2.07 or liquidated in accordance with Sections 6.05 and 12.08(a) and any Portfolio Assets pertaining to such Loan Asset and (ii) any Collateral Portfolio that expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account. The Collateral Agent, for the benefit of the Secured Parties, shall at the sole expense of the Servicer and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit J) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Required Loan Documents to the Borrower.

(b) Promptly after the Collection Date has occurred, each Lender and the Administrative Agent, in accordance with their respective interests, shall release to the Borrower, for no consideration but at the sole expense of the Borrower, their respective remaining interests in the Portfolio Assets, free and clear of any Lien resulting solely from an act by the Collateral Agent, any Lender or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against any Lender or the Administrative Agent.

Section 2.17 Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

Section 2.18 Prepayment; Termination.

(a) Except as expressly permitted or required herein, including, without limitation, any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent, the Collateral Agent and the Lender Agents at least one Business Day prior to such reduction. Upon any prepayment, the Borrower shall also pay in full any Breakage Fees (solely to the extent such prepayment occurs on any day other than a Payment Date) and other accrued and unpaid costs and expenses of Administrative Agent, Lender Agents and Lenders related to such prepayment; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.18(a) to the payment of any Breakage Fees and to the pro rata reduction of the Advances Outstanding. Any notice relating to any repayment pursuant to this Section 2.18(a) shall be irrevocable.

(b) The Borrower may, at its option, terminate this Agreement and the other Transaction Documents upon three Business Days’ prior written notice to the Administrative Agent and the Lender Agents and upon payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Administrative Agent, Lender Agents and Lenders, payment of the Make-Whole Premium pro rata to each Lender Agent (for the account of the applicable Lender) and payment of all other Obligations (other than contingent indemnification obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted). In addition, the Borrower may reduce the Maximum Facility Amount in part upon payment in full of the Make-Whole Premium, if applicable, and delivery of a Notice of Reduction at least one Business Day prior to such reduction; provided that no Event of Default or Unmatured Event of Default would result from such reduction in the Maximum Facility Amount. Any termination of this Agreement shall be subject to Section 11.05.

(c) Notwithstanding anything to the contrary in Section 2.18(b), no Make-Whole Premium shall be payable by the Borrower in the event that the Obligations are refinanced by the proceeds of any other financing of the Transferor or any of its Affiliates by the Administrative Agent; provided that the aggregate commitments of such financing shall equal or exceed the Advances Outstanding on such date, and the Administrative Agent holds at least 51% of the aggregate commitments of such replacement or other financing.

(d) The Borrower hereby acknowledges and agrees that the Make-Whole Premium constitutes additional consideration for the Lenders to enter into this Agreement.

(e) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Facility Maturity Date or on such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders.

Section 2.19 Collections and Allocations.

(a) The Servicer shall promptly identify to the Collateral Agent all Available Collections received in the Collection Account as being on account of Interest Collections or Principal Collections and shall segregate all Principal Collections and Interest Collections and transfer the same to the Principal Collection Account and the Interest Collection Account, respectively. The Servicer shall transfer, or cause to be transferred, any collections received directly by it (if any) to the Collection Account by the close of business within two Business Days after such Principal Collections and Interest Collections are received; provided that the Servicer shall identify to the Collateral Agent any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections. The Collateral Agent shall further provide to the Servicer a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account no later than three Business Days after each Determination Date for inclusion in the Servicing Report delivered pursuant to Section 6.08(b). It is understood and agreed that the Servicer shall remain liable for the proper allocation of the aforementioned Principal Collections and Interest Collections into the appropriate accounts.

(b) On and after the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit or will cause the Borrower to deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral Portfolio on such date.

(c) With the prior written consent of the Administrative Agent (a copy of which will be provided by the Servicer to the Collateral Agent), the Servicer may direct the Collateral Agent to withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent (with a copy to the Collateral Agent) a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent in its sole discretion.

(d) Prior to the delivery of a Notice of Exclusive Control, the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Collection Account in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall not be invested. A Permitted Investment acquired with funds deposited in the Collection Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity unless (i) the Servicer determines (in its commercially reasonable discretion) there is a substantial risk of material deterioration of such Permitted Investment and (ii) the Administrative Agent consents, in its sole discretion, to such sale or disposition. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of the Administrative Agent or the Collateral Agent, and shall otherwise comply with the assumptions of the legal opinions of Latham & Watkins LLP dated the Closing Date and delivered in connection with this Agreement; provided that compliance shall be the responsibility of the Borrower and the Servicer and not the Collateral Agent and Account Bank. All income and gain realized from any such investment, as well as any interest earned on deposits in the Collection Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall and the Servicer, in its capacity as the sole owner of the Borrower, may deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent, any Lender Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in the Collection Account, other than with respect to fraud or their own gross negligence or willful misconduct. The parties hereto acknowledge that the Collateral Agent or any of its Affiliates may receive compensation with respect to the Permitted Investments.

(e) Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal with respect to amounts held in the Collection Account, except to the extent explicitly set forth in Sections 2.04, 2.19(d) or 2.20.

Section 2.20 Reinvestment of Principal Collections.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent, the Lender Agents and Administrative Agent, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collection Account:

(a) prior to the end of the Reinvestment Period, withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Pledged hereunder; provided that the following conditions are satisfied:

(i) all conditions precedent set forth in Section 3.04 have been satisfied;

(ii) no Event of Default has occurred and is continuing, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment;

(iii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be true and correct in all respects, except to the extent relating to an earlier date;

(iv) the Servicer provides same day written notice to the Administrative Agent and the Collateral Agent by facsimile or email (to be received no later than 1:00 p.m. on such day) of the request to withdraw Principal Collections and the amount of such request;

(v) the notice required in clause (iv) above shall be accompanied by a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer; and

(vi) the Collateral Agent provides to the Administrative Agent by facsimile or e-mail (to be received no later than 1:30 p.m. on that same day) a statement reflecting the total amount on deposit as of the opening of business on such day in the Principal Collection Account; or

(b) prior to the Facility Maturity Date, withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.18.

Upon the satisfaction of the applicable conditions set forth in this Section 2.20 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Collateral Agent shall instruct the Account Bank to release funds from the Principal Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day.

Section 2.21 Additional Lenders.

The Borrower may, with the written consent of the Administrative Agent, add additional Persons as Lenders. Each additional Lender and its applicable Lender Agent shall become a party hereto by executing and delivering to the Administrative Agent and the Borrower a Joinder Supplement.

Section 2.22 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Any payment of principal interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder: second, as the Borrower may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement fifth, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Non-Usage Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Administrative Agent determines (subject to the consent of the Borrower, not to be unreasonably withheld, conditioned or delayed) that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. For the avoidance of doubt, no Breakage Fee shall be payable to any Lender under this Section 2.22(b).

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Effectiveness. This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i) all fees and reasonable and documented out-of-pocket expenses (including reasonable legal fees, the Structuring Fee and any fees required under any Lender Fee Letter and the WFBNA Fee Letter) that are invoiced at or prior to the Closing Date shall have been paid in full and all other acts and conditions (including, without limitation, the obtaining of any necessary consents, all required legal opinions and regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;

(ii) in the reasonable judgment of the Administrative Agent and each Lender Agent, there has not been any change after the date hereof in Applicable Law which adversely affects any Lender’s or the Administrative Agent’s ability to enter into the transactions contemplated by the Transaction Documents or any material adverse change or material disruption after the date hereof in the financial, banking or commercial loan or capital markets generally;

(iii) any and all information in writing submitted to each Lender, Lender Agent and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;

(iv) each Lender Agent shall have received, all documentation and other information requested by such Lender Agent in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer (and each Affiliate and any key personnel of the foregoing) under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance satisfactory to each Lender Agent;

(v) the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Administrative Agent and each Lender Agent;

(vi) in the judgment of the Administrative Agent, there shall have been no material adverse changes in the Borrower’s (and the Servicer’s, as applicable) underwriting, servicing, collection, operating, and reporting procedures and systems since the completion of due diligence; and

(vii) the results of Administrative Agent’s financial, legal, tax and accounting due diligence relating to the Transferor, the Borrower, the Servicer, the Eligible Loan Assets and the transactions contemplated hereunder are satisfactory to Administrative Agent.

Section 3.02 Conditions Precedent to All Advances. Each Advance (including the Initial Advance, except as explicitly set forth below) to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a) On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender Agent (with a copy to the Collateral Custodian and the Collateral Agent) no later than 2:00 p.m. on the date of such Advance: (A) a Notice of Borrowing, (B) a Borrowing Base Certificate, (C) a Loan Tape, (D) an Approval Notice (with respect to any such Loan Asset added to the Collateral Portfolio on the related Advance Date) and (E) such additional information as may be reasonably requested by the Administrative Agent and, except with respect to an Advance under Section 2.02(f), and an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be Pledged evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired or funded by the Borrower at origination) and a Loan Assignment in the form of Exhibit A to the Purchase and Sale Agreement (including Schedule I thereto);

(ii) except with respect to an Advance under Section 2.02(f), the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. on the related Advance Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit H) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian within five Business Days of any related Advance Date as to any Loan Assets;

(iii) except with respect to an Advance required by Section 2.02(f), the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(iv) except with respect to an Advance under Section 2.02(f), no Event of Default has occurred and is continuing, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance;

(v) no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event;

(vi) since the Closing Date, no material adverse change has occurred in the ability of the Servicer, Transferor or the Borrower to perform its obligations under any Transaction Document;

(vii) no Liens (other than Permitted Liens) exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Loan Asset to be pledged on such Advance Date; and

(viii) all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Loan Asset being pledged hereunder on such Advance Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed;

(b) The Administrative Agent shall have delivered an Approval Notice to the Borrower with respect to each of the Eligible Loan Assets identified in the applicable Loan Tape for inclusion in the Collateral Portfolio on the applicable Advance Date.

(c) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Pledge of Eligible Loan Assets in accordance with the provisions hereof.

(d) Except with respect to an Advance required by Section 2.02(f), the proposed Advance Date shall take place during the Reinvestment Period and the Facility Maturity Date has not yet occurred.

(e) The Borrower shall have paid all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and the WFBNA Fee Letter and shall have reimbursed the Lenders, the Administrative Agent, each Lender Agent, the Collateral Custodian, the Account Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lenders, the Administrative Agent and each Lender Agent.

(f) Evidence shall have been provided to the Administrative Agent in form and substance satisfactory to the Administrative Agent that the Minimum Equity Amount has been contributed to the Borrower.

The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender Agent, which right may be exercised at any time on the demand of the applicable Lender Agent, to rescind the related Advance and direct the Borrower to pay to the applicable Lender Agent for the benefit of the applicable Lender an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied or waived in writing.

Section 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an advance unless such waiver is in writing and executed by such Lender.

Section 3.04 Conditions to Acquisitions of Loan Assets. Each Pledge of an additional Eligible Loan Asset pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(a) or (c), an additional Eligible Loan Asset pursuant to Section 2.20 or any other Pledge of a Loan Asset hereunder and the inclusion of each such Eligible Loan Asset in the calculation of the Borrowing Base shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender Agent (with a copy to the Collateral Custodian and the Collateral Agent) no later than 2:00 p.m. on the related Cut-Off Date: (A) a Borrowing Base Certificate, (B) a Loan Tape, (C) an Approval Notice (with respect to each Loan Asset added to the Collateral Portfolio on the related Cut-Off Date) and (D) such additional information as may be reasonably requested by the Administrative Agent and an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be pledged evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination) and a Loan Assignment in the form of Exhibit A to the Purchase and Sale Agreement (including Schedule I thereto);

(b) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. on the related Cut-Off Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit H) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents for a Loan Asset to be in the possession of the Collateral Custodian within five Business Days after the related Cut-Off Date as to such Loan Asset;

(c) the Administrative Agent shall have delivered an Approval Notice to the Borrower with respect to each of the Eligible Loan Assets identified in the applicable Loan Tape for inclusion in the Collateral Portfolio on the applicable Cut-Off Date;

(d) no Event of Default has occurred and is continuing, or would result from such Pledge, and no Unmatured Event of Default exists, or would result from such Pledge (other than, with respect to any Pledge of an Eligible Loan Asset necessary to facilitate a cure of a Borrowing Base Deficiency in accordance with Section 2.06 or Section 2.07, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency);

(e) no event has occurred and is continuing, or would result from such Pledge, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event;

(f) since the Closing Date, no material adverse change has occurred in the ability of the Servicer, Transferor or the Borrower to perform its obligations under any Transaction Document;

(g) no Liens (other than Permitted Liens) exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Loan Asset to be pledged on such Cut-Off Date;

(h) all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Loan Asset being Pledged (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed; and

(i) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Pledge to take place on such date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware (subject to Section 5.02(p)) and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio requires such qualification.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of a security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect.

(e) No Violation. The execution, delivery and performance of this Agreement by the Borrower and all other agreements and instruments executed and delivered or to be executed and delivered by it pursuant hereto or thereto in connection with the Pledge of the Collateral Portfolio will not (i) create any Lien on the Collateral Portfolio other than Permitted Liens or (ii) violate any Applicable Law or the certificate of formation or limited liability company agreement of the Borrower or (iii) violate any contract or other material agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) Bulk Sales. The grant of the security interest in the Collateral Portfolio by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(h) Pledge of Collateral Portfolio. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral Portfolio has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Pledge of such Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(i) Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

(j) Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(k) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(l) Taxes. The Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all federal and all other material tax returns (including, without limitation, all federal and material foreign, state, local and other tax returns) required to be filed by it (subject to any extensions to file properly obtained by the same), is not liable for Taxes payable by any other Person and has paid or made adequate provisions for the payment of all Taxes, assessments and other governmental charges due and payable from the Borrower except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books in accordance with GAAP. No Tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Borrower, as applicable, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(m) Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral Portfolio (other than those delivered to the Collateral Custodian)) is located at the address set forth under its name in Section 11.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(n) Tradenames. Except as permitted hereunder, the Borrower’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Borrower has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule II hereto (as such schedule may be updated from time to time by the Administrative Agent upon receipt of a notice delivered to the Administrative Agent pursuant to Section 5.02(p)); the Borrower’s only jurisdiction of formation is Delaware, and, except as permitted hereunder, the Borrower has not changed its jurisdiction of formation.

(o) Solvency. The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent. The Borrower is paying its debts as they become due (subject to any applicable grace period); and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(p) No Subsidiaries. The Borrower has no Subsidiaries except as permitted pursuant to Section 5.02(a).

(q) Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Transferor in exchange for the purchase of the Loan Assets (or any number of them) purchased from the Transferor pursuant to the Purchase and Sale Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(r) Reports Accurate. All Servicer’s Certificates, Servicing Reports (if prepared by the Borrower or to the extent that information contained therein is supplied by the Borrower), Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower (or the Servicer on its behalf) to the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents, or the Collateral Custodian in connection with this Agreement are as of their date true, complete and correct in all material respects and no such document, certificate or information contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be true, complete and correct in all material respects to the knowledge of the Borrower; provided, further, that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate.

(s) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(t) No Adverse Agreements. There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral Portfolio contemplated by Section 2.13.

(u) Event of Default/Unmatured Event of Default. No event has occurred and is continuing which constitutes an Event of Default, and no event has occurred and is continuing which constitutes an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).

(v) Servicing Standard. Borrower has purchased and will purchase only Loan Assets underwritten in accordance with the Servicing Standard.

(w) ERISA.

(i) The present value of all benefits vested under each “employee pension benefit plan,” as such term is defined in Section 3(3) of ERISA, that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (other than any Multiemployer Plan) and that is, or at any time during the preceding six years was, maintained by the Borrower or any ERISA Affiliate of the Borrower, or open to participation by employees of the Borrower or of any

ERISA Affiliate of the Borrower, as from time to time in effect (each, a “Pension Plan”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No non-exempt prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Pension Plan other than a Multiemployer Plan), withdrawals or reportable events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Borrower to any material Tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(ii) Borrower is not a Benefit Plan Investor or a Governmental Plan Entity.

(x) Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with the Transferor for tax purposes.

(y) Broker-Dealer. The Borrower is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(z) Instructions to Obligors. The Collection Account is the only account to which Obligors have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral Portfolio. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, an interest in the Collection Account.

(aa) Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(bb) Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of the Collateral Portfolio contravenes any Applicable Law.

(cc) Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio Pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.

(dd) Set-Off, etc. No Loan Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof, and no Loan Asset in the Collateral Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Transferor or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Portfolio otherwise permitted pursuant to Section 6.02(a) of this Agreement and in accordance with the Servicing Standard.

(ee) Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan Asset will not be paid in full.

(ff) Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations comply with all applicable Environmental Laws; and (b) the related Obligor does not have any contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral and except as disclosed in writing to the Administrative Agent as a notice or inquiry that may contravene this Section 4.01(ff) in connection with the approval of such Loan Asset, the Borrower has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws that would reasonably be expected to impact the value of any of the Underlying Collateral.

(gg) Sanctions. None of the Borrower nor, to its knowledge, any Person directly or indirectly Controlling the Borrower (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; or (iii) shall cause the Obligations to be repaid with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. To each such Person’s knowledge, no investor in such Person is a Sanctioned Person.

(hh) Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if any, is true and correct in all respects.

(ii) Confirmation from the Servicer. The Borrower has received in writing from the Servicer confirmation that such Servicer will not cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code.

(jj) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto or in connection herewith is true and correct in all respects.

(kk) Reaffirmation of Representations and Warranties. On each day that any Advance is made hereunder, the Borrower shall be deemed to have certified that all representations and warranties described in Section 4.01 and Section 4.02 are true and correct on and as of such day as though made on and as of such day, except for any such representations or warranties which are made as of a specific date.

(ll) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right in the Collateral Portfolio in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Collateral Portfolio is comprised of “instruments”, “security entitlements”, “general intangibles”, “tangible chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the applicable UCC), real property and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(ll);

(iii) with respect to Collateral Portfolio that constitute “security entitlements”:

a. all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;

b. the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

c. the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments.

(iv) all Controlled Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;

(v) with respect to any Controlled Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account following delivery of a Notice of Exclusive Control;

(vi) the Borrower owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Collateral Portfolio free and clear of any Lien (other than Permitted Liens) of any Person;

(vii) the Borrower has received all consents and approvals required by the terms of any Loan Asset to the granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;

(viii) the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral Portfolio and that portion of the Loan Assets in which a security interest may be perfected by filing of a UCC financing statement granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement;

(ix) other than as expressly permitted by the terms of this Agreement the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Portfolio. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral Portfolio other than any financing statement (A) relating to the security interests granted to the Borrower under the Purchase and Sale Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower;

(x) all original executed copies of each underlying promissory note or electronic copies of each Loan Asset Register, as applicable, that constitute or evidence each Loan Asset has been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(xi) other than in the case of Noteless Loan Assets, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgement of the Collateral Custodian set forth in Section 12.11 may serve as such acknowledgement;

(xii) none of the underlying promissory notes, or Loan Asset Registers, as applicable, that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(xiii) with respect to any Collateral Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Custodian, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and

(xiv) with respect to any Collateral Portfolio that constitutes an “uncertificated security”, that the Borrower shall either cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security or will cause the issuer to comply with the instructions of the Collateral Agent without further consent of the Borrower.

Section 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date and any date which Loan Assets are Pledged hereunder and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of the Required Loan Documents to the Collateral Custodian, the crediting of Loan Assets to the Controlled Accounts and the filing of the financing statements, shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Collateral Portfolio and in that portion of the Loan Assets in which a security interest may be perfected by filing subject only to Permitted Liens. Neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in the Controlled Accounts and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Borrower in such property as a debtor for purposes of the UCC.

(b) Eligibility of Collateral Portfolio. (i) The Loan Tape and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral Portfolio and the amounts owing thereunder is true and correct in all material respects as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency is an Eligible Loan Asset, in each case, satisfying all criteria set forth in the definition of “Eligibility Criteria” and (iii) with respect to each item of Collateral Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of a security interest in each item of Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Loan Asset is an Eligible Loan Asset hereunder or under the Purchase and Sale Agreement shall not constitute an Event of Default if the Borrower complies with Section 2.07(c) hereunder and the Transferor complies with Section 6.1 of the Purchase and Sale Agreement.

(c) No Fraud. Each Loan Asset was originated or acquired without any fraud or material misrepresentation by the Transferor or, to the Borrower’s knowledge, on the part of the Obligor.

Section 4.03 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland (except as such jurisdiction is changed as permitted hereunder), with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals, except where failure to be in good standing or obtain such licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s articles of incorporation or by-laws or any contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Servicer’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained.

(h) Reports Accurate. No Borrowing Base Certificate, information, exhibit, financial statement, document, book, record or report furnished by the Servicer to the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents, or the Collateral Custodian in connection with this Agreement is inaccurate in any material respect as of the date it is dated, and no such document, certificate or information contains any misstatement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be true, complete and correct in all material respects to the knowledge of the Borrower; provided, further, that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate.

(i) Collections. The Servicer acknowledges that all Available Collections received by the Borrower or its Affiliates with respect to the Collateral Portfolio Pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.

(j) Investment Company Act. The Servicer is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act.

(k) Solvency. The Servicer is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(l) Taxes. The Servicer has filed or caused to be filed all federal and all other material tax returns (including, without limitation, all federal and material foreign, state, local and other tax returns) that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Servicer has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no Tax lien has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other governmental charge.

(m) Security Interest. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and first priority perfected security interest in the Loan Assets and in the Borrower’s right in that portion of the Collateral Portfolio in which a security interest may be perfected by filing of a UCC financing statement (except for any Permitted Liens). All filings (including, without limitation, such UCC filings) as are necessary for the perfection of the Secured Parties’ security interest in the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing of a financing statement have been (or prior to the applicable Advance will be) made.

(n) ERISA. The present value of all benefits vested under each “employee pension benefit plan”, as such term is defined in Section 3(3) of ERISA, that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (other than any Multiemployer Plan) and that is, or at any time during the preceding six years was, maintained by the Servicer or any ERISA Affiliate of the Servicer, or open to participation by employees of the Servicer or of any ERISA Affiliate of the Servicer, as from time to time in effect (each, a “Servicer Pension Plan”) does not exceed the value of the assets of the Servicer Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Servicer Pension Plan other than a Multiemployer Plan), withdrawals or reportable events have occurred with respect to any Servicer Pension Plan that, in the aggregate, could subject the Servicer to any material Tax, penalty or other liability. No notice of intent to terminate a Servicer Pension Plan has been filed, nor has any Servicer Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Servicer Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Servicer Pension Plan.

(o) Sanctions. None of the Servicer nor, to its knowledge, any Person directly or indirectly Controlling the Servicer (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; or (iii) shall cause the Obligations to be repaid with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. The Servicer will notify each Lender and Administrative Agent in writing promptly after becoming aware of any breach of this Section 4.03(o).

(p) Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Servicer: (a) the related Obligor’s operations comply with all applicable Environmental Laws; and (b) the related Obligor does not have any contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral and except as disclosed in writing to the Administrative Agent as a notice or inquiry that may contravene this Section 4.03(p) in connection with the approval of such Loan Asset, the Servicer has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws that would reasonably be expected to impact the value of any of the Underlying Collateral.

(q) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(r) Instructions to Obligors. The Collection Account is the only account to which Obligors have been instructed by the Servicer on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral Portfolio.

(s) Broker-Dealer. The Servicer is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(t) Servicer Termination Event. No event has occurred and is continuing which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent as such).

(u) Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject, and no item in the Collateral Portfolio contravenes any Applicable Law.

Section 4.04 Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f) Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 4.05 Representations and Warranties of each Lender. Each Lender hereby individually represents and warrants, as to itself, that it acting for its own account in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Advances made hereunder shall constitute a “loan” and not a “security” for purpose of Section 8-102(15) of the UCC.

Section 4.06 Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f) Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V.

GENERAL COVENANTS

Section 5.01 Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its certificate of formation, limited liability company agreement and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Portfolio Assets and the related assets in the Collateral Portfolio; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Loan Agreements to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b) Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one Independent Director; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person (although, in connection with certain advertising and marketing, the Borrower may be identified as a Subsidiary of the Transferor); (iv) have a board of directors separate from that of the Transferor and any other Person; (v) file its own Tax returns, if any, as may be required under Applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for Tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence (although, in connection with certain advertising and marketing, the Borrower may be identified as a Subsidiary of Solar); (viii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of the Transferor in consolidated financial statements; (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s-length relationship with its Affiliates and the Transferor; (xi) pay the salaries of its own employees, if any; (xii) not hold out its credit or assets as being available to satisfy the obligations of others; (xiii) maintain separate office space (which may be a separately identified area in office space shared with one or more Affiliates of the Borrower) and allocate fairly and reasonably any overhead for shared office space; (xiv) use separate stationery, invoices and checks; (xv) not pledge its assets as security for the obligations of any other Person; (xvi) correct any known misunderstanding regarding its separate identity; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xviii) cause its board of directors to meet or act pursuant to written consents and keep minutes of such meetings and actions, in each case in accordance with Delaware limited liability company formalities, and observe in all material respects all other Delaware limited liability company formalities; (xix) not acquire the obligations or any securities of its Affiliates; (xx) cause the directors, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower and (xxi) not divide or permit any division of the Borrower. Where necessary, the Borrower will obtain proper authorization from its members for limited liability company action.

(c) Preservation of Company Existence. The Borrower will maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it is required to so qualify under Applicable Law, in each case (other than in respect of maintenance of its existence) where the failure to obtain and maintain such standing and qualification could reasonably be expected to have a Material Adverse Effect.

(d) Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Latham & Watkins LLP, as special counsel to the Borrower, issued in connection with the Purchase and Sale Agreement and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(e) Deposit of Collections. The Borrower shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower.

(f) Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent and the Lender Agents (which such disclosure may be included in the Borrowing Base Certificate) the purchase price for each Loan Asset proposed to be acquired by the Borrower.

(g) Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause the Servicer to give, notice to the Administrative Agent and the Lender Agents within five Business Days of the Borrower’s, the Transferor’s or the Servicer’s actual knowledge of the occurrence of any default by an Obligor under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset.

(h) Required Loan Documents. The Borrower shall deliver to the Collateral Custodian copies of the Required Loan Documents and the Loan Asset Checklist pertaining to each Loan Asset within five Business Days after the Cut-Off Date pertaining to such Loan Asset.

(i) Taxes. The Borrower will file or cause to be filed all tax returns required to be filed by it (including, without limitation, all foreign, federal, state, local and other tax returns) and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except for those Taxes contested in good faith by appropriate proceedings and in respect of which it establishes proper reserves on its books in accordance with GAAP).

(j) Notice of Event of Default. The Borrower shall notify the Administrative Agent and each Lender Agent of the occurrence of any Event of Default under this Agreement promptly upon obtaining knowledge of such event. In addition, no later than two Business Days following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent and each Lender Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(k) Notice of Material Events. The Borrower shall promptly upon becoming aware thereof notify the Administrative Agent and each Lender Agent of any event or other circumstance that is reasonably likely to have a Material Adverse Effect.

(l) Notice of Income Tax Liability. The Borrower shall furnish to the Administrative Agent and each Lender Agent notice within 10 Business Days of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(m) Notice of Auditors’ Management Letters. The Borrower shall promptly notify the Administrative Agent and each Lender Agent after the receipt of any auditors’ management letters received by the Borrower or by its accountants.

(n) Notice of Proceedings. The Borrower shall notify the Administrative Agent and each Lender Agent, as soon as possible and in any event within three Business Days, after the Borrower receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, or the Borrower, the Servicer or the Transferor or any of their Affiliates. Solely for purposes of this Section 5.01(n), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral Portfolio, the Transferor or the Borrower in excess of $500,000, with respect to the Borrower, or $5,000,000, with respect to the Transferor, shall be deemed to be material and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer in excess of $5,000,000 shall be deemed to be material.

(o) ERISA Notices.

(i) Notice of ERISA Reportable Events. The Borrower shall promptly notify the Administrative Agent and each Lender Agent after receiving notice of any “reportable event” (as defined in Title IV of ERISA, other than an event for which the reporting requirements have been waived by regulations) with respect to the Borrower (or any ERISA Affiliate thereof), and provide them with a copy of such notice.

(ii) Notices Relating to Benefit Plan Investor or Governmental Plan Entity Status. The Borrower shall promptly notify the Administrative Agent and the Lender in the event the Borrower becomes a Benefit Plan Investor or a Governmental Plan Entity or in the event the Borrower knows or expects that this Agreement or any other action or transaction in connection with this Agreement or any other Transaction Document will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a non-exempt violation of Similar Law.

(p) Notice of Accounting Changes. As soon as possible and in any event within three Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent and each Lender Agent notice of any material change in the accounting policies of the Borrower.

(q) Additional Documents. The Borrower shall provide the Administrative Agent and each Lender Agent with copies of such documents as the Administrative Agent or any Lender Agent may reasonably request evidencing the truthfulness of the representations set forth in this Agreement.

(r) Protection of Security Interest. With respect to the Collateral Portfolio acquired by the Borrower, the Borrower will (i) acquire such Collateral Portfolio pursuant to and in accordance with the terms of the Purchase and Sale Agreement or such other similar agreement, as applicable, (ii) (at the expense of the Servicer, on behalf of the Borrower) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral Portfolio free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) with respect to the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing, filing and maintaining (at the expense of the Servicer, on behalf of the Borrower), effective financing statements against the Transferor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) (at the expense of the Servicer, on behalf of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral Portfolio being Pledged hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral Portfolio (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (iv) permit the Administrative Agent or any Lender Agent or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters no more than twice in any fiscal year when no Event of Default is in existence, and (v) take all additional action that the Administrative Agent, any Lender Agent or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the parties to this Agreement in the Collateral Portfolio, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(s) Liens. The Borrower will promptly notify the Administrative Agent and the Lender Agents of the existence of any Lien on the Collateral Portfolio and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral Portfolio against all claims of third parties (other than Permitted Liens).

(t) Other Documents. At any time from time to time upon prior written request of the Administrative Agent or any Lender Agent, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent or any Lender Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(u) Compliance with Law. The Borrower shall at all times comply in all material respects with all Applicable Law applicable to Borrower or any of its assets (including, without limitation, Environmental Laws, and all federal securities laws), and Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(v) Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books all such proper reserves in accordance with GAAP.

(w) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(x) Performance of Covenants. The Borrower shall observe, perform and satisfy all the material terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral Portfolio that, in each case, in any manner would create any lien or charge upon the Collateral Portfolio, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(y) Tax Treatment. The Borrower shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes and to file any and all Tax forms in a manner consistent therewith.

(z) Maintenance of Records. The Borrower will maintain records with respect to the Collateral Portfolio and the conduct and operation of its business with no less a degree of prudence than if the Collateral Portfolio were held by the Borrower for its own account and will furnish the Administrative Agent and each Lender Agent, upon the reasonable request by the Administrative Agent and each Lender Agent, information with respect to the Collateral Portfolio and the conduct and operation of its business.

(aa) Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, after the occurrence and continuance of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

(bb) Officer’s Certificate. On or within 30 days prior to each anniversary of the date of this Agreement, the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Lender Agents and the Administrative Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral Portfolio that is perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of Tax and judgment lien searches, that there is no other interest in the Collateral Portfolio based on any Tax or judgment lien.

(cc) Continuation Statements. The Borrower shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i) authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii) deliver or cause to be delivered to the Collateral Agent, the Administrative Agent and the Lender Agents an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be a valid and perfected security interest, and stating that counsel has reviewed applicable searches of the UCC filing office in the Borrower’s jurisdiction of organization and that such searches do not indicate any other Liens of record except as specified therein, provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(dd) Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b), and neither the Borrower nor any other Person on its behalf shall make an election to be, or take any other action that is reasonably likely to result in the Borrower being treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(ee) Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

(ff) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall and each Person directly or indirectly Controlling the Borrower shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws in any material respect; and (iii) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws in any material respect. The Borrower shall conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws.

Section 5.02 Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents and arising in connection with ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities (other than any equity or other securities retained pursuant to Section 6.05) of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) create, form or otherwise acquire any Subsidiaries or (vii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b) Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all directors (including the consent of the Independent Director(s)) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or not Solvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (v) make any assignment for the benefit of the Borrower’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any action in furtherance of any of the foregoing.

(c) Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect Borrower’s title to the Collateral Portfolio, except for dispositions of the Collateral Portfolio expressly permitted or contemplated by this Agreement.

(d) Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral Portfolio to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral Portfolio with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted or contemplated by the terms of this Agreement.

(e) Liens. The Borrower shall not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral Portfolio subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f) Organizational Documents. The Borrower shall not modify or terminate any of the organizational documents of the Borrower without the prior written consent of the Administrative Agent.

(g) Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07, including sales of the Collateral Portfolio expressly permitted or contemplated thereby), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(h) Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (x) to finance the purchase by the Borrower on a “true sale” basis, of Collateral Portfolio, (y) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Delayed Draw Loan Assets included in the Collateral Portfolio or (z) in those instances where sufficient Borrowing Base capacity exists, to distribute such proceeds to the Transferor without a concurrent purchase by the Borrower of any Collateral Portfolio.

(i) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio other than with respect to any assets released from the Lien of the Collateral Agent hereunder (and for which no Advances, if any, applicable to such asset remain outstanding) following (i) a substitution effected in accordance with Section 2.07(a) (so long as the Borrower has Pledged a Substitute Eligible Loan Asset in connection therewith), (ii) a repurchase or substitution of a Warranty Loan Asset effected in accordance with Section 2.07(c) or (iii) a Lien Release Dividend effected in accordance with Section 2.07(g).

(j) Extension or Amendment of Collateral Portfolio. The Borrower will not, except as otherwise permitted in Section 6.02(a) of this Agreement and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(k) Purchase and Sale Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent.

(l) Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, other than, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom (i) if the Administrative Agent has confirmed that the applicable Unmatured Event of Default has been cured, amounts on deposit in the Interest Collection Account that would have been distributed pursuant to Section 2.04(a)(x) or the Principal Collection Account that would have been distributed pursuant to Section 2.04(b)(vii) on the immediately preceding Payment Date except for the existence of an Unmatured Event of Default and (ii) distributions to its member on its membership interests.

(m) ERISA Matters. The Borrower will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate to engage, in any prohibited transaction (within the meaning of ERISA Section 406 or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower, or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to any Pension Plan, other than an event for which reporting requirements have been waived by regulations.

(n) Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

(o) Taxable Mortgage Pool Matters. The sum of the Outstanding Balances of all Loan Assets owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) shall not at any time exceed 35% of the aggregate Outstanding Balance of all Loan Assets.

(p) Change of Jurisdiction, Location, Names or Location of Loan Asset Files. The Borrower shall not change the jurisdiction of its formation, make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names (other than those listed on Schedule II hereto, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this Section 5.02(p) after compliance with all terms and conditions of this Section 5.02(p) related thereto) unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith. The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. The Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Asset Files from the location thereof on the Closing Date, unless the Administrative Agent shall consent to such move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith.

(q) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with the Transferor for tax purposes.

(r) Compliance with Sanctions. None of the Borrower nor any Person directly or indirectly Controlling the Borrower will, directly or knowingly indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. The Borrower shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions.

Section 5.03 Affirmative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to servicing the Collateral Portfolio or any part thereof pursuant to the terms hereof.

(b) Preservation of Company Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Obligations and Compliance with Collateral Portfolio. The Servicer will take all actions within its control so as to permit the Borrower to fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral Portfolio and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral Portfolio. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with the limited recourse undertaking of the Servicer, in its capacity as seller, under Section 2.1(e) of the Purchase and Sale Agreement.

(d) Keeping of Records and Books of Account.

(i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral Portfolio and the identification of the Collateral Portfolio.

(ii) The Servicer shall permit the Administrative Agent, each Lender Agent or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and the Servicer’s servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters and to review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with the Servicing Standard, as well as with the Transaction Documents and to conduct an audit of the Collateral Portfolio and Required Loan Documents in conjunction with such a review. For the avoidance of doubt, the right of the Administrative Agent provided herein to visit and inspect the financial records and properties of the Borrower and the Servicer and conduct such audits shall be limited to not more than two such visits and inspections in any fiscal year; provided that after the occurrence and during the continuance of an Event of Default, there shall be no limit to the number of such visits, inspections and audits.

(iii) The Servicer will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral Portfolio indicating that the Collateral Portfolio is owned by the Borrower subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties.

(e) Preservation of Security Interest. The Servicer will take all steps necessary to ensure that the Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio, which is enforceable in accordance with Applicable Law. The Servicer (at its own expense, on behalf of the Borrower) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral Portfolio in which a security interest may be perfected by filing.

(f) Events of Default. The Servicer will provide the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent) with written notice of the occurrence of each Event of Default and each Unmatured Event of Default no later than two Business Days following the Servicer’s knowledge or notice thereof. In addition, no later than two Business Days following the Servicer’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Servicer will provide to the Collateral Agent, the Administrative Agent and each Lender Agent a written statement of the chief financial officer or chief accounting officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(g) Taxes. The Servicer will file all federal and all other material tax returns required to be filed by it (including, without limitation, all federal and material foreign, state, local and other tax returns) and pay any and all Taxes imposed on it or its property as required under the Transaction Documents (except for those Taxes contested in good faith by appropriate proceedings and in respect of which it establishes proper reserves on its books in accordance with GAAP).

(h) Other. The Servicer will promptly furnish to the Collateral Agent and the Administrative Agent such other information, documents, records or reports respecting the Collateral Portfolio or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Collateral Agent or Secured Parties under or as contemplated by this Agreement.

(i) Proceedings Related to the Borrower, the Transferor and the Servicer and the Transaction Documents. The Servicer shall notify the Administrative Agent and each Lender Agent as soon as possible and in any event within three Business Days after any Responsible Officer of the Servicer receives notice or obtains knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Borrower, the Transferor or the Servicer (or any of their Affiliates) or the Transaction Documents. Solely for purposes of this Section 5.03(i), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents or the Borrower in excess of $500,000 shall be deemed to be expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor in excess of $5,000,000 shall be deemed to be expected to have such a Material Adverse Effect.

(j) Deposit of Collections. The Servicer shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(k) Loan Asset Register. The Servicer shall maintain, or cause to be maintained, with respect to each Noteless Loan Asset a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Asset Register”) in which it will record, or cause to be recorded, (v) the amount of such Noteless Loan Asset, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan Asset received from the Obligor, (y) the date of origination of such Noteless Loan Asset and (z) the maturity date of such Noteless Loan Asset. All of the information (and related certifications) required to be set forth with respect to the Loan Asset Register may be included in the applicable Borrowing Base Certificate.

(l) Special Purpose Entity Requirements. The Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and (b) and 5.02(a); provided that, for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with Section 5.02(a)(viii) or Section 5.01(a)(xv) (it being understood that this proviso shall in no way affect the obligation of the Servicer to manage the activities and liability of the Borrower such that the Borrower maintains compliance with either of the foregoing subsections).

(m) Accounting Changes. As soon as possible and in any event within three Business Days after the effective date thereof, the Servicer will provide to the Administrative Agent and the Lender Agents notice of any material change in the accounting policies of the Servicer.

(n) Proceedings Related to the Collateral Portfolio. The Servicer shall notify the Administrative Agent and each Lender Agent as soon as possible and in any event within three Business Days after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral Portfolio. Solely for purposes of this Section 5.03(n), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Portfolio or the Collateral Agent’s or the Secured Parties’ interest in the Collateral Portfolio in excess of $5,000,000 or more shall be deemed to be expected to have such a Material Adverse Effect.

(o) Compliance with Legal Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Latham & Watkins LLP, as special counsel to the Servicer, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(p) Instructions to Agents and Obligors. The Servicer shall direct, or shall cause the Transferor to direct, any agent or administrative agent for any Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, to direct the Obligor with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset directly to the Collection Account. The Borrower and the Servicer shall take commercially reasonable steps to ensure, and shall cause the Transferor to take commercially reasonable steps to ensure, that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(q) Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(r) Audits. At the discretion of the Administrative Agent and each Lender Agent, the Servicer shall allow the Administrative Agent and each Lender Agent (during normal office hours and upon advance notice) to review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with the Servicing Standard, as well as with the Transaction Documents and to conduct an audit of the Collateral Portfolio and Required Loan Documents in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. Any such review shall be subject to the limitations set forth in Section 5.03(d)(ii).

(s) Insurance Policies. The Servicer will take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender in respect of any Insurance Policies applicable to Loan Assets.

(t) Disregarded Entity. The Servicer shall cause the Borrower to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Borrower nor any other Person on its behalf shall make an election to be, or take any other action that is reasonably likely to result in the Borrower being, treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(u) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Servicer, each Person directly or indirectly Controlling the Servicer and each Person directly or indirectly Controlled by the Servicer and, to the Servicer’s knowledge, any Related Party of the foregoing shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) ensure it does not cause the Borrower to use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws in any material respect; and (iii) ensure it does not cause the Borrower to fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws in any material respect.

(v) Sanctions. The Servicer shall promptly notify the Administrative Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself or by the Borrower.

Section 5.04 Negative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a) Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person (other than an Affiliate), unless the Servicer is the surviving entity and unless:

(i) the Servicer has delivered to the Administrative Agent and each Lender Agent an Officer’s Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;

(ii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender Agent;

(iii) after giving effect thereto, no Event of Default or Servicer Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Termination Event shall have occurred and be continuing; and

(iv) the Administrative Agent shall have consented in writing to such consolidation, merger, conveyance or transfer (such consent not to be unreasonably withheld).

(b) Change of Location of Loan Asset Files. The Servicer shall not (x) change the offices where it keeps records concerning the Collateral Portfolio from the address set forth under its name in Section 11.02, or (y) move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Asset Files from the location thereof on the initial Advance Date, unless, in each case, the Administrative Agent shall consent to such change or move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio.

(c) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

(d) Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.02(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(e) Taxable Mortgage Pool Matters. The Servicer will manage the portfolio and advise the Borrower with respect to purchases from the Transferor so as to not at any time allow the sum of the Outstanding Balances of all Loan Assets owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) to exceed 35% of the aggregate Outstanding Balance of all Loan Assets.

(f) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

(g) Compliance with Sanctions. None of the Servicer nor, to its knowledge, any Person directly or indirectly Controlling the Servicer will, directly or knowingly indirectly, cause the Borrower to use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. The Servicer shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Servicer will notify each Lender and the Administrative Agent in writing promptly after becoming aware of any breach of this Section 5.04(g).

Section 5.05 Affirmative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Affirmative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Location of Required Loan Documents. Subject to Article XII of this Agreement, the Required Loan Documents delivered in original form shall remain at all times in the possession of the Collateral Custodian at the address located at 1055 10th Ave S.E., Minneapolis, MN 55414 unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.

Section 5.07 Negative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date, the Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral Portfolio except as contemplated by this Agreement.

ARTICLE VI.

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01 Appointment and Designation of the Servicer.

(a) Initial Servicer. The Borrower, each Lender Agent and the Administrative Agent hereby appoint Solar, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio. Until the Administrative Agent gives Solar a Servicer Termination Notice, Solar hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b) Servicer Termination Notice. The Borrower, the Servicer, each Lender Agent, and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Termination Event, the Administrative Agent, by written notice to the Servicer (with a copy to the Collateral Agent) (a “Servicer Termination Notice”), may terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.04, the Servicing Fees therefor accrued until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral Portfolio, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.

(c) Appointment of Replacement Servicer. At any time following the delivery of a Servicer Termination Notice, the Administrative Agent may, in its sole discretion, (i) appoint Wells Fargo (or an Affiliate thereof) as Servicer under this Agreement and, in such case, all authority, power, rights and obligations of the Servicer shall pass to and be vested in Wells Fargo (or an Affiliate thereof) or (ii) appoint a new Servicer (in each case, the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. In the event that Wells Fargo (or an Affiliate thereof) or a Replacement Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of assets similar to the Collateral Portfolio, as the Replacement Servicer hereunder.

(d) Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided that the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Replacement Servicer shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.

(e) Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral Portfolio.

(f) Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral Portfolio; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Termination Event.

(g) Waiver. The Borrower acknowledges that the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender Agent or any of their respective Affiliates, the Collateral Agent and the Servicer (other than claims relating to each such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

Section 6.02 Duties of the Servicer.

(a) Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral Portfolio from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the occurrence of a Servicer Termination Event, but subject to the terms of this Agreement (including, without limitation, Section 6.04), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral Portfolio and take or refrain from taking any and all actions with respect to the Collateral Portfolio. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i) supervising the Collateral Portfolio, including communicating with Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral Portfolio and otherwise managing the Collateral Portfolio on behalf of the Borrower;

(ii) maintaining all necessary servicing records with respect to the Collateral Portfolio and providing such reports to the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent and the Collateral Custodian) in respect of the servicing of the Collateral Portfolio (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender Agent may reasonably request;

(iii) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral Portfolio in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral Portfolio;

(iv) promptly delivering to the Administrative Agent, each Lender Agent, the Collateral Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender Agent, Collateral Custodian or the Collateral Agent may from time to time reasonably request;

(v) identifying each Loan Asset clearly and unambiguously in its servicing records to reflect that such Loan Asset is owned by the Borrower and that the Borrower is Pledging a security interest therein to the Secured Parties pursuant to this Agreement;

(vi) notifying the Administrative Agent and each Lender Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan Asset (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(vii) maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio;

(viii) except to the extent held by the Collateral Custodian in accordance with Section 12.02(b), maintaining the Loan Asset File with respect to Loan Assets included as part of the Collateral Portfolio; provided that, so long as the Servicer is in possession of any Required Loan Documents, the Servicer will hold such Required Loan Documents in a fireproof safe or fireproof file cabinet;

(ix) directing the Collateral Agent to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;

(x) directing the sale or substitution of Collateral Portfolio in accordance with Section 2.07;

(xi) providing assistance to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;

(xii) instructing the Obligors and the administrative agents on the Loan Assets to make payments directly into the Collection Account established and maintained with the Collateral Agent;

(xiii) delivering the Loan Asset Files and the Loan Tape to the Collateral Custodian; and

(xiv) complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.

It is acknowledged and agreed that the Borrower possesses all rights of a lender with respect to the enforcement of rights of a lender and remedies with respect to the Loan Assets and the Underlying Collateral and under the Loan Agreements with respect to the related Loan Asset, and therefore, for all purposes under this Agreement, the Servicer shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related Loan Agreements, it has the right to do so. Notwithstanding anything to the contrary contained herein, it is acknowledged and agreed that the performance by the Servicer of its duties hereunder shall be limited insofar as such performance would conflict with or result in a breach of any of the express terms of the related Loan Agreements; provided that the Servicer shall (a) provide prompt written notice to the Administrative Agent (who will provide each Lender Agent with a copy promptly upon receipt thereof) upon becoming aware of such conflict or breach, (b) have determined that there is no other commercially reasonable performance that it could render consistent with the express terms of the Loan Agreements which would result in all or a portion of the servicing duties being performed in accordance with this Agreement, and (c) undertake all commercially reasonable efforts to mitigate the effects of such non-performance including performing as much of the servicing duties as possible and performing such other commercially reasonable and/or similar duties consistent with the terms of the Loan Agreements.

(b) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender Agent and the Secured Parties of their rights hereunder shall not release the Servicer, the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral Portfolio. The Secured Parties, the Administrative Agent, each Lender Agent and the Collateral Agent shall not have any obligation or liability with respect to any Collateral Portfolio, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

(c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(d) At any time when a Replacement Servicer is appointed pursuant to Section 6.01(c), the Transferor shall, at the Collateral Agent’s, the Collateral Custodian’s or the Administrative Agent’s request, assemble all of the Loan Asset Files reasonably available to it and make the same available to the Collateral Agent, the Collateral Custodian or the Administrative Agent at a place selected by the Collateral Agent, the Collateral Custodian, the Administrative Agent or their designee.

(e) On and after the date that a Replacement Servicer is appointed pursuant to Section 6.01(c), the existing Servicer shall assist the Replacement Servicer in assuming each and all of the Servicer’s obligations to service and administer the Collateral Portfolio in accordance with this Agreement and comply with reasonable instructions from the Administrative Agent with respect thereto.

Section 6.03 Authorization of the Servicer.

(a) Each of the Borrower, the Administrative Agent, each Lender Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral Portfolio by the Transferor to the Borrower under the Purchase and Sale Agreement and, thereafter, the Pledge by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, of a security interest in the Collateral Portfolio, to collect all amounts due under any and all Collateral Portfolio, including, without limitation, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio and, after the delinquency of any Collateral Portfolio and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral Portfolio. The Transferor, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral Portfolio. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent, any Lender or any Lender Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s and each Lender Agent’s consent.

(b) After the declaration of the Facility Maturity Date, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral Portfolio; provided that the Administrative Agent may, at any time after an Event of Default has occurred, notify any Obligor with respect to any Collateral Portfolio of the assignment of such Collateral Portfolio to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral Portfolio, and adjust, settle or compromise the amount or payment thereof.

Section 6.04 Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral Portfolio. The Servicer will use its commercially reasonable efforts to collect or cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral Portfolio as and when the same become due, all in accordance with the Servicing Standard.

(b) Taxes and other Amounts. The Servicer will use its commercially reasonable efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Loan Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by the Loan Agreements.

(c) Payments to Collection Account. On or before the applicable Cut-Off Date, the Servicer shall have instructed all Obligors (or the applicable administrative or paying agent) to make all payments in respect of the Collateral Portfolio directly to the Collection Account; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.

(d) Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Control Agreement, as applicable, prior to the delivery of a Notice of Exclusive Control, the Borrower and the Servicer shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that after the delivery of a Notice of Exclusive Control (as defined in the Control Agreement, as applicable), such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) such property (subject to Section 6.04(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset under Article 8 of the UCC and (B) regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Controlled Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC). All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank.

(e) Loan Agreements. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements, or otherwise to examine the Loan Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan Asset granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.

(f) Establishment of the Collection Account. The Borrower established or caused to be established, on or before the Closing Date, with the Account Bank, and maintained in the name of the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties, a segregated corporate trust account entitled “Collection Account for SSLP 2016-1, LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent for the benefit of the Secured Parties” (the “Collection Account”), and the Borrower shall further cause to be maintained two subaccounts linked to and constituting part of the Collection Account for the purpose of segregating, within two (2) Business Days of the receipt of any Principal Collections (the “Principal Collection Account”) and Interest Collections (the “Interest Collection Account”), respectively, over which the Collateral Agent, for the benefit of the Secured Parties, shall have control and from which none of the Servicer nor the Borrower shall have any right of withdrawal except in accordance with the terms of this Agreement and the Control Agreement.

(g) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(h) Establishment of the Unfunded Exposure Account. The Borrower established, on or before the Closing Date, with the Account Bank, and maintained in the name of the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties, a segregated corporate trust account entitled “Unfunded Exposure Account for SSLP 2016-1, LLC, subject to the lien of Wells Fargo Bank, National Association, as Collateral Agent for the benefit of the Secured Parties” (the “Unfunded Exposure Account”). Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Delayed Draw Loan Assets; provided that, until the earlier to occur of the end of the Reinvestment Period or the Facility Maturity Date, the amount withdrawn to fund such draw request shall not cause a Borrowing Base Deficiency. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Administrative Agent, and the Administrative Agent shall instruct the Account Bank to fund such draw request in accordance with the Loan Agreement pertaining to such Delayed Draw Loan Assets. As of any date of determination, any amounts on deposit in the Unfunded Exposure Account that exceed (i) the aggregate Unfunded Exposure Equity Amount prior to the earlier to occur of the end of the Reinvestment Period or the Facility Maturity Date and (ii) the aggregate of all Unfunded Exposure Amounts following the earlier to occur of the end of the Reinvestment Period or the Facility Maturity Date, in each case shall be transferred into the Principal Collection Account as Principal Collections.

Section 6.05 Realization Upon Loan Assets. The Servicer will use reasonable efforts to exercise available remedies, if any, relating to a Defaulted Loan Asset in order to maximize recoveries thereunder in accordance with the Servicing Standard. Subject to the terms of the Loan Agreements and the Servicing Standard, the Servicer will comply with Applicable Law in exercising such remedies. The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a Defaulted Loan Asset.

Section 6.06 Servicing Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fees and reimbursed its reasonable out-of-pocket expenses as provided in Section 2.04.

Section 6.07 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will pay (on behalf of the Borrower) or make a capital contribution to the Borrower to enable the Borrower to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Controlled Accounts. The Servicer may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.04; provided that, to the extent funds are not available for such reimbursement, the Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fees and except as otherwise provided in Section 2.04.

Section 6.08 Reports to the Administrative Agent; Account Statements; Servicing Information.

(a) Notice of Borrowing. On each Advance Date and on each reduction of Advances Outstanding pursuant to Section 2.18, the Borrower (and the Servicer on its behalf) will provide a Notice of Borrowing or a Notice of Reduction, as applicable, and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent).

(b) Servicing Report. On each Reporting Date, the Servicer will provide to the Borrower, each Lender Agent, the Administrative Agent, the Collateral Agent and any Liquidity Bank, a monthly statement including (i) a Borrowing Base Certificate calculated as of the most recent Determination Date, (ii) a summary prepared with respect to each Obligor and with respect to each Loan Asset for such Obligor prepared as of the most recent Determination Date that will be required to set forth only (x) calculations of the Net Senior Leverage Ratio and the Interest Coverage Ratio for each such Loan Asset for the most recently ended Relevant Test Period for each such Loan Asset and (y) whether or not each such Loan Asset shall have become subject to a material amendment, restatement, supplement, waiver or other modification and whether such amendment, restatement, supplement, waiver or other modification is a Material Modification, (iii) a calculation of the amounts actually available to be drawn by the Servicer under its consolidated committed debt facilities pursuant to Section 7.01(t) and (iv) if such Reporting Date precedes a Payment Date, amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) (such monthly statement, a “Servicing Report”), with respect to related calendar month signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit I.

(c) Servicer’s Certificate. Together with each Servicing Report, the Servicer shall submit to the Administrative Agent, each Lender Agent, the Collateral Agent and any Liquidity Bank a certificate substantially in the form of Exhibit I (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that no Event of Default or Unmatured Event of Default has occurred and is continuing.

(d) Financial Statements. The Servicer will submit (or cause to be submitted) to the Administrative Agent and each Lender Agent, (i) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Servicer (excluding the fiscal quarter ending on the date specified in clause (ii)), commencing with the fiscal quarter ended September 30, 2016, consolidated unaudited financial statements of the Servicer for the most recent fiscal quarter, and (ii) within 120 days after the end of each fiscal year of the Servicer, commencing with the fiscal year ended December 31, 2016, consolidated audited financial statements of the Servicer, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year.

(e) Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer will deliver to the Administrative Agent, the Lender Agents and the Collateral Agent, with respect to each Obligor, (i) to the extent received by the Borrower and/or the Servicer pursuant to the Loan Agreement, the complete financial reporting package with respect to such Obligor and with respect to each Loan Asset for such Obligor provided to the Borrower and/or the Servicer either monthly or quarterly, as the case may be, by such Obligor, which delivery shall be made within 10 Business Days after Servicer’s or Borrower’s receipt thereof and (ii) asset and portfolio level monitoring reports prepared by the Servicer with respect to the Loan

Assets, which delivery shall be made within 60 days of the end of each quarter (or, in the case of last quarter of each year, 120 days of the end of such quarter) and which shall include, without limitation, covenant and financial covenant testing information. The Servicer will promptly deliver to the Administrative Agent and any Lender Agent, upon reasonable request and to the extent received by the Borrower and/or the Servicer, all other documents and information required to be delivered by the Obligors to the Borrower with respect to any Loan Asset included in the Collateral Portfolio.

(f) Amendments to Loan Assets. The Servicer will deliver to the Administrative Agent, the Lender Agents and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset (along with any material internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within 10 Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(g) Website Access to Information. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(h) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on Intralinks (or other replacement) website to which the Administrative Agent and Lender Agents have access or upon receipt of such information through e-mail or another delivery method acceptable to the Administrative Agent.

(h) BDC Assets. The BDC will submit to the Administrative Agent and each Lender Agent, on each BDC Reporting Date, a certification by a Responsible Officer of the BDC of the aggregate assets and commitments of the BDC and its consolidated Subsidiaries (determined in accordance with GAAP and Applicable Law) as of the end of the previous fiscal quarter. A “BDC Asset Coverage Event” shall be deemed to occur and be continuing if the Asset Coverage Ratio of the BDC and its consolidated Subsidiaries (determined in accordance with GAAP and Applicable Law) on any BDC Reporting Date is less than the amount required under the 1940 Act (which as of the Closing Date is 2:1).

Section 6.09 Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent, each Lender Agent and the Collateral Agent within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2016, a report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred.

Section 6.10 Annual Independent Public Accountant or Other Third Party’s Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) or other nationally recognized independent third party experienced in such matters (such third party subject to the approval of the Administrative Agent in its sole discretion) to furnish to the Administrative Agent, each

Lender Agent and the Collateral Agent within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2017, a report covering such fiscal year to the effect that such accountants or other third party have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral Portfolio under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants or other third party that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants or other third party shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In the event such firm of independent public accountants or other third party requires the Collateral Agent to agree to the procedures performed by such firm (with respect to any of the reports or certificates of such firm), or sign any other agreement in connection therewith, the Collateral Agent shall, upon direction from the Servicer so agree to the terms and conditions requested by such firm of independent public accountants or other third parties as a condition to receiving documentation required by this Agreement; it being understood and agreed that the Collateral Agent shall deliver such letter of agreement or other agreement in conclusive reliance on such direction and shall make no inquiry or investigation as to, and shall have no obligation or responsibility in respect of, the terms of the engagement of such independent public accountants or other third party by the Servicer or the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement. Upon direction from the Servicer, the Collateral Agent shall be authorized, without liability on its part, to execute and deliver any acknowledgement or other agreement with such firm of independent public accountants or other third party required for the receipt of the certificates, reports or instructions provided for herein, which acknowledgement or agreement, to the extent so directed by the Servicer, may include, amongst other things, (i) acknowledgement that the Servicer has agreed that the procedures by the independent public accountants or other third party are sufficient for relevant purposes, (ii) releases by the Collateral Agent of any claims, liabilities and expenses arising out of or relating to such independent public accountant or other third party’s engagement, agreed-upon procedures or any report issued by such independent public accountants or other third party under any such engagement and acknowledgement of other limitations of liability in favor of the independent public accountants or other third party and (iii) restrictions or prohibitions on the disclosure of any such certificates, reports or other information or documents provided to it by such firm of independent public accountants or other third party.

Section 6.11 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent and each Lender Agent. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

ARTICLE VII.

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) the Borrower or the Transferor defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of $500,000 with respect to each party and such default is not cured within three Business Days (or if due to administrative error, three Business Days after notice or knowledge thereof by the Borrower or the Transferor, as applicable); or

(b) any failure on the part of the Borrower or the Transferor duly to observe or perform to a material extent any other covenants or agreements of the Borrower or the Transferor set forth in this Agreement or the other Transaction Documents to which the Borrower or the Transferor is a party and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent or Collateral Agent and (ii) the date on which the Borrower or the Transferor acquires knowledge thereof; or

(c) the occurrence of a Bankruptcy Event relating to the Transferor or the Borrower; or

(d) the occurrence of a Servicer Termination Event; or

(e) (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess, individually or in the aggregate, of $500,000, against the Borrower and the Borrower shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal or (2) the Borrower shall have made payments of amounts in excess of $500,000 in the settlement of any litigation, claim or dispute; or

(f) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower and the Transferor; or

(g) (1) any material provision of any Transaction Document, or any lien or security interest granted thereunder, shall (in each case, except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor, or the Servicer,

(2) the Borrower, the Transferor or the Servicer shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or

(3) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(h) a Borrowing Base Deficiency exists and has not been remedied in accordance with Section 2.06; provided that, during the period of time that such event remains unremedied, any payments required to be made on a Payment Date shall be made under Section 2.04(c); or

(i) failure on the part of the Borrower, the Transferor or the Servicer to make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections or any other payment or deposit required to be made by the terms of the Transaction Documents to any Secured Party, Affected Party or Indemnified Party) or the Borrower, the Servicer or the Transferor fails to observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral Portfolio, in each case, required by the terms of any Transaction Document (other than Section 2.06) within three Business Days of the day such payment or deposit is required to be made (or if due to administrative error, three Business Days after notice or knowledge thereof by the Borrower or the Transferor, as applicable); or

(j) the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the Collateral Portfolio shall require registration as an “investment company” within the meaning of the 1940 Act; or

(k) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor and such lien shall not have been released within five Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Transferor and such lien shall not have been released within five Business Days; or

(l) any Change of Control shall occur; or

(m) any representation, warranty or certification made by the Borrower or the Transferor in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect on the Secured Parties, and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent or the Collateral Agent (which shall be given at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge thereof; or

(n) failure of the Borrower to pay, on the Facility Maturity Date, all accrued and unpaid Obligations; or

(o) without limiting the generality of Section 7.01(i) above, failure of the Borrower to pay Yield or the Non-Usage Fee within three Business Days of any Payment Date or within three Business Days of any date otherwise due; or

(p) the Borrower ceases to have a valid, perfected ownership interest in all of the Collateral Portfolio; or

(q) the Transferor fails to transfer to the Borrower the applicable Loan Assets and the related Portfolio Assets set forth in a Notice of Borrowing on an Advance Date; or

(r) the Borrower makes any assignment or attempted assignment of its rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in the exercise of its sole and absolute discretion; or

(s) (i) failure of the Borrower to maintain at least one Independent Director, (ii) the removal of any Independent Director of the Borrower without “cause” (as such term is defined in the limited liability company agreement of the Borrower) or without giving prior written notice to the Administrative Agent, each as required in the organizational documents of the Borrower or (iii) an Independent Director of the Borrower which is not provided by CT Corporation, Corporation Service Company, Wilmington Trust Company, Lord Securities Corporation or Puglisi & Associates or, if none of those companies is then providing professional Independent Directors, another nationally recognized service reasonably acceptable to the Administrative Agent shall be appointed without the consent of the Administrative Agent; or

(t) the Servicer fails to maintain a minimum of $10,000,000 of unencumbered liquidity, which may be maintained as a combination of (i) cash or cash equivalents held by the Servicer (exclusive of any cash or cash equivalents held by the Borrower) and (ii) amounts actually available to be drawn by the Servicer on the applicable date of determination under its consolidated committed debt facilities; or

(u) the occurrence of a BDC Asset Coverage Event.

then the Administrative Agent (so long as the Administrative Agent is Wells Fargo Bank, National Association) or all of the Lenders may, by notice to the Borrower, declare the Facility Maturity Date to have occurred; provided that, in the case of any event described in Section 7.01(c) above, the Facility Maturity Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale Agreement or from any other third party and shall cease originating Loan Assets, (ii) the

Administrative Agent (so long as the Administrative Agent is Wells Fargo Bank, National Association) or all of the Lenders may declare any Obligations to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that the Borrower shall in any event remain liable to pay such Advances and all such amounts and Obligations immediately in accordance with Section 2.04(e) hereof). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, (or any designee thereof, including, without limitation, the Servicer), during the existence of an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lenders, the Lender Agents or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred and be continuing, the Yield Rate shall be increased pursuant to the increase set forth in the definition of “Applicable Spread”, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence of such Event of Default until such time as such Event of Default is cured or waived in writing by the Administrative Agent.

Section 7.02 Additional Remedies of the Administrative Agent.

(a) If, (i) upon the Administrative Agent’s or the Lenders’ declaration that the Advances made to the Borrower hereunder are immediately due and payable pursuant to Section 7.01 upon the occurrence of an Event of Default, or (ii) on the Facility Maturity Date (other than a Facility Maturity Date occurring pursuant to clause (iv) of the definition thereof prior to an Event of Default), the aggregate outstanding principal amount of the Advances, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders and Lender Agents, to immediately sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral Portfolio and apply the proceeds thereof to the Obligations; provided that the Borrower, or its Affiliates, may exercise its right of first refusal to repurchase the Collateral Portfolio, in whole but not in part, prior to such sale at a purchase price that is not less than the amount of the Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted), which right of first refusal shall terminate not later than 5:00 p.m. on the tenth Business Day following the Facility Maturity Date.

(b) The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral Portfolio may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral Portfolio, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral Portfolio on the date the Administrative Agent or all of the Lender Agents declares the Advances made to the Borrower hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral Portfolio in the same manner or on the same Business Day.

(c) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral Portfolio or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information (including any information that the Borrower and the Servicer is required by contract to be kept confidential), to the extent such information can be provided without violation of any Applicable Law; provided that (A) notwithstanding the foregoing, neither the Borrower nor the Servicer shall intentionally act or fail to act in a manner that causes a confidentiality restriction to exist or otherwise arise on any such information, (B) to the extent otherwise permissible under Applicable Law or contract, the Borrower and the Servicer shall provide the Administrative Agent written notice promptly (and in any event within one Business Day) after the earlier of obtaining actual knowledge or receiving written notice of the existence of a confidentiality restriction which would preclude delivery of any information with respect to the Collateral Portfolio, and (C) the Borrower and the Servicer shall undertake commercially reasonable efforts to remove any such confidentiality restrictions so that such information can be made available to the Administrative Agent relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral Portfolio subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder.

(d) Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral Portfolio may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral Portfolio or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral Portfolio marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral Portfolio as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine.

(e) Any amounts received from any sale or liquidation of the Collateral Portfolio pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwise direct.

(f) The Administrative Agent, the Lender Agents and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower.

(g) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h) Each of the Borrower and the Servicer hereby irrevocably appoints each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its own expense, in connection with the enforcement of the rights and remedies after the occurrence of an Event of Default provided for in this Agreement, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent or all proper bills of sale, assignments, releases and other instruments as may be designated in any such request; provided that, for the avoidance of doubt, no right under any power of attorney furnished under this Section 7.02(h) may be exercised until after the occurrence of an Event of Default.

ARTICLE VIII.

INDEMNIFICATION

Section 8.01 Indemnities by the Borrower.

(a) Without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the

Secured Parties, Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Agreement) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements, but excluding Taxes, which are addressed in Section 2.11 (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party arising out of or as a result of this Agreement or in respect of any of the Collateral Portfolio, excluding, however, Indemnified Amounts to the extent resulting solely from gross negligence or willful misconduct on the part of an Indemnified Party. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following:

(i) any Loan Asset treated as or represented by the Borrower to be an Eligible Loan Asset which is not at the applicable time an Eligible Loan Asset, or the purchase by any party or origination of any Loan Asset which violates Applicable Law;

(ii) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer (if Solar or one of its Affiliates is the Servicer) or any of their respective officers under or in connection with this Agreement or any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Borrower or the Servicer (if Solar or one of its Affiliates is the Servicer) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any item of Collateral Portfolio, or the nonconformity of any item of Collateral Portfolio with any such Applicable Law;

(iv) the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio, free and clear of any Lien, whether existing at the time of the related Advance or at any time thereafter;

(v) on each Business Day prior to the Collection Date, the occurrence of a Borrowing Base Deficiency and the same has not been remedied in accordance with Section 2.06;

(vi) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Loan Assets included in the Collateral Portfolio or the other Portfolio Assets related thereto, whether at the time of any Advance or at any subsequent time;

(vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Loan Asset included in the Collateral Portfolio (including, without limitation, a defense based on such Loan Asset (or the Loan Agreement evidencing such Loan Asset) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the Collateral Portfolio;

(viii) any failure of the Borrower or the Servicer (if Solar or one of its Affiliates is the Servicer) to perform its duties or obligations in accordance with the provisions of the Transaction Documents to which it is a party or any failure by Solar, the Borrower or any Affiliate thereof to perform its respective duties under any Collateral Portfolio;

(ix) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower or the Transferor to qualify to do business or file any notice or business activity report or any similar report;

(x) any action taken by the Borrower or the Servicer in the enforcement or collection of the Collateral Portfolio which results in any claim, suit or action of any kind pertaining to the Collateral Portfolio or which reduces or impairs the rights of the Administrative Agent, Lender Agent or Lender with respect to any Loan Asset or the value of any such Loan Asset;

(xi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Collateral or services that are the subject of any Collateral Portfolio;

(xii) any claim, suit or action of any kind arising out of or in connection with Environmental Laws relating to the Borrower or the Collateral Portfolio, including any vicarious liability;

(xiii) the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including, without limitation, sales, excise or personal property Taxes payable in connection with the Collateral Portfolio;

(xiv) any repayment by the Administrative Agent, the Lender Agents, the Lenders or a Secured Party of any amount previously distributed in payment of Advances or payment of Yield or Fees or any other amount due hereunder, in each case which amount the Administrative Agent, the Lender Agents, the Lenders or a Secured Party believes in good faith is required to be repaid;

(xv) the commingling by the Borrower or the Servicer of payments and collections required to be remitted to the Collection Account or the Unfunded Exposure Account with other funds;

(xvi) any investigation, litigation or proceeding related to this Agreement (or the Transaction Documents), or the use of proceeds of Advances or the Collateral Portfolio, or the administration of the Loan Assets by the Borrower or the Servicer (unless such administration is carried out by any Servicer other than Solar, if applicable);

(xvii) any failure by the Borrower to give reasonably equivalent value to the Transferor or any third party seller in consideration for the transfer by the Transferor or such third party seller to the Borrower of any item of Collateral Portfolio or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xviii) the use of the proceeds of any Advance in a manner other than as provided in this Agreement and the Transaction Documents; and/or

(xix) any failure of the Borrower, the Servicer or any of their respective agents or representatives to remit to the Collection Account within two Business Days of receipt, payments and collections with respect to the Collateral Portfolio remitted to the Borrower, the Servicer or any such agent or representative (unless such administration is carried out by any Servicer other than Solar, if applicable).

(b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within five Business Days following the receipt by the Borrower of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c) If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.

(e) The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Lender Agents, the Servicer, the Collateral Agent, the Account Bank or the Collateral Custodian and the termination of this Agreement.

Section 8.02 Indemnities by Servicer.

(a) Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence of any of the following, excluding, however, Indemnified Amounts to the extent resulting primarily from (a) gross negligence or willful misconduct on the part of any Indemnified Party claiming indemnification hereunder or (b) Loan Assets which are uncollectible due to the Obligor’s financial inability to pay:

(i) the inclusion, in any computations made by it in connection with any Borrowing Base Certificate or other report prepared by it hereunder, of any Loan Assets which were not Eligible Loan Assets as of the date of any such computation;

(ii) reliance on any representation or warranty made or deemed made by the Servicer or any of its officers under or in connection with this Agreement or any other Transaction Document, any Servicing Report, Servicer’s Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered;

(iii) the failure by the Servicer to comply with (A) any term, provision or covenant contained in this Agreement or any other Transaction Document, or any other agreement executed in connection with this Agreement, or (B) any Applicable Law applicable to it with respect to any Portfolio Assets;

(iv) any litigation, proceedings or investigation against the Servicer;

(v) any action or inaction by the Servicer that causes the Collateral Agent, for the benefit of the Secured Parties, not to have a first priority perfected security interest in the Collateral Portfolio, free and clear of any Lien, whether existing at the time of the related Advance or any time thereafter;

(vi) except as permitted by this Agreement, the commingling by the Servicer of payments and collections required to be remitted to the Collection Account or the Unfunded Exposure Account with other funds;

(vii) any failure of the Servicer or any of its agents or representatives (including, without limitation, agents, representatives and employees of such Servicer acting pursuant to authority granted under Section 6.01 hereof) to remit to Collection Account, payments and collections with respect to Loan Assets remitted to the Servicer or any such agent or representative within two Business Days of receipt;

(viii) the failure by the Servicer to perform any of its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or errors or omissions related to such duties;

(ix) failure or unreasonable delay in assisting a successor Servicer in assuming each and all of the Servicer’s obligations to service and administer the Collateral Portfolio, or failure or unreasonable delay in complying with instructions from the Administrative Agent with respect thereto; and/or

(x) any of the events or facts giving rise to a breach of any of the Servicer’s representations, warranties, agreements and/or covenants set forth in Article IV, Article V or Article VI or this Agreement.

(b) Any Indemnified Amounts subject to the indemnification provisions of this Section 8.02 shall be paid by the Servicer to the Administrative Agent, for the benefit of the applicable Indemnified Party, within five Business Days following receipt by the Servicer of the Administrative Agent’s written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.02, shall submit to the Servicer a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c) If for any reason the indemnification provided above in this Section 8.02 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) If the Servicer has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.

(e) The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loan Assets.

(f) The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(g) Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral Portfolio.

Each applicable Indemnified Party shall deliver to the Indemnifying Party under Section 8.01 and Section 8.02, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts.

Section 8.03 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02 or Section 8.02(d), as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

Section 8.04 After-Tax Basis. Indemnification under Section 8.01 and 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX.

THE ADMINISTRATIVE AGENT AND LENDER AGENTS

Section 9.01 The Administrative Agent.

(a) Appointment. Each Lender Agent and each Secured Party hereby appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender Agent and each Secured Party. Each Lender Agent and each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Lender Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact (other than any Prohibited Transferee) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(c) Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Each Lender, Lender Agent and each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor, or the Servicer or to inspect the property (including the books and records) of the Borrower, the Transferor, or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

(d) Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Lender Agents as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders and Lender Agents against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lender Agents; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender Agent pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten Business Days of such Person’s receipt of such request, then such Lender or Lender Agent shall be deemed to have declined to consent to the relevant action.

(e) Notice of Event of Default, Unmatured Event of Default or Servicer Termination Event. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event, unless the Administrative Agent has received written notice from a Lender, Lender Agent, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Termination Event and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Termination Event,” as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Termination Event as may be requested by the Lender Agents acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lender Agents.

(f) Credit Decision with Respect to the Administrative Agent. Each Lender Agent and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender Agent as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender Agent and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender Agent and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender Agent and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender Agent with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.

(g) Indemnification of the Administrative Agent. Each Lender Agent agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that the Lender Agents shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Lender Agents shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article IX. Without limitation of the foregoing, each Lender Agent agrees to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lender Agents or Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

(h) Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five days’ written notice thereof to each Lender Agent. The Administrative Agent may be removed at any time with cause by the Lender Agents and the Borrower acting jointly. Upon any such resignation or removal, the Lender Agents acting jointly shall appoint a successor Administrative Agent with the consent of the Borrower. Each Lender Agent agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(i) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender Agent pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lender Agents shall be paid by the Administrative Agent to the Lender Agents in accordance with their related Lender’s respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender Agent on such Business Day, but, in any event, shall pay such amounts to such Lender Agent not later than the following Business Day.

Section 9.02 The Lender Agents.

(a) Authorization and Action. Each Lender, respectively, hereby designates and appoints its applicable Lender Agent to act as its agent hereunder and under each other Transaction Document, and authorizes such Lender Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Lender Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. No Lender Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with its related Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Lender Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for such Lender Agent. In performing its functions and duties hereunder and under the other Transaction Documents, each Lender Agent shall act solely as agent for its related Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or the Servicer or any of the Borrower’s or the Servicer’s successors or assigns. No Lender Agent shall be required to take any action that exposes such Lender Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or Applicable Law. The appointment and authority of each Lender Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations. Each Lender Agent hereby authorizes the Administrative Agent to file any UCC financing statement deemed necessary by the Administrative Agent on behalf of such Lender Agent (the terms of which shall be binding on such Lender Agent).

(b) Delegation of Duties. Each Lender Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Lender Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c) Exculpatory Provisions. Neither any Lender Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to its related Lender for any recitals, statements, representations or warranties made by the Borrower or the Servicer contained in Article IV, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Borrower or the Servicer to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in this Agreement, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. No Lender Agent shall be under any obligation to its related Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower or the Servicer. No Lender Agent shall be deemed to have knowledge of any Event of Default or Unmatured Event of Default unless such Lender Agent has received notice from the Borrower or its related Lender.

(d) Reliance by Lender Agent. Each Lender Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Lender Agent. Each Lender Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of its related Lender as it deems appropriate and it shall first be indemnified to its satisfaction by its related Lender; provided that, unless and until such Lender Agent shall have received such advice, such Lender Agent may take or refrain from taking any action, as the Lender Agent shall deem advisable and in the best interests of its related Lender. Each Lender Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of its related Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Lender.

(e) Non-Reliance on Lender Agent. Each Lender expressly acknowledges that neither its related Lender Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Lender Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by such Lender Agent. Each Lender represents and warrants to its related Lender Agent that it has and will, independently and without reliance upon its related Lender Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

(f) Lender Agents are in their Respective Individual Capacities. Each Lender Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though such Lender Agent were not a Lender Agent hereunder. With respect to Advances pursuant to this Agreement, each Lender Agent shall have the same rights and powers under this Agreement in its individual capacity as any Lender and may exercise the same as though it were not a Lender Agent, and the terms “Lender,” and “Lenders,” shall include the Lender Agent in its individual capacity.

(g) Successor Lender Agent. Each Lender Agent may, upon five days’ notice to the Borrower and its related Lender, and such Lender Agent will, upon the direction of its related Lender resign as the Lender Agent for such Lender. If any Lender Agent shall resign, then its related Lender during such five day period shall appoint a successor agent. If for any reason no successor agent is appointed by such Lender during such five day period, then effective upon the termination of such five day period, and the Borrower shall make all payments in respect of the Obligations due to such Lender directly to such Lender, and for all purposes shall deal directly with such Lender. After any retiring Lender Agent’s resignation hereunder as a Lender Agent, the provisions of Articles VIII and IX shall inure to its benefit with respect to any actions taken or omitted to be taken by it while it was a Lender Agent under this Agreement.

ARTICLE X.

COLLATERAL AGENT

Section 10.01 Designation of Collateral Agent.

(a) Initial Collateral Agent. Each of the Borrower, the Lender Agents and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

(c) Secured Party. The Administrative Agent, the Lender Agents and the Lenders hereby appoint WFBNA, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral Portfolio. WFBNA, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).

Section 10.02 Duties of Collateral Agent.

(a) Appointment. The Borrower, the Lender Agents and the Administrative Agent each hereby appoints WFBNA to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b) Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Agent shall, promptly upon its actual receipt of a Borrowing Base Certificate from the Servicer on behalf of the Borrower, calculate the Borrowing Base and, if the Collateral Agent’s calculation does not correspond with the calculation provided by the Servicer on such Borrowing Base Certificate, deliver such calculation to each of the Administrative Agent, Borrower and Servicer within one (1) Business Day of receipt by the Collateral Agent of such Borrowing Base Certificate. The Collateral Agent shall calculate amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.05);

(ii) The Collateral Agent shall make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or 2.05 (the “Payment Duties”).

(iii) The Collateral Agent shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral Portfolio held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or the Administrative Agent, after the occurrence and during the continuance of Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(c) (i) The Administrative Agent, each Lender Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral Portfolio, including to file financing and continuation statements in respect of the Collateral Portfolio in accordance with Section 5.01(r).

(ii) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii) Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Facility Maturity Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative

Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has actual knowledge of such matter or written notice thereof is received by the Collateral Agent. Notice or knowledge of any matter by Wells Fargo in its capacity as Administrative Agent or Lender and other publically available information shall not constitute notice or knowledge of the Collateral Agent.

(d) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The Borrower hereby agrees that it shall provide the Collateral Agent with such information as it may reasonably request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Agent to identify and verify the Borrower’s identity (and in certain circumstances, the beneficial owners thereof) such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(f) Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is hereby authorized to enter into the Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Control Agreement in such capacity.

Section 10.03 Merger or Consolidation.

Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement; provided that such Person is organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), and (a) has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent.

Section 10.04 Collateral Agent Compensation.

As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the WFBNA Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Agent’s entitlement to receive the Collateral Agent Fees shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 10.05 or (ii) the termination of this Agreement.

Section 10.05 Collateral Agent Removal.

The Collateral Agent may be removed, with or without cause, by the Administrative Agent by 30 days’ notice given in writing to the Collateral Agent and the Borrower (the “Collateral Agent Termination Notice”); provided that notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.

Section 10.06 Limitation on Liability.

(a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Administrative Agent or (ii) the verbal instructions of the Administrative Agent.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.

(h) Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

(j) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(k) In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement.

Section 10.07 Collateral Agent Resignation.

The Collateral Agent may resign at any time by giving not less than 90 days written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.

ARTICLE XI.

MISCELLANEOUS

Section 11.01 Amendments and Waivers.

(a) (i) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Required Lenders, the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Account Bank or the Collateral Custodian, as applicable, and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Notwithstanding the provisions of Section 11.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing any outstanding Advances, or the Yield thereon, (ii) postponing any date for any payment of any Advance, or the Yield thereon, (iii) modifying the provisions of this Section 11.01 or (iv) extending the Stated Maturity Date or clause (i) of the definition of “Reinvestment Period”.

(c) Notwithstanding the provisions of Section 11.01(a) and (b), (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may be effected with the consent of the Administrative Agent, but without the written consent of any Lender and (ii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. For the avoidance of doubt, in the event that an Event of Default has occurred but has been waived unconditionally and in its entirety in accordance with the terms hereof, such Event of Default shall be deemed to have not “occurred” and references to “after the occurrence of an Event of Default” shall be inapplicable for all purposes in this Agreement or any of the Transaction Documents, except to the extent otherwise provided for in the relevant waiver; provided that any waiver which by its terms becomes effective upon certain conditions precedent being met will not be considered a conditional waiver solely due to the existence of such conditions precedent if all such conditions precedent to effectiveness have been satisfied. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Section 11.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth below:

BORROWER:	SSLP 2016-1, LLC
500 Park Avenue,
New York, New York 10022
Attention: Chief Financial Officer
Facsimile: 212-994-8545
Phone: 212-993-1660

SERVICER:	Solar Capital Ltd.
500 Park Avenue,
New York, New York 10022
Attention: Chief Financial Officer
Facsimile: 212-994-8545
Phone: 212-993-1660

TRANSFEROR:	Solar Capital Ltd.
500 Park Avenue,
New York, New York 10022
Attention: Chief Financial Officer
Facsimile: 212-994-8545
Phone: 212-993-1660

ADMINISTRATIVE AGENT:	Wells Fargo Bank, National Association
Duke Energy Center
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Corporate Debt Finance
Facsimile No.: (704) 715-0089
Confirmation No: (704) 410-2431

INSTITUTIONAL LENDER:	Wells Fargo Bank, National Association
Duke Energy Center
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Corporate Debt Finance
Facsimile No.: (704) 715-0067
Confirmation No: (704) 410-2431

COLLATERAL AGENT:	Wells Fargo Bank, National Association
Corporate Trust Services Division
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: CDO Trust Services – SSLP 2016-1, LLC
Facsimile: (281) 667-3933
Phone: (410) 884-2000

COLLATERAL CUSTODIAN:	Wells Fargo Bank, National Association
Corporate Trust Services Division
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: CDO Trust Services – SSLP 2016-1, LLC
Facsimile: (281) 667-3933
Phone: (410) 884-2000

ACCOUNT BANK:	Wells Fargo Bank, National Association
Corporate Trust Services Division
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: CDO Trust Services – SSLP 2016-1, LLC
Facsimile: (281) 667-3933
Phone: (410) 884-2000

or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and, upon request, shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 11.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent, any Lender or any Lender Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.04 Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Lender Agents, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. Subject to the prior consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), each Lender and their respective successors and assigns may assign, or grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) to any Person other than the Borrower or an Affiliate thereof; provided that, (w) subject to the following clauses (x), (y) and (z), unless the Borrower shall otherwise consent, a Lender may only assign, grant a security interest or sell a participation in, its rights and obligations hereunder to an Affiliate or a Permitted Assignee who is not a Prohibited Transferee, (x) after an Event of Default has occurred, a Lender may assign its rights and obligations hereunder to any Person without the consent of the Borrower, but with the consent of the Administrative Agent, (y) a Lender may assign its rights and obligations hereunder to any Person without the consent of the Borrower if such Lender makes a good faith determination based on advice of counsel that such assignment is required by Applicable Law and gives prior written notice of such assignment to the Borrower identifying the reasons necessitating such assignment and (z) any Conduit Lender shall not need prior consent to at any time assign, or grant a security interest or sell a participation interest in, any Advance (or portion thereof) to a Liquidity Bank or any commercial paper conduit sponsored by a Liquidity Bank or an Affiliate of its related Lender Agent. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed Joinder Supplement. The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender Agent for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender Agent. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien (other than Permitted Liens) to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender Agent and the Administrative Agent, which consent may be withheld by any Lender Agent or the Administrative Agent in the exercise of its sole and absolute discretion. Notwithstanding anything to the contrary herein, if any Lender becomes a Defaulting Lender, unless such Lender shall have been deemed to no longer be a Defaulting Lender pursuant to Section 2.22(b), the Administrative Agent shall have the right to cause such Person to assign its entire interest in the Advances under this Agreement to a transferee (other than a Prohibited Transferee) selected by the Administrative Agent, in an assignment that satisfies the conditions set forth in this Section 11.04.

(b) Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c) Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

(d) The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.10 and 2.11 (subject to the requirements and limitations therein, including the requirements under Section 2.11(g) (it being understood that the documentation required under Section 2.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant shall not be entitled to receive any greater payment under Sections 2.10 or 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the participant acquired the applicable participation. Each Lender that sells a participation shall give the Borrower notice of such participation and agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.11(i) with respect to any participant.

(e) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Obligations) to any Person except to the Borrower as set forth in Section 11.04(d) and to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 11.05 Term of This Agreement. This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V and the Servicer’s representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XI and the provisions of Section 2.10, Section 2.11, Section 11.07, Section 11.08 and Section 11.09 shall be continuing and shall survive any termination of this Agreement.

Section 11.06 GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 11.07 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Collateral Agent, the Account Bank, the Administrative Agent, the Lenders, the Lender Agents, the Collateral Custodian and their respective Affiliates under Section 8.01 and Section 8.02 hereof, each of the Borrower, the Servicer and the Transferor agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank and the Collateral Custodian incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), syndication, renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and reasonable and documented out-of-pocket expenses of counsel for the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all invoiced out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank or the Collateral Custodian in connection with the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith. Notwithstanding the foregoing, unless an Event of Default has occurred and is continuing, the Borrower shall only be obligated to reimburse any Lender or Lender Agent pursuant to this Section 11.07(a) to the extent such Lender or Lender Agent is Wells Fargo or an Affiliate thereof.

(b) The Borrower, the Servicer and the Transferor shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents or any other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder.

(c) The Servicer and the Transferor shall pay on demand all other reasonable and documented out-of-pocket costs, expenses and Taxes (excluding Taxes imposed on or measured by net income) incurred by the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian and the Account Bank, including, without limitation, all costs and expenses incurred by the Administrative Agent, the Lender Agents and the Lenders in connection with periodic audits of the Borrower’s, the Transferor’s or the Servicer’s books and records.

Section 11.08 No Proceedings.

(a) Each of the parties hereto (other than the Administrative Agent with the consent of the Lender Agents) agree that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of “Bankruptcy Event” so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the Collection Date.

(b) Each of the parties hereto (other than any Conduit Lender) hereby agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender, the Administrative Agent, or any Liquidity Banks any Bankruptcy Proceeding so long as any commercial paper issued by such Conduit Lender shall be outstanding and there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the last day on which any such commercial paper shall have been outstanding.

(c) The provisions of this Section 11.08 are a material inducement for the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The Collateral Agent (acting as directed by the Administrative Agent) with the consent of the Lenders may seek and obtain specific performance of such provisions (including injunctive relief), including without limitation in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

Section 11.09 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Administrative Agent, the Lenders, the Lender Agents or any Secured Party pursuant hereto or in connection herewith shall be had against any administrator of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Administrative Agent, the Lenders, the Lender Agents or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of the Lenders, the Lender Agents or the Administrative Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party or of any such administrator, or any of them, for breaches by the Administrative Agent, the Lenders, the Lender Agents or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Transferor or the Servicer or any other Person against the Administrative Agent, the Lenders, the Lender Agents or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Transferor and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders, the Lender Agents or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(d) Notwithstanding anything in this Agreement to the contrary, no Conduit Lender shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such Conduit Lender after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of each Conduit Lender hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper Notes; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by a Conduit Lender exceeds the amount available to such Conduit Lender to pay such amount after paying or making provision for the payment of its Commercial Paper Notes.

(e) The provisions of this Section 11.09 shall survive the termination of this Agreement.

Section 11.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lender Agents.

Section 11.11 Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Borrower and the Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Servicer, as applicable, at its address specified in Section 11.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 11.11 shall affect the right of the Lenders, the Lender Agents or the Administrative Agent to serve legal process in any other manner permitted by law.

Section 11.12 Characterization of Conveyances Pursuant to the Purchase and Sale Agreement.

(a) It is the express intent of the parties hereto that the conveyance of the Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale Agreement be, and be treated for all purposes (other than accounting purposes and subject to the tax characterization of the Borrower and the Advances described in Section 5.01(y) hereof) as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale Agreement shall also be deemed to be a security agreement under Applicable Law; (ii) as set forth in the Purchase and Sale Agreement, the transfer of the Eligible Loan Assets provided for in the Purchase and Sale Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on behalf of the Secured Parties) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale Agreement was deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.

(b) It is the intention of each of the parties hereto that the Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

Section 11.13 Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the Lender Agents, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, the Collateral Portfolio, the Obligors and all information with respect to the other parties, including all information regarding the business of the Borrower, the Transferor and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including any valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Lender Agents, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. Notwithstanding the foregoing provisions of this Section 11.13(a), the Servicer may, subject to Applicable Law and the terms of any Loan Agreements, make available copies of the documents in the Servicing Files and such other documents it holds in its capacity as Servicer pursuant to the terms of this Agreement, to any of its creditors. It is understood that the financial terms that may not be disclosed except in compliance with this Section 11.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Termination Events, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Lender Agents, the Account Bank, the Collateral Agent or the Collateral Custodian by each other, (ii) by the Administrative Agent, the Lenders, the Lender Agents, the Account Bank, the Collateral Agent and the Collateral Custodian to any prospective or actual assignee or participant of any of them provided that (A) such Person would be permitted to be an assignee or participant pursuant to the terms hereof and (B) such Person agrees to hold such information confidential in accordance with the terms of this Agreement, or (iii) by the Administrative Agent, the Lenders, the Lender Agents, the Account Bank, the Collateral Agent and the Collateral Custodian to any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender or any Person providing financing to, or holding equity interests in, any Conduit Lender, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Lender Agents, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Lender Agents’, the Administrative Agent’s, the Collateral Agent’s, the Account Bank’s or the Collateral Custodian’s business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, any Lender Agent, the Collateral Agent, the Collateral Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Servicer or the Transferor or (e) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Collateral Custodian having a need to know the same; provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer or the Transferor.

Section 11.14 Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11.14 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 11.15 Waiver of Set Off.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders, the Lender Agents or their respective assets.

Section 11.16 Headings and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 11.17 Ratable Payments.

If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Breakage Fees, Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 11.18 Failure of Borrower or Servicer to Perform Certain Obligations.

If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(r), Section 5.02(p) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the documented expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower or the Servicer (on behalf of the Borrower), as applicable, upon the Administrative Agent’s demand therefor.

Section 11.19 Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral Portfolio as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral Portfolio. This appointment is coupled with an interest and is irrevocable until the Collection Date.

Section 11.20 Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Administrative Agent and the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents necessary or appropriate to evidence the termination of the Pledge and other Liens securing the Obligations, all at the expense of the Borrower.

Section 11.21 Intent of the Parties. It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.

ARTICLE XII.

COLLATERAL CUSTODIAN

Section 12.01 Designation of Collateral Custodian.

(a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01. Each of the Borrower, the Lender Agents and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as agent on behalf of the Secured Parties and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 12.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 12.02 Duties of Collateral Custodian.

(a) Appointment. The Borrower, the Lender Agents and the Administrative Agent each hereby appoints WFBNA to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b) Duties. From the Closing Date until its removal pursuant to Section 12.05, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Sections 3.02(a) and 3.04(b) in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five Business Days of its receipt of any Required Loan Documents and the related Loan Asset Checklist, the Collateral Custodian shall review the Required Loan Documents to confirm that (A) the Obligor name matches the Loan Asset Checklist, (B) such Required Loan Documents have been executed by each party thereto and have no missing or mutilated pages, (C) each item listed in the Loan Asset Checklist has been provided to the Collateral Custodian (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable) is greater than or equal to the loan balance listed on the related Loan Tape (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of

Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Asset Checklist. If, at the conclusion of such review, the Collateral Custodian is unable to confirm clauses (A) or (D) of the Review Criteria, the Collateral Custodian shall notify the Administrative Agent and the Servicer of such discrepancy within one Business Day, or (ii) any other Review Criteria is not satisfied, the Collateral Custodian shall within one Business Day notify the Servicer and the Administrative Agent of such determination and provide the Servicer and the Administrative Agent with a list of the non-complying Loan Assets and the applicable Review Criteria that they fail to satisfy. The Servicer shall have five Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. To the extent such non-compliance has not been cured within such time period and the Administrative Agent has provided the Servicer with written confirmation of such non-compliance, such Loan Asset shall be deemed to be a Warranty Loan Asset and shall no longer be included in the calculation of any Borrowing Base hereunder until such deficiency is cured. In addition, if requested in writing (in the form of Exhibit J) by the Servicer and approved by the Administrative Agent within 10 Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan Asset which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents.

(ii) In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided, further, that, the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.

(iii) All Required Loan Documents shall be kept in fire resistant vaults, rooms or cabinets at the locations specified in Section 5.06(c) or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least 30 days (or such shorter notice period as consented to by the Administrative Agent) prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to Solar and its Affiliates and subsidiaries; provided, however, the Collateral Custodian shall segregate any commingled files upon written request of the Administrative Agent and the Borrower.

(iv) On the 12th calendar day of every month (or if such day is not a Business Day, the next succeeding Business Day), commencing in July 2016, the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan Asset for which it holds Required Loan Documents and the applicable Review Criteria that any Loan Asset fails to satisfy. The Servicer shall have 20 Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. To the extent such non-compliance has not been cured within such time period and the Administrative Agent has provided the Servicer with written confirmation of such non-compliance, such Loan Asset shall be deemed to be a Warranty Loan Asset and shall no longer be included in the calculation of any Borrowing Base hereunder until such deficiency is cured.

(v) Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(c) (i) The Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of Exhibit J), as applicable, as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(ii) The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian. Notice or knowledge of any matter by Wells Fargo in its capacity as Administrative Agent or Lender and other publically available information shall not constitute notice or knowledge of the Collateral Custodian.

(iv) The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may reasonably request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify the Borrower’s identity (and in certain circumstances, the beneficial owners thereof) such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 12.03 Merger or Consolidation.

Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 12.04 Collateral Custodian Compensation.

As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the WFBNA Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 12.05, (ii) its resignation as Collateral Custodian pursuant to Section 12.07 of this Agreement or (iii) the termination of this Agreement.

Section 12.05 Collateral Custodian Removal.

The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by 30 days’ notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder.

Section 12.06 Limitation on Liability.

(a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of the Administrative Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral Portfolio. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio.

(h) Subject in all cases to the last sentence of Section 12.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence and during the continuance of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including, recalculation to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(j) In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.

Section 12.07 Collateral Custodian Resignation.

Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than 90 days after delivery to the Administrative Agent and the Borrower of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit J; provided that the Borrower shall consent to any successor Collateral Custodian appointed by the Administrative Agent (such consent not to be unreasonably withheld). If no successor collateral custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Collateral Custodian within 45 days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed.

Section 12.08 Release of Documents.

(a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral Portfolio, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit J, to release to the Servicer within two Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Agent, all in the form annexed hereto as Exhibit J.

(b) Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that the Administrative Agent has consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.

(c) Release for Payment. Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit J (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Required Loan Documents to the Servicer.

Section 12.09 Return of Required Loan Documents.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.16, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit J hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral Portfolio to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five Business Days, return the Required Loan Documents so requested to the Borrower.

Section 12.10 Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer.

The Collateral Custodian shall provide to the Administrative Agent and each Lender Agent access to the Required Loan Documents and all other documentation regarding the Collateral Portfolio including in such cases where the Administrative Agent and each Lender Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days prior written request, (ii) during normal business hours and (iii) subject to the Servicer’s and the Collateral Custodian’s normal security and confidentiality procedures. Prior to the Closing Date and periodically thereafter at the discretion of the Administrative Agent and each Lender Agent, the Administrative Agent and each Lender Agent may review the Servicer’s collection and administration of the Collateral Portfolio in order to assess compliance by the Servicer with the Servicing Standard, as well as with this Agreement and may conduct an audit of the Collateral Portfolio, and Required Loan Documents in conjunction with such a review. Such review shall be (subject to Section 5.03(d)(ii)) reasonable in scope and shall be completed in a reasonable period of time. Without limiting the foregoing provisions of this Section 12.10, from time to time upon reasonable request of the Administrative Agent, the Collateral Custodian shall, at least twice each fiscal year of the Servicer, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Servicer (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral Portfolio.

Section 12.11 Bailment.

The Collateral Custodian agrees that, with respect to any original promissory notes and original certificated securities at any time or times held by the Collateral Custodian (or on its behalf) in physical form or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	SSLP 2016-1, LLC

	By:	/s/ Richard Peteka
Name: Richard Peteka
Title: Chief Financial Officer and Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE SERVICER:	SOLAR CAPITAL LTD.

	By:	/s/ Richard Peteka
Name: Richard Peteka
Title: Chief Financial Officer and Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE TRANSFEROR:	SOLAR CAPITAL LTD.

	By:	/s/ Richard Peteka
Name: Richard Peteka
Title: Chief Financial Officer and Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Steve Sebo
Name: Steve Sebo
Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Ben Love
Name: Ben Love
Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE COLLATERAL AGENT, THE COLLATERAL CUSTODIAN AND THE ACCOUNT BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Alison Roth
Name: Alison Roth
Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SCHEDULE I

CONDITIONS PRECEDENT DOCUMENTS

As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Administrative Agent and the Lender Agents prior to the effectiveness of the Agreement:

(a) A copy of this Agreement duly executed by each of the parties hereto;

(b) A certificate of the Secretary, Assistant Secretary or managing member, as applicable, of each of the Borrower, the Transferor and the Servicer, dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders and the Lender Agents may conclusively rely until such time as the Administrative Agent and the Lender Agents shall receive from the Borrower, the Transferor and the Servicer, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation or articles of incorporation of such Person, as applicable, is a complete and correct copy and that such certificate of formation or articles of incorporation have not been amended, modified or supplemented and are in full force and effect, (iii) that the copy of the limited liability company agreement or by-laws, as applicable, of such Person are a complete and correct copy, and that such limited liability company agreement or by-laws have not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of the board of directors or the written consent of the members of such Person, as applicable, approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;

(c) A good standing certificate, dated as of a recent date for each of the Borrower, the Transferor and the Servicer, issued by the Secretary of State of such Person’s State of formation or organization, as applicable;

(d) Duly executed powers of attorney from the Borrower and the Servicer substantially in the form of Exhibit L or Exhibit M, as applicable;

(e) Financing statements describing the Collateral Portfolio (or applicable subset thereof), and (i) naming the Borrower as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, (ii) naming the Transferor as debtor, the Borrower as assignor and the Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee, and (iii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent’s, on behalf of the Secured Parties, interests in all of the Collateral Portfolio, in each case, in form and substance appropriate for filing in the applicable jurisdiction in which such filing is required in order to perfect a security interest in the Collateral Portfolio (or applicable subset thereof);

Sch. I-1

(f) Financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral Portfolio previously granted by the Transferor;

(g) Copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Administrative Agent and requests for information (or a similar UCC search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Borrower (under its present name and any previous name) and Transferor (under its present name and any previous name) as debtor(s) and which are filed in the jurisdiction of Delaware, as applicable, together with copies of such financing statements (none of which shall cover any of the Collateral Portfolio);

(h) One or more favorable Opinions of Counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Lender Agents and the Collateral Agent, with respect to such matters as the Administrative Agent may reasonably request (including an opinion, with respect to the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio under the UCC laws of the State of New York);

(i) One or more favorable Opinions of Counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Lender Agents and the Collateral Agent, with respect to the true sale of the Collateral Portfolio under the Purchase and Sale Agreement and providing that the Borrower would not be substantively consolidated with the Transferor in a proceeding under the Bankruptcy Code;

(j) One or more favorable Opinions of Counsel to the Borrower, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Lender Agents and the Collateral Agent, with respect to, among other things, no conflicts and the due authorization, execution and delivery of, and enforceability of, the Transaction Documents;

(k) One or more favorable Opinions of Counsel to Transferor, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Lender Agents and the Collateral Agent, with respect to, among other things, no conflicts and the due authorization, execution and delivery of, and enforceability of, the Transaction Documents to which Transferor is a party;

(l) One or more favorable Opinions of Counsel to Servicer, acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, the Lender Agents and the Collateral Agent, with respect to, among other things, no conflicts and the due authorization, execution and delivery of, and enforceability of, the Transaction Documents to which Servicer is a party;

Sch. I-2

(m) Duly completed copies of any tax documentation required under Section 2.11(g); and

(n) A copy of each of the Transaction Documents duly executed by the parties thereto.

Sch. I-3

SCHEDULE II

PRIOR NAMES, TRADENAMES, FICTITIOUS NAMES

AND “DOING BUSINESS AS” NAMES

Borrower:      None

Sch. II-1

SCHEDULE III

AGREED-UPON PROCEDURES FOR

INDEPENDENT PUBLIC ACCOUNTANTS OR OTHER THIRD PARTIES

In accordance with Section 6.10 of the Agreement, the Servicer will cause a firm of nationally recognized independent public accountants or other third party to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared, or recalculated each of the following accounts in the Servicing Report to applicable system or records of the Servicer:

•	Loan Asset List:

•	Index, spread, PIK

•	Loan Asset scheduled maturity date

•	Industry classification

•	Loan Asset type

•	Fixed/Floating

•	Days delinquent

•	Cut-Off Date

•	Net Senior Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset

•	Net Senior Leverage Ratio as of the most recent Relevant Test Period for such Loan Asset

•	Total Net Senior Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset

•	Total Net Senior Leverage Ratio as of the most recent Relevant Test Period for such Loan Asset

•	Interest Coverage Ratio as of the applicable Cut-Off Date for such Loan Asset

•	Interest Coverage Ratio as of the most recent Relevant Test Period for such Loan Asset

•	Facility Attachment Ratio as of the applicable Cut-Off Date for such Loan Asset

•	Facility Attachment Ratio as of the most recent Relevant Test Period for such Loan Asset

•	Outstanding Balance

•	Par amount

•	Adjusted Borrowing Value

•	Trailing 12 month revenue for the most recent Relevant Test Period for such Loan Asset

•	Trailing 12 month EBITDA for the most recent Relevant Test Period for such Loan Asset

•	The Cut-Off Date for each of the statistics in the foregoing two bullet points

•	Whether such Loan Asset is a Designated Loan Asset

•	Borrowing Base

Sch. III-1

•	Weighted average Applicable Percentage

•	Maximum availability under the facility

•	Advances Outstanding

•	Cash reconciliation report

•	Discretionary Sales Calculations, Repurchase/Substitution Calculations

•	Compare Principal Collections and Interest Collections to the actual balances reflected by the Account Bank

At the discretion of the Administrative Agent and the nationally recognized independent public accountant or other third party, three random Servicing Reports from the fiscal year will be chosen and reviewed.

The report provided by the accountants may be in a format such typically utilized for a report of this nature; however, it will consist of at a minimum, (i) a list of deviations from the Servicing Report and (ii) discuss with the Servicer the reason for such deviations, and set forth the findings in such report.

Sch. III-2

SCHEDULE IV

LOAN TAPE

The Borrower shall provide, with respect to each Loan Asset, as applicable, the following information:

(a) Loan Asset number

(b) Obligor name

(c) Whether such Obligor is an Affiliate of the Servicer or Transferor

(d) Loan Asset type (First Lien Loan Asset or First Lien Last-Out Loan Asset)

(e) Whether such Loan Asset is a Designated Loan Asset

(f) Original Loan Asset amount (par amount)

(g) Purchase Price

(h) Domicile

(i) Initial tranche size

(j) Calculation of the Net Senior Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period

(k) Calculation of the Total Net Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period

(l) Calculation of the Interest Coverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period

(m) Trailing twelve month EBITDA as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period

(n) Trailing twelve month revenue as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period

(o) Loan Asset status (whether in default or on nonaccrual status)

(p) Fixed/Floating

(q) Days delinquent

(r) Scheduled maturity date

Sch. IV-1

(s) Rate of interest (and reference rate)

(t) LIBOR floor (if applicable)

(u) Outstanding Balance

(v) Assigned Value

(w) Adjusted Borrowing Value

(x) Industry classification

(y) Whether such Loan Asset has been subject to a Value Adjustment Event (and of what type)

(z) Whether such Loan Asset has been subject to a Material Modification

(aa) The Cut-Off Date for such Loan Asset

(bb) PIK percentage

(cc) Applicable Percentage

(dd) Maintenance capital expenditure or if unavailable, a good faith approximation by the Servicer of the maintenance capital expenditure

(ee) Cash taxes

Sch. IV-2

ANNEX A

Conduit Lender	Commitment
N/A	N/A

Institutional Lender	Commitment
Wells Fargo Bank, National Association	$200,000,000

Annex A

EXHIBITS

TO

LOAN AND SERVICING AGREEMENT

Dated as of June 30, 2016

(SSLP 2016-1, LLC)

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Joinder Supplement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	[Reserved]
EXHIBIT H	Form of Certificate of Closing Attorneys
EXHIBIT I	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT J	Form of Release of Required Loan Documents
EXHIBIT K	[Reserved]
EXHIBIT L	Form of Power of Attorney for Servicer
EXHIBIT M	Form of Power of Attorney for Borrower
EXHIBIT N	Form of Loan Asset Checklist
EXHIBIT O	Form of Notice of Lien Release Dividend
EXHIBIT P-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT P-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT P-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT P-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT A

LOAN ASSET

APPROVAL NOTICE

DATE

ELIGIBLE LOAN ASSET INFORMATION

Obligor Name

Par Amount of Loan Asset

Tranche

Pricing

Remaining Maturity

Net Senior Leverage Ratio

Interest Coverage Ratio

ASSIGNED VALUE

Assigned Value

Applicable Percentage

Purchase Price

Designated Loan Asset [Yes][No]

WELLS FARGO BANK, NATIONAL ASSOCIATION APPROVAL

Approval Good Until

Approval Conditioned Upon

SUPPORTING CALCULATIONS/MISCELLANEOUS NOTES

Reviewed by

Telephone No.

Ex. A-1

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[__][__], 20[__]

In connection with that certain Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), and Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

As of the date hereof, the undersigned each certify that (i) all of the information set forth in Annex I attached hereto is true, correct and complete in all material respects, (ii) except as otherwise disclosed to the Administrative Agent and as detailed further below, no Event of Default has occurred and no Unmatured Event of Default exists under the Loan and Servicing Agreement; and (iii) solely with respect to itself, each of the representations and warranties contained in the Loan and Servicing Agreement is true, correct and complete in all respects.

EXISTING EVENT(S) OF DEFAULT

[Remainder of Page Intentionally Left Blank]

Ex. B-1

Certified as of the date first written above.

SSLP 2016-1, LLC, as the Borrower

By:
Name:
Title:

SOLAR CAPITAL LTD., as the Servicer

By:
Name:
Title:

SOLAR CAPITAL LTD., as the Transferor

By:
Name:
Title:

Ex. B-2

ANNEX I

To Exhibit B

BORROWING BASE REPORT

SEE ATTACHED

Ex. B-3

EXHIBIT C

FORM OF DISBURSEMENT REQUEST

(Disbursements from Unfunded Exposure Account and for Reinvestment of Principal Collections)

[Date]

(SSLP 2016-1, LLC)

Wells Fargo Bank, National Association

as the Collateral Agent

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CDO Trust Services – SSLP 2016-1, LLC

Facsimile No: (281) 667-3933

Phone No: (410) 884-2000

With a copy to:

Wells Fargo Bank, National Association

as the Administrative Agent

Duke Energy Center

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Corporate Debt Finance

Facsimile No.: (704) 715-0089

Confirmation No: (704) 715-8582

[Lender Agent Name and Address]

Re:	Loan and Servicing Agreement dated as of June 30, 2016

Ladies and Gentlemen:

This Disbursement Request is delivered to you pursuant to Section 2.04(d) and Section 2.20 of that certain Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), and Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Ex. C-1

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:

[1. Pursuant to Section 2.04(d) of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower hereby requests a disbursement (a “Disbursement”) from the Unfunded Exposure Account in the amount of $___________ to [applicable Obligor], such Disbursement to be paid as follows:

Bank Name:

ABA No.:

Account Name: Account No.:

Reference: ]

[2. Pursuant to Section 2.20(a) of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower hereby requests a disbursement of Principal Collections (a “Disbursement”) from the Principal Collection Account in the amount of $___________ to reinvest in additional Eligible Loan Assets to be Pledged under the Loan and Servicing Agreement.]

[3. Pursuant to Section 2.20(b) of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower hereby requests a disbursement of Principal Collections (a “Disbursement”) from the Principal Collection Account in the amount of $___________ to make payments in respect of the Advances Outstanding in accordance with and subject to the terms of Section 2.18 of the Loan and Servicing Agreement.]

4. The Servicer on behalf of the Borrower hereby requests that such Disbursement be made on the following date: ___________.

5. In connection with a Disbursement pursuant to Section [2.20][2.04(d)] of the Loan and Servicing Agreement, attached to this Disbursement Request is a true, correct and complete calculation of the Borrowing Base and all components thereof.

6. [Other than any Disbursements from the Unfunded Exposure Account after the occurrence of an Event of Default, all] [All] of the conditions applicable to the Disbursement as set forth in the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Disbursement including the following:

(i) The representations and warranties of each of the Servicer and the Borrower, respectively, set forth in the Loan and Servicing Agreement are true and correct in all respects on and as of such date, before and after giving effect to the Disbursement and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent relating to an earlier date;

Ex. C-2

(ii) No Servicer Termination Event or Event of Default has occurred, or would result from such Disbursement or from the application of the proceeds therefrom, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Disbursement or from the application of the proceeds therefrom; and

(iii) Each of the Servicer and the Borrower is in compliance with each of its covenants set forth in the Transaction Documents.

[7. The Servicer on behalf of the Borrower hereby represents that in connection with a Disbursement pursuant to Section 2.04(d), such Disbursement shall be used solely for the purpose of funding the Unfunded Exposure Amount(s) of one or more Delayed Draw Loan Asset included in the Collateral Portfolio.]

Each of the undersigned certify that all information contained herein and in the attached Borrowing Base Certificate, as applicable, is true, correct and complete in all material respects as of the date hereof.

[ATTACH BORROWING BASE CERTIFICATE [AND LOAN TAPE]]

[Remainder of Page Intentionally Left Blank]

Ex. C-3

IN WITNESS WHEREOF, the undersigned have executed this Disbursement Request as of the date first written above.

SSLP 2016-1, LLC, as the Borrower

By:
Name:
Title:

SOLAR CAPITAL LTD., as the Servicer

By:
Name:
Title:

Ex. C-4

EXHIBIT D

FORM OF

JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, SSLP 2016-1, LLC, as the borrower (the “Borrower”), the Lender Agent named in Item 5 of Schedule I hereto (the “Lender Agent”) and Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”).

W I T N E S S  E T H:

WHEREAS, this Joinder Supplement is being executed and delivered under Sections 2.21 or 11.04 of the Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender designated as a[n] [Conduit Lender] [Institutional Lender] party to the Loan and Servicing Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower, the Lender Agent, the Administrative Agent and the Collateral Agent, the Administrative Agent will transmit to the Proposed Lender, the Borrower, the Collateral Agent and the Lender Agent, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender designated as a[n] [Conduit Lender][Institutional Lender] party to the Loan and Servicing Agreement for all purposes thereof.

Ex. D-1

(b) Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

(c) By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent, the Collateral Agent, the Lender Agents and the other Lender(s) as follows: (i) none of the Administrative Agent, the Collateral Agent, the Lender Agents and the other Lender(s) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Servicing Agreement or any other instrument or document furnished pursuant thereto or the Collateral Portfolio or the financial condition of the Transferor, the Servicer or the Borrower, or the performance or observance by the Transferor, the Servicer or the Borrower of any of their respective obligations under the Loan and Servicing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Lender Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Servicing Agreement; (iv) the Proposed Lender appoints and authorizes the Lender Agent to take such action as agent on its behalf and to exercise such powers under the Loan and Servicing Agreement as are delegated to the Lender Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article IX of the Loan and Servicing Agreement; (v) the Proposed Lender appoints and authorizes the Administrative Agent, the Collateral Custodian and the Collateral Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under the Loan and Servicing Agreement as are delegated to the Administrative Agent, the Collateral Custodian and Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Servicing Agreement; and (vi) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Servicing Agreement are required to be performed by it as a Lender designated as a[n] [Conduit Lender][Institutional Lender].

(d) By executing and delivering this Joinder Supplement, the Proposed Lender certifies that we are a “qualified purchaser” under the 1940 Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments herein.

(e) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

Ex. D-2

(f) This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

Ex. D-3

SCHEDULE I TO

JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER SUPPLEMENT

Re:	Loan and Servicing Agreement, dated as of June 30, 2016, among SSLP 2016-1, LLC, as Borrower, the other parties thereto and Wells Fargo Bank, National Association, as Administrative Agent.

Item 1:	Date of Joinder Supplement:

Item 2:	Proposed Lender:

Item 3:	Type of Lender:	Conduit Lender

Institutional Lender

Item 4:	Commitment:

Commitment Termination Date:

Item 5:	Name of Lender Agent (if a Conduit Lender):

Item 6:	Signatures of Parties to Agreement:

,
as Proposed Lender

By:
Name:
Title:

,
as Proposed Lender Agent

By:
Name:
Title:

Ex. D-4

SSLP 2016-1, LLC, as Borrower

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[NAME OF LENDER AGENT][NAME OF INSTITUTIONAL LENDER],
as [Lender Agent][Institutional Lender]

By:
Name:
Title:

Ex. D-5

[NAME OF CONDUIT LENDER], as [Conduit Lender]

By:
Name:
Title:

Ex. D-6

SCHEDULE II TO

JOINDER SUPPLEMENT

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

Address for Notices:

Telephone:
Facsimile:
email:

With a copy to:

Telephone:
Facsimile:
email:

Wire Instructions:	Name of Bank:
A/C No.:
ABA No.:
Reference:

Ex. D-7

SCHEDULE III TO

JOINDER SUPPLEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:	[Name and address of the Borrower, Collateral Agent, Lender Agent and Proposed Lender]

The undersigned, as Administrative Agent under the Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). [Note: attach copies of Schedules I and II from such Joinder Supplement.] Terms defined in such Joinder Supplement are used herein as therein defined.

Pursuant to such Joinder Supplement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be                  and such Proposed Lender will be a Lender designated as a[n] [Conduit Lender] [Institutional Lender] with a Commitment of                 .

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Ex. D-8

EXHIBIT E

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

[Date]

(SSLP 2016-1, LLC)

To:Wells Fargo Bank, National Association

as the Administrative Agent

Duke Energy Center

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Corporate Debt Finance

Facsimile No: (704) 715-0089

Confirmation No: (704) 715-8582

Wells Fargo Bank, National Association

as the Collateral Custodian

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CDO Trust Services –

SSLP 2016-1, LLC

Facsimile No: (281) 667-3933

Phone No: (410) 884-2000

[Lender Agent Name and Address]

With a copy to:	With a copy to:

Wells Fargo Bank, National Association

as the Collateral Agent

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CDO Trust Services – SSLP 2016-

1, LLC

Facsimile No: (281) 667-3933

Phone No: (410) 884-2000

Wells Fargo Bank, National Association as the

Account Bank

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CDO Trust Services –

SSLP 2016-1, LLC

Facsimile No: (281) 667-3933

Phone No: (410) 884-2000

Re:	Loan and Servicing Agreement, dated as of June 30, 2016

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Sections 2.02 and 3.02 of that certain Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and

Ex. E-1

Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:

1. [The Borrower hereby requests an Advance in the principal amount of $                         to purchase Eligible Loan Assets.

(i) Wells Fargo’s Pro Rata Share of such requested Advance is                        .

(ii) [Conduit/Institutional Lender’s] Pro Rata Share of such requested Advance is $                        .]

2. [The Borrower hereby requests an Advance in the principal amount of $                         (such amount not to exceed the limits noted in Section 2.04(d) of the Loan and Servicing Agreement) to deposit in the Unfunded Exposure Account. Such Advance shall be deposited in the Unfunded Exposure Account as follows:

Bank Name:

ABA No.:

Account Name:

Account No.: Reference:

(i) Wells Fargo’s Pro Rata Share of such requested Advance is $                        .

(ii) [Conduit/Institutional Lender’s] Pro Rata Share of such requested Advance is $                        .]

3. [Pursuant to Section 2.02(f) of the Loan and Servicing Agreement, the Borrower hereby requests an Advance in the principal amount of $                         (such amount, the “Unfunded Exposure Amount Shortfall”). The Unfunded Exposure Amount Shortfall shall be deposited in the Unfunded Exposure Account as follows:

Bank Name:

ABA No.:

Account Name:

Account No.: Reference:

(i) Wells Fargo’s Pro Rata Share of such requested Advance is $                        .

Ex. E-2

(ii) [Conduit/Institutional Lender’s] Pro Rata Share of such requested Advance is $                        .]

4. The Borrower hereby requests that such Advance be made on the following date:                         .

5. Attached to this Notice of Borrowing is a true, correct and complete calculation of the Borrowing Base and all components thereof.

6. Attached to this Notice of Borrowing is a true, correct and complete list of all Loan Assets which will become part of the Collateral Portfolio on the date hereof, each Loan Asset reflected thereon being an Eligible Loan Asset.

[7. In connection with such Advance, the Transferor shall deposit $                         into the Unfunded Exposure Account in connection with any Delayed Draw Loan Asset funded by such Advance.]

8. All of the conditions applicable to the Advance requested herein as set forth in the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including those set forth in Article III of the Loan and Servicing Agreement, and the following:

(i) The representations and warranties of each of the Servicer and the Borrower, respectively, set forth in the Loan and Servicing Agreement are true and correct in all respects on and as of such date, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date (other than any representation or warranty that is made as of a specific date);

(ii) No Event of Default has occurred, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance;

(iii) No event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event; and

(iv) Each of the Servicer and the Borrower, respectively, is in compliance with each of its covenants set forth in the Transaction Documents.

Ex. E-3

(v) No Liens (other than Permitted Liens) exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Pledged on such Advance Date.

9. Each of the undersigned certify that all information contained herein and in the attached Borrowing Base Certificate is true, correct and complete as of the date hereof.

[ATTACH BORROWING BASE CERTIFICATE AND LOAN TAPE]

Ex. E-4

IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing as of the date first written above.

SSLP 2016-1, LLC, as the Borrower

By:
Name:
Title:

SOLAR CAPITAL LTD., as the Servicer

By:
Name:
Title:

Ex. E-5

EXHIBIT F

FORM OF NOTICE OF REDUCTION

(Reduction of Advances Outstanding)

[Date]

(SSLP 2016-1, LLC)

Wells Fargo Bank, National Association,

as the Administrative Agent

Duke Energy Center

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Corporate Debt Finance

Facsimile No.: (704) 715-0089

Confirmation No: (704) 715-8582

[Lender Agent Name and Address]

Wells Fargo Bank, National Association,

as the Collateral Agent

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CDO Trust Services – SSLP 2016-1, LLC

Facsimile No: (281) 667-3933

Phone No: (410) 884-2000

Re:	Loan and Servicing Agreement, dated as of June 30, 2016

Ladies and Gentlemen:

This Notice of Reduction is delivered to you pursuant to Section 2.18 of that certain Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Ex. F-1

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:

1[(a)]. [Pursuant to Section 2.18(a) of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower desires to reduce the Advances Outstanding (an “Advance Reduction”) by the amount of $                     as follows:

(i) Wells Fargo’s portion (reduction is pro rata based on Advances Outstanding) of such requested Advance Reduction is $___________.

(ii) [Conduit/Institutional Lender’s] portion (reduction is pro rata based on Advances Outstanding) of such requested Advance Reduction is $                        .]

[[(b)]. Pursuant to Section 2.18(b) of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower desires to reduce the Maximum Facility Amount (a “Facility Reduction”) by the amount of $                         as follows:

(i) Wells Fargo’s portion (reduction is pro rata based on Maximum Facility Amount) of such requested Facility Reduction is $___________.

(ii) [Conduit/Institutional Lender’s] portion (reduction is pro rata based on Maximum Facility Amount) of such requested Facility Reduction is $                        .]

2. The Servicer on behalf of the Borrower hereby requests that [such Advance Reduction] [and] [such Facility Reduction] be made on the following date:

3. Attached to this Notice of Reduction is a true, correct and complete calculation of the Borrowing Base and all components thereof.

4. The Servicer, on behalf of the Borrower, hereby represents that no event would result from [such Advance Reduction] [and] [such Facility Reduction], which constitutes an Event of Default or Unmatured Event of Default.

Each of the undersigned certify that all information contained herein and in the attached Borrowing Base Certificate is true and correct as of the date hereof.

[ATTACH BORROWING BASE CERTIFICATE]

[Remainder of Page Intentionally Left Blank]

Ex. F-2

IN WITNESS WHEREOF, the undersigned have executed this Notice of Reduction as of the date first written above.

SSLP 2016-1, LLC, as the Borrower

By:
Name:
Title:

SOLAR CAPITAL LTD., as the Servicer

By:
Name:
Title:

Ex. F-3

EXHIBIT G

[RESERVED]

Ex. G-1

EXHIBIT H

FORM OF CERTIFICATE OF CLOSING ATTORNEYS

[__][__], 20[__]

Wells Fargo Bank, National Association

    as the Collateral Custodian

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CDO Trust Services – SSLP 2016-1, LLC

Facsimile No: (281) 667-3933

Phone No: (410) 884-2000

With a copy to:

Wells Fargo Bank, National Association

    as the Administrative Agent

Duke Energy Center

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Corporate Debt Finance

Facsimile No.: (704) 715-0089

Confirmation No: (704) 715-8582

Re:	Loan Assets in the aggregate principal amount of $__________ (collectively, the “Loan Assets”) made to [Name of Obligor] (the “Obligor”)

To Whom It May Concern:

In connection with the Loan Assets, the undersigned (i) acknowledges that SSLP 2016-1, LLC, has granted a security interest to Wells Fargo Bank, National Association (the “Collateral Agent”), for the benefit of the Secured Parties, in each of the items indicated on the closing checklist attached hereto (the “Checklist”), and (ii) certifies to you as of the day of funding the Loan Assets as to the matters set forth below. Reference is made herein to the Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Ex. H-1

A. It has received and reviewed the Checklist items, in the form and subject to those exceptions or matters indicated on the Checklist in connection with acting as closing counsel for the Loan Assets;

B. If a promissory note was executed in connection with the Loan Asset, a copy of the executed promissory note has been faxed to the Collateral Custodian. The original promissory note(s) is/are in our possession and will be forwarded to the Collateral Custodian or as otherwise directed in writing to ____________ (hereinafter referred to as “Outside Counsel”) by the Collateral Custodian or the Administrative Agent on its behalf, for receipt within five Business Days after the funding date of the transaction;

C. Within five Business Days after the closing, all remaining Required Loan Documents (under and as defined in the Loan and Servicing Agreement) which are in our possession and are indicated on Schedule 1 attached hereto, will be forwarded to the Collateral Custodian; and

D. Notwithstanding any contrary instruction from [the Transferor][,] [insert other applicable assignor(s)] or the Borrower, in the event the Loan Asset is funded, it will follow the written direction of the Collateral Custodian or the Administrative Agent on its behalf, with regard to the original promissory note(s) in its possession, provided that in the event it reasonably believes that a dispute exists as to custody of any Required Loan Documents, it may deposit them with a court of competent jurisdiction and be relieved of its obligations hereunder with respect to any and all documents so deposited.

The Collateral Custodian, the Collateral Agent, the Administrative Agent, [the Transferor][,] [insert other applicable assignor(s)], the Borrower and Outside Counsel acknowledge and agree that:

1. The security interest and the rights in the Required Loan Documents granted to the Collateral Agent, for the benefit of the Secured Parties, are paramount and superior to the rights of [the Transferor][,] [insert other applicable assignor(s)] and the Borrower.

2. Outside Counsel shall not be required to perform any duties other than the duties expressly set forth in this letter. No implied obligations or duties shall be inferred by any other agreement, written or verbal, or any representation made by any party.

3. Outside Counsel is authorized to comply with and obey laws, orders, judgments, decrees and regulations of any governmental authority, court, tribunal or arbitrator. If Outside Counsel complies with any such law, order, judgment, decree or regulation Outside Counsel shall not be liable to the Collateral Custodian, the Collateral Agent, the Administrative Agent, [the Transferor][,] [insert other applicable assignor(s)] or the Borrower or to any other person even if such law, order, judgment, decree or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation or beyond the scope of the law.

Ex. H-2

4. Outside Counsel shall be responsible hereunder solely to hold the original promissory note(s) for the account of the Collateral Agent, on behalf of the Secured Parties and to deliver the original promissory note(s) and the other relevant documents to the Collateral Custodian in accordance with the terms of this letter.

5. Outside Counsel may act relative hereto upon the advice of counsel in reference to any matter in connection herewith and shall not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind unless caused by its own willful misconduct or gross negligence.

6. Outside Counsel shall be entitled to rely or act upon any notice, direction, instrument or document believed by Outside Counsel to be genuine and to be executed and delivered by the proper person and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.

7. Outside Counsel shall not be responsible or liable in any manner whatsoever for (a) the sufficiency, correctness, genuineness or validity of any document, agreement or instrument delivered to it, (b) the form of execution of any such document, agreement or instrument, (c) the identity, authority or rights of any person executing or delivering any such document, agreement or instrument, or (d) the terms and conditions of any instrument pursuant to which the parties may act.

8. Outside Counsel may serve and shall continue to serve as counsel to [the Transferor][,] [insert other applicable assignor(s)] in connection with the transactions contemplated by the Collateral Portfolio and other matters, and notwithstanding anything herein to the contrary, may represent [the Transferor][,] [insert other applicable assignor(s)] (or any affiliate) as its counsel in any action, suit or other proceeding in which the Collateral Custodian, the Collateral Agent, the Administrative Agent or [the Transferor][,] [insert other applicable assignor(s)] (or any affiliate) may be involved.

9. Outside Counsel shall be deemed to have satisfied any delivery requirement set forth herein if it shall have deposited the relevant documents for uninsured overnight delivery (properly addressed) with FedEx, UPS or other overnight courier of national standing.

Very truly yours,

By:
Name:
Title:

Ex. H-3

ACCEPTED AND AGREED:

SOLAR CAPITAL LTD., as the Servicer

By:
Name:
Title:

SOLAR CAPITAL LTD., as the Transferor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent, the Collateral Custodian and as the Account Bank

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

Ex. H-4

SSLP 2016-1, LLC, as the Borrower

By:
Name:
Title:

[insert other applicable assignor(s)], as an assignor

By:
Name:
Title:

Ex. H-5

SCHEDULE 1

to Certificate

of Closing Attorneys

LIST OF REQUIRED LOAN DOCUMENTS

Ex. H-6

EXHIBIT I

FORM OF SERVICER’S CERTIFICATE

(SERVICING REPORT)

SERVICER’S CERTIFICATE

(SERVICING REPORT)

[__][__], 20[__]

This Servicer’s Certificate is delivered pursuant to the provisions of Section 6.08(c) of the Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Loan and Servicing Agreement. This Servicer’s Certificate relates to the Servicing Report set forth on the attached Schedule A.

A. Solar Capital Ltd. is the Servicer under the Loan and Servicing Agreement.

B. The undersigned hereby certifies to the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents and the other Secured Parties that, as of the date hereof, no Event of Default has occurred and no Unmatured Event of Default exists (other than any Event of Default or Unmatured Event of Default which has been previously disclosed to the Administrative Agent as such).

C. The undersigned hereby certifies to the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents and the other Secured Parties that, as of the date hereof, each of the representations and warranties by the Servicer contained in the Loan and Servicing Agreement is true, correct and complete in all respects (other than any representation or warranty that is made as of a specific date).

D. The undersigned hereby certifies to the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents and the other Secured Parties that all of the foregoing information and all of the information set forth on the attached Schedule A is accurate, true and correct in all material respects as of the date hereof; provided that, solely with respect to information provided to the Servicer from an Obligor with respect to a Loan Asset, such information is accurate, true and correct in all material respects to the knowledge of the Servicer; provided further that the foregoing proviso shall not apply except to the extent the information is derived from information provided to the Servicer from an Obligor with respect to a Loan Asset.

Ex. I-1

[Remainder of Page Left Intentionally Blank]

Ex. I-2

IN WITNESS WHEREOF, the undersigned has caused this Servicer’s Certificate to be duly executed as of the date first written above.

SOLAR CAPITAL LTD., as the Servicer

By:
Name:
Title:

Ex. I-3

SCHEDULE A

to Exhibit I

SERVICING REPORT

(See attached)

Ex. I-4

EXHIBIT J

FORM OF RELEASE OF REQUIRED LOAN DOCUMENTS

[Delivery Date]

Wells Fargo Bank, National Association

    as the Collateral Custodian

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CDO Trust Services – SSLP 2016-1, LLC

Facsimile No: (281) 667-3933

Phone No: (410) 884-2000

With a copy to:

Wells Fargo Bank, National Association

    as the Administrative Agent

Duke Energy Center

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Corporate Debt Finance

Facsimile No.: (704) 715-0089

Confirmation No: (704) 715-8582

Re:

Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”).

Ladies and Gentlemen:

In connection with the administration of the Required Loan Documents held by Wells Fargo Bank, National Association as the Collateral Custodian, for the benefit of the Secured Parties, under the Loan and Servicing Agreement, we request the release of the Required Loan Documents (or such documents as specified below) for the Loan Assets described below,

Ex. J-5

for the reason indicated. All capitalized terms used but not defined herein shall have the meaning provided in the Loan and Servicing Agreement.

Obligor’s Name, Address & Zip Code:

Loan Asset Number:

Loan Asset File:

Reason for Requesting Documents (check one)

----1.	Loan Asset paid in full. (The Servicer hereby certifies that all amounts received in connection with such Loan Asset have been credited to the Collection Account.)

----2.	Loan Asset liquidated by ____________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account.)

----3.	Loan Asset in foreclosure.

----4.	Loan Asset released pursuant to a Lien Release Dividend or sold or substituted in accordance with the applicable provisions of Section 2.07.

----5.	Loan Asset returned due to a failure to satisfy the Review Criteria pursuant to Section 12.02(b)(i).

----6.	Other (explain).

If box 1 or 2 above is checked, and if all or part of the Required Loan Documents were previously released to us, please release to us the Required Loan Documents, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Loan Asset.

[Remainder of Page Left Intentionally Blank]

Ex. J-6

SOLAR CAPITAL LTD., as the Servicer

By:
Name:
Title:
Date:

Ex. J-7

EXHIBIT K

[RESERVED]

Ex. K-1

EXHIBIT L

FORM OF POWER OF ATTORNEY

SOLAR CAPITAL LTD.

This Power of Attorney (the “Power of Attorney”) is executed and delivered by Solar Capital Ltd., as the Transferor and as the Servicer under the Loan and Servicing Agreement (each as defined below), to Wells Fargo Bank, National Association, as the [Collateral Agent]/[Administrative Agent] under the Loan and Servicing Agreement (in such capacity, the “Attorney”), pursuant to that certain Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Servicer as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Servicer irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Servicer until all obligations of the Borrower under the Transaction Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

Solar Capital Ltd., as the Servicer, hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents and the other Secured Parties under the Loan and Servicing Agreement and in connection with notifying Obligors of the Secured Parties’ interest in the Collateral Portfolio pursuant to Section 5.01(aa) of the Loan and Servicing Agreement, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the Servicer’s place and stead and at the Servicer’s expense and in the Servicer’s name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to exercise the rights of the Servicer under the Loan and Servicing

Ex. L-1

Agreement and the other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following in connection with exercising the rights of the Servicer under the Loan and Servicing Agreement: (a) open mail for Servicer, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices, in each case in connection with the Collateral Portfolio; (b) effect any repairs to any of the Collateral Portfolio, or continue or obtain any insurance with respect to the Collateral Portfolio and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral Portfolio; (d) to the extent related to the Collateral Portfolio and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against Servicer with respect to the Collateral Portfolio if Servicer does not defend such suit, action or proceeding or if Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney with respect to the Collateral Portfolio, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Servicer with respect to the Collateral Portfolio whenever payable and to enforce any other right in respect of the Collateral Portfolio; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with the Collateral Portfolio, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) to give any necessary receipts or acquittance for amounts collected or received under the Loan and Servicing Agreement; (h) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant to the Loan and Servicing Agreement; (i) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral Portfolio, the Servicer hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral Portfolio; (k) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document; and (l) to cause the certified public accountants then engaged by the Servicer to prepare and deliver to the Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of the Servicer or Borrower under the Transaction Documents, all as though Attorney were the absolute owner of the Collateral Portfolio for all purposes, and to do, at Attorney’s option and Servicer’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral Portfolio and the Liens of the Collateral Agent, for benefit of the Secured Parties, thereon (including without limitation the execution and filing of UCC financing statements and continuation statements), all as fully and effectively as Servicer might do. Servicer hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

Ex. L-2

[Remainder of Page Left Intentionally Blank]

Ex. L-3

IN WITNESS WHEREOF, this Power of Attorney is executed by the Servicer, and the Servicer has caused its seal to be affixed pursuant to the authority of its managers and/or members as of the date first written above.

SOLAR CAPITAL LTD.

By:
Name:
Title:

Sworn to and subscribed before

me this June 30, 2016:

Notary Public

Ex. L-4

EXHIBIT M

FORM OF POWER OF ATTORNEY

SSLP 2016-1, LLC

This Power of Attorney (the “Power of Attorney”) is executed and delivered by SSLP 2016-1, LLC, as the Borrower under the Loan and Servicing Agreement (each as defined below), to Wells Fargo Bank, National Association, as the [Collateral Agent]/[Administrative Agent] under the Loan and Servicing Agreement (in such capacity, the “Attorney”), pursuant to that certain Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Borrower as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Borrower until all obligations of the Borrower under the Transaction Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

SSLP 2016-1, LLC hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents and the other Secured Parties under the Loan and Servicing Agreement and in connection with notifying Obligors of the Secured Parties’ interest in the Collateral Portfolio pursuant to Section 5.01(y) of the Loan and Servicing Agreement, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the Borrower’s place and stead and at the Borrower’s expense and in the Borrower’s name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Loan and Servicing Agreement and the other

Ex. M-1

Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following: (a) open mail for Borrower, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices; (b) effect any repairs to any of the Borrower’s assets, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Borrower or the Borrower’s property; (d) to the extent related to the Collateral Portfolio and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against Borrower if Borrower does not defend such suit, action or proceeding or if Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Borrower whenever payable and to enforce any other right in respect of the Borrower’s property; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of the Borrower’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) to give any necessary receipts or acquittance for amounts collected or received under the Loan and Servicing Agreement; (h) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant to the Loan and Servicing Agreement; (i) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral Portfolio, the Borrower hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral Portfolio; (k) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document; and (l) to cause the certified public accountants then engaged by the Borrower to prepare and deliver to the Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of the Borrower under the Transaction Documents, all as though Attorney were the absolute owner of the Borrower’s property for all purposes, and to do, at Attorney’s option and Borrower’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral Portfolio and the Liens of the Collateral Agent, for the benefit of the Secured Parties, thereon (including without limitation the execution and filing of UCC financing statements and continuation statements), all as fully and effectively as Borrower might do. Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

Ex. M-2

IN WITNESS WHEREOF, this Power of Attorney is executed by the Borrower, and the Borrower has caused its seal to be affixed pursuant to the authority of its managers and/or members as of the date first written above.

SSLP 2016-1, LLC

By:
Name:
Title:

Sworn to and subscribed before

me this June 30, 2016:

Notary Public

Ex. M-3

EXHIBIT N

FORM OF LOAN ASSET CHECKLIST

To be Attached

Ex. N-1

EXHIBIT O

FORM OF NOTICE OF LIEN RELEASE DIVIDEND

[    ][    ], 20[    ]

SSLP 2016-1, LLC

To: Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian

Re:	Loan and Servicing Agreement dated as of June 30, 2016

Ladies and Gentlemen:

This Notice of Lien Release Dividend (this “Notice”) is delivered to you under Section 2.07(g) of that certain Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Each of the undersigned, each being a duly elected Responsible Officer of the Borrower and the Transferor, respectively, holding the office set forth below such officer’s name, hereby certifies as follows:

1. Pursuant to Section 2.07(g) of the Loan and Servicing Agreement, the Borrower and the Transferor request that (i) the Collateral Agent, on behalf of the Secured Parties, releases the lien on the Loan Assets or portions thereof set forth on Annex 1 (together with, in the case of a transfer of the Loan Assets but not portions thereof, any related Portfolio Assets) and distributes such Loan Assets and portions thereof as a dividend from the Borrower to the Transferor and (ii) the Collateral Custodian releases the Required Loan Documents related thereto.

2. Pursuant to Section 2.07(g) of the Loan and Servicing Agreement, the Borrower and the Transferor hereby request that such Lien Release Dividend be made on the following date: [___________] (the “Lien Release Dividend Date”) which date is at least five Business Days after this Notice is received by the Administrative Agent, the Collateral Agent and the Collateral Custodian.

Ex. O-1

3. The Borrower and the Transferor represent and warrant, as of the date hereof and as of the requested Lien Release Dividend Date, as follows:

(a) On any Lien Release Dividend Date, no more than four Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date;

(b) After giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (i) no Borrowing Base Deficiency, Event of Default or Unmatured Event of Default shall exist, (ii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 of the Loan and Servicing Agreement shall continue to be correct in all respects, except to the extent relating to an earlier date, (iii) the eligibility of any Loan Asset remaining as part of the Collateral Portfolio after the Lien Release Dividend will be redetermined as of the Lien Release Dividend Date, (iv) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Required Loan Documents and (v) there shall have been no material adverse change as to the Servicer or the Borrower;

(c) Such Lien Release Dividend must be in compliance with Applicable Law and may not (i) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (ii) leave the Borrower, immediately after giving effect to the Lien Release Dividend, (A) insolvent, (B) with insufficient funds to pay its obligations as and when they become due or (C) with inadequate capital for its present and anticipated business and transactions;

(d) On or prior to the Lien Release Dividend Date, the Borrower shall have delivered to the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, a list specifying all Loan Assets or portions thereof to be transferred pursuant to such Lien Release Dividend;

(e) A portion of a Loan Asset may be transferred pursuant to a Lien Release Dividend; provided that (i) such transfer does not have an adverse effect on the portion of such Loan Asset remaining as a part of the Collateral Portfolio, any other aspect of the Collateral Portfolio, the Lenders, the Lender Agents, the Administrative Agent or any other Secured Party and (ii) a new promissory note (other than with respect to a Noteless Loan Asset) for the portion of the Loan Asset remaining as a part of the Collateral Portfolio has been executed, and the original thereof has been endorsed to the Collateral Agent and delivered to the Collateral Custodian;

(f) Each Loan Asset, or portion thereof, as applicable, shall be transferred at a value equal to, or greater than, the Adjusted Borrowing Value thereof;

Ex. O-2

(g) The Borrower shall deliver a Borrowing Base Certificate (including a calculation of the Borrowing Base after giving effect to such Lien Release Dividend) to the Administrative Agent;

(h) The Borrower shall have paid in full an aggregate amount equal to the sum of all amounts due and owing to the Administrative Agent, the Lenders, the Collateral Agent or the Collateral Custodian, as applicable, under this Agreement and the other Transaction Documents, if any, to the extent accrued to such date (including, without limitation, Breakage Fees) with respect to the Loan Assets to be transferred pursuant to such Lien Release Dividend and incurred in connection with the transfer of such Loan Assets pursuant to such Lien Release Dividend; and

(i) The Borrower and the Servicer (on behalf of the Borrower) shall pay the reasonable and documented legal fees and expenses of the Administrative Agent, the Collateral Agent and the Collateral Custodian in connection with any Lien Release Dividend (including, but not limited to, reasonable and documented expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Loan Asset in connection with such Lien Release Dividend).

4. Attached to this Notice is a Borrowing Base Certificate, including a calculation of the Borrowing Base after giving effect to such Lien Release Dividend.

This Notice shall not be effective unless all of the conditions applicable to the Lien Release Dividend requested herein set forth in the Loan and Servicing Agreement have been satisfied within the time periods set forth in Section 2.07(g) of the Loan and Servicing Agreement.

[ATTACH BORROWING BASE CERTIFICATE]

[The Remainder Of This Page Is Intentionally Left Blank]

Ex. O-3

IN WITNESS WHEREOF, the undersigned has executed the Notice of Lien Release Dividend as of the date first written above.

SSLP 2016-1, LLC, as the Borrower

By:
Name:
Title:

SOLAR CAPITAL LTD., as the Transferor

By:
Name:
Title:

Ex. O-4

ANNEX 1

To Notice

Loan Assets to be Released by Collateral Agent and Transferred by Borrower to Transferor

Ex. O-5

EXHIBIT P-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), and Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”).

Pursuant to the provisions of Section 2.11 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Obligations (as well as any Note(s) evidencing such Obligations) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan and Servicing Agreement and used herein shall have the meanings given to them in the Loan and Servicing Agreement.

Ex. P-2-1

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[    ]

Ex. P-1-2

EXHIBIT P-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”).

Pursuant to the provisions of Section 2.11 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan and Servicing Agreement and used herein shall have the meanings given to them in the Loan and Servicing Agreement.

Ex. P-2-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[    ]

Ex. P-2-2

EXHIBIT P-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”).

Pursuant to the provisions of Section 2.11 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan and Servicing Agreement and used herein shall have the meanings given to them in the Loan and Servicing Agreement.

Ex. P-3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

Ex. P-3-2

EXHIBIT P-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of June 30, 2016 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among SSLP 2016-1, LLC, as the borrower (in such capacity, the “Borrower”), Solar Capital Ltd., as the transferor (in such capacity, the “Transferor”), Solar Capital Ltd., as the servicer (in such capacity, the “Servicer”), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”), Wells Fargo Bank, National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the collateral custodian (in such capacity, the “Collateral Custodian”) and as the account bank (in such capacity, the “Account Bank”).

Pursuant to the provisions of Section 2.11 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Obligations (as well as any Note(s) evidencing such Obligations) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Obligations (as well as any Note(s) evidencing such Obligations), (iii) with respect to the extension of credit pursuant to this Loan and Servicing Agreement or any other Transaction Documents, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Ex. P-4-1

Unless otherwise defined herein, terms defined in the Loan and Servicing Agreement and used herein shall have the meanings given to them in the Loan and Servicing Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20[ ]

Ex. P-4-2